Exhibit 10.42

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DISTRIBUTION AND PROMOTION AGREEMENT

THIS DISTRIBUTION AND PROMOTION AGREEMENT (this “Agreement”) is entered into as of the 21st day of December, 2009 (the “Effective Date”), by and between Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 (“Prometheus”) and Novartis Vaccines and Diagnostics, Inc., a Delaware corporation, with its principal place of business at 350 Massachusetts Avenue, Cambridge, MA 02139 (“Novartis”). Prometheus and Novartis are sometimes collectively referred to herein as the “Parties” and separately as a “Party.”

RECITALS

WHEREAS, Novartis is the owner of all right, title and interest in or otherwise has the right to grant rights under certain Patents, Trademarks, Know-How and Regulatory Approvals related to the Products (each as hereinafter defined);

WHEREAS, Prometheus desires to obtain from Novartis, and Novartis agrees to grant to Prometheus, the right to co-exclusively Develop and exclusively Commercialize the Products in the Field in the Territory during the Term (each as hereinafter defined);

WHEREAS, the Parties or their Affiliates will enter into a Supply Agreement concurrently with the execution of this Agreement which will set forth the terms and conditions under which Novartis or its Affiliates (or its designated Third Party manufacturer) will manufacture and supply to Prometheus, and Prometheus will purchase from Novartis or its Affiliates, all of Prometheus’ and its Affiliates’ and Sublicensees’ requirements for filled and finished Existing Product.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Prometheus and Novartis hereby agree as follows:

SECTION 1.

DEFINITIONS

1.1 Definitions. The following capitalized terms will have the meanings set forth below when used in this Agreement:

“Accounting Standards” with, respect to Prometheus, means that Prometheus shall maintain records and books of accounts in accordance with GAAP in the United States and in accordance with IFRS outside the United States and, with respect to Novartis, means that Novartis shall maintain records and books of accounts in accordance with IFRS. Prometheus shall promptly notify Novartis in the event that it changes the accounting principles pursuant to which its records shall be maintained, it being understood that only internationally recognized accounting principles may be used.

“Additional Product Mark” will have the meaning set forth in Section 4.4(a).

“Additional Regulatory Approvals” means any Regulatory Approvals other than those existing Regulatory Approvals held by Novartis or its Affiliates for the Product as of the Effective Date which are transferable to Prometheus in accordance with this Agreement and Applicable Law.

“Affiliate” of a Party or Person means any Person, whether de jure or de facto, that directly or indirectly, controls, is controlled by, or is under common control with such Party or Person, as applicable. Solely as used in this definition, “control” means direct or indirect ownership of more than [* * *] percent ([* * *]%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of such Party or Person, or (ii) means the possession of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. In the case of Novartis, for purposes of Sections 2.8 (Certain Exclusions) and 9 (Confidentiality), “Affiliate” shall also include [* * *] Novartis and/or its Affiliates.

“Agreement” will have the meaning set forth in the Introduction.

“AMP” will have the meaning set forth in Section 4.8(a).

[* * *].

“Anti-Kickback Statute” means the Medicare and Medicaid Anti-Kickback Statute set forth in 42 U.S.C. §1320a-7b(b).

“Applicable Law” means (a) all applicable provisions of any and all federal, national, state, provincial, and local statutes, laws, rules, regulations, codes, ordinances, decrees, orders, decisions, injunctions, awards, judgments, permits and licenses of or from governmental authorities relating to or governing the use or regulation of the subject item, including, without limitation, the Anti-Kickback Statute, the FD&C Act and the PDMA, and all applicable foreign equivalents of any of the foregoing laws, and (b) any guidelines and policies, solely where and to the extent that such guidelines and policies are incorporated into or promulgated under any of the laws set forth in subsection (a), or which are issued by any applicable Regulatory Authorities with jurisdiction in the Territory.

“Approval Period” will have the meaning set forth in Section 10.5.

“Approved Successor” means any Third Party who is [* * *].

“ASP” will have the meaning set forth in Section 4.8(a).

“Average Daily Usage” will have the meaning set forth in Exhibit K.

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“BLA” means a biologics license application filed with the FDA for any product, requesting permission to place a biological product on the market in accordance with 21 CFR Part 601.2, and all amendments or supplements filed pursuant to the requirements of the FDA.

“Business Day” means any day that is not a Saturday, a Sunday, or other day (i) which is a public holiday in the canton of Basel, Switzerland, or (ii) which is a recognized Federal holiday in the United States of America.

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively.

“Canada” will have the meaning set forth in the definition of Territory.

“Canada Election Date” will have the meaning set forth in Section 2.6(a).

“Canada First Sales Booking Date” means a date to be mutually agreed in writing by the Parties, which date shall be as soon as reasonably practicable after the date that the applicable Regulatory Authorities in Canada provide written notification that the transfer of all of the Regulatory Approvals in Canada is complete (the “Canada Regulatory Approvals Completion Date”), but in no event later than twenty (20) days after the Canada Regulatory Approvals Completion Date.

“Canada Regulatory Approvals Completion Date” will have the meaning set forth in the definition of “Canada First Sales Booking Date.”

“Canada Transfer Criteria” means the terms and conditions set forth on Exhibit Z as applied to Canada and each of its territories, commonwealths and possessions.

“Catastrophic Breach Date” will have the meaning set forth in Section 10.7(f).

“Change in Control Default Event” means the occurrence of any of the following: (i) the acquisition by any Person or group of Persons acting in concert, other than an Approved Successor, through any transaction or series of related transactions, of control of Prometheus (unless immediately after such acquisition, the Person or Persons who controlled Prometheus prior to the acquisition continue to control Prometheus or its successor); (ii) Prometheus consolidates with or merges with or into any Person other than an Approved Successor, or any Person other than an Approved Successor consolidates or merges with or into Prometheus, in either case whether or not Prometheus is the surviving entity of such transaction (unless immediately after such consolidation or merger, the Person or Persons who controlled Prometheus prior to the transaction control such surviving entity); or (iii) a sale or other transfer of all or a substantial portion of the assets or business of Prometheus to any Person other than an Approved Successor. For the purposes of this definition, “control” or “controlled” means the beneficial ownership, directly or indirectly, of securities representing more than [* * *] percent ([* * *]%) of the total voting power entitled to vote in elections of the board of directors or other governing authority of Prometheus.

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“Change in Control Transaction” will have the meaning set forth in Section 10.5.

“Claim” or “Claims” means any charge, allegation, notice, civil, criminal or administrative claim, demand, complaint, cause of action, Proceeding or investigation.

“Clinical Trial” means any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, as applicable, as each such term is defined in 21 C.F.R. §312.21, or any Phase IV Clinical Trial, as such term is defined in 21 C.F.R. §312.85, and any foreign equivalent thereof.

“CMS” means the Centers for Medicare and Medicaid Services.

“Code” will have the meaning set forth in Section 10.3(b).

“Combination Product” means a product or combination of products containing or including one or more Products and one or more other components, kits, tests, items of equipment, active ingredients, products, systems, or processes.

“Commercialize” means to import, market, Detail, promote, advertise, distribute and sell; and “Commercialization” or “Commercializing” will have the corresponding meaning.

“Commercially Reasonable Efforts” means (i) in the case of Novartis, that level of efforts and resources consistent with the usual practice followed by Novartis and its Affiliates in the exercise of reasonable business discretion relating to other pharmaceutical products owned by it or to which it has exclusive rights, which is of similar market potential and at a similar stage in development or product life, and (ii) in the case of Prometheus, that level of efforts and resources consistent with such efforts and resources as would normally be exerted or employed by a similarly-situated pharmaceutical company for a product of similar market potential and at a similar stage in development or product life. Such level of efforts shall take into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the products (including, without limitation, pricing and reimbursement status achieved), and other relevant factors, including without limitation technical, legal, scientific, and/or medical factors.

“Competitive Product” means any product other than the Product which is approved for [* * *].

“Confidential Information” of a Party means all confidential or proprietary Know-How or other information, including, without limitation, data and results derived from any Clinical Trials conducted by a Party or its Affiliates, proprietary information and materials (whether or not patentable), regarding such Party’s or its Affiliates’ products, business or objectives that is communicated in any way or form by the disclosing Party or its Affiliates to the receiving Party or its Affiliates, either prior to or after the Effective Date, and whether or not such Know-How or other information is identified as confidential at the time of disclosure. For the avoidance of doubt, (i) Prometheus’ Confidential Information shall include all Prometheus

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Improvements; and (ii) Novartis’ Confidential Information shall include all Novartis Improvements. This Agreement and the terms hereof shall constitute Confidential Information of Novartis and Prometheus respectively and thus subject to the non-disclosure obligations of Section 9.1.

“Consent” will have the meaning set forth in Section 11.17.

“Contract Year” means each of the successive twelve-month periods during the Term, with the first Contract Year commencing on the First Sales Booking Date for the United States and ending on the earlier of the one-year anniversary thereof or the last day of the Term.

“Control” or “Controlled” means, with respect to Know-How, Trademarks or Patents of a Party, that such Party and/or its Affiliates owns or has licensed (or otherwise has obtained rights to or under) such Know-How, Trademarks or Patents and such Party and/or its Affiliates has the right to grant licenses or sublicenses, as applicable, to such Know-How, Trademarks or Patents to the other Party as contemplated by this Agreement.

“Core Product Patent Rights” means those Product Patent Rights which are necessary to Commercialize the Product, as listed in Section 1 of Exhibit D, as may be amended from time to time upon the mutual agreement of the Parties.

“Cure Period” will have the meaning set forth in Section 10.2(a).

“Customers” means Third Party wholesalers, group purchasing organizations or other organizations similar to those that purchase the Existing Product from Novartis as of the Effective Date in the Territory.

“DDMAC” means the FDA’s Division of Drug Marketing, Advertising and Communications.

“Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, excluding accounts payable arising in the ordinary course of business but including, with respect to property, all liabilities created or arising under any conditional sale or other title retention agreement with respect to such property, (iv) obligations as lessee under leases which shall have been or should be, in accordance with Accounting Standards, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

“Debt for Borrowed Money” means any Debt described in clauses (i) or (ii), or in clause (v) as it relates to clauses (i) and (ii), of the definition of “Debt” set forth above.

“Detail” means an interactive face-to-face visit in the Territory by a sales representative of Prometheus with a physician or his or her legally empowered designee, during which the approved indicated uses, safety and effectiveness of the Product and other relevant characteristics of the Products may be described by such sales representative in a fair and balanced manner consistent with Applicable Law, and using, as necessary or desirable, the product labeling or the Prometheus Promotional Materials; however, incidental contacts between such sales representatives and a physician will not constitute a Detail. When used as a verb, “Detail” means to engage in a Detail.

“Develop” or “Development” means activities directly and specifically relating to the pre-clinical and clinical drug development of a Product or the updating or review of the Product labeling, including test method development and stability testing, assay development, toxicology, formulation, quality assurance/quality control development, statistical analysis, pharmacokinetic studies, Clinical Trials (including research to design Clinical Trials) and any other research and development activities with respect to a Product, to the extent that the foregoing activities are permitted by and subject to the terms of this Agreement.

“Diagnostic Improvement” means any Improvement which is a diagnostic kit, device or system for use with the Product and which is developed by or on behalf of Prometheus or its Affiliates during the Term.

“Dispute” will have the meaning set forth in Section 11.1.

“Dossier” means the package of technical and clinical information (but excluding any Manufacturing Know-How, except to the extent such Manufacturing Know-How is required to support Regulatory Approvals to be held in the name of Prometheus and/or its Affiliates or Sublicensees) developed and maintained by Novartis as of the Effective Date and in the format that such information exists as of the Effective Date, concerning the Products that was utilized for obtaining and maintaining Regulatory Approvals for the Products in the Field in the Territory and which may be further utilized by Prometheus for maintaining existing Regulatory Approvals and obtaining Additional Regulatory Approvals for the Products in the Field in the Territory.

“Effective Date” will have the meaning set forth in the Introduction.

“Encumbrance” means any lien, pledge, security interest, right of first refusal, option, title defect, license, restriction, or other adverse claim or interest or encumbrance of any kind or nature whatsoever, whether or not perfected, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

“Excess Pipeline Days” will have the meaning set forth in Exhibit K.

“Exhibit N Countries” will have the meaning set forth in Exhibit N.

“Existing Discount Agreements” will have the meaning set forth in Section 4.6.

“Existing Product” will have the meaning set forth in the definition of Product.

“Extension Term” will have the meaning set forth in Section 10.1.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FD&C Act” means the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder from time to time.

“Field” means metastatic melanoma and metastatic renal cell carcinoma; provided that the “Field” may be extended with the express written consent of both Parties to cover [* * *] which may be approved by the Parties for further Development by either Party in accordance with Section 3.2(e).

“Financing Default” means that (i) Prometheus shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least [* * *] million U.S. dollars ($[* * *]) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt which remains uncured or un-waived for a period of more than [* * *] ([* * *]) days if the effect of such event or condition, if uncured or un-waived, would be to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt that constitutes Debt for Borrowed Money shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment that is not due to a breach or default under the agreements governing such Debt), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

“First Sales Booking Date” means February 1, 2010 with respect to the United States, and the Canada First Sales Booking Date with respect to Canada.

“FSS” will have the meaning set forth in Section 4.7(c).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Generic” means a generic version or alternative formulation of aldesleukin or interleukin-2 that has demonstrated bioequivalence to the Products and which is approved by the FDA in the United States or by the applicable Regulatory Authority in any other country within the Territory for the same indications as the Product in such applicable country in accordance with the regulatory approval process under the Applicable Law of such country.

“IFRS” means International Financial Reporting Standards, as consistently applied by Novartis worldwide and Prometheus outside the U.S., if applicable.

“Improvements” means new improvements, discoveries, inventions, developments, enhancements, derivative works, technology, Know-How and other Intellectual Property, whether or not patentable or protectable.

“Incremental Product Net Sales Milestone” will have the meaning set forth in Section 5.5.

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“Indemnitee” will have the meaning set forth in Section 7.3.

“Indemnitor” will have the meaning set forth in Section 7.3.

“Ineligible Person” means an individual or entity who: (a) is currently excluded, debarred, suspended or otherwise ineligible to participate in the Federal health care programs or in Federal procurement or nonprocurement programs, or (b) has been convicted of a criminal offense that falls within the ambit of 42 U.S.C. 1320a-7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

“Initial Term” will have the meaning set forth in Section 10.1.

“Insolvency Event” means, in relation to either Party, any of the following: (a) that Party becomes Insolvent; (b) that Party shall commence any case, Proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or Insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any such Party shall make a general assignment for the benefit of its creditors; (c) there shall be commenced against such Party any case, Proceeding or other action of a nature referred to in clause (b) above that (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (d) there shall be commenced against such Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (e) such Party shall take any action in furtherance of, or indicate its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (b), (c) or (d) above.

“Insolvent” means, in relation to either Party, (a) that the sum of such Party’s debts is greater than all of such Party’s property, at a fair valuation; or (b) that such Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Intellectual Property” means intellectual property rights, including Trademarks, copyrights, Know-How and Patents, whether registered or unregistered, and all applications and registrations therefor.

“Investigator-Initiated Trials” will have the meaning set forth in Section 3.1(c)(ii).

“JDC” will have the meaning set forth in Section 3.1(a).

“Joint Improvement” will have the meaning set forth in Section 8.6(a).

“Know-How” means research and development data, information, reports, studies, validation methods and procedures, unpatented inventions, knowledge, trade secrets,

technical or other data or information, or other materials, methods, procedures, processes, flow diagrams, materials, developments or technology, including all biological, chemical, pharmacological, toxicological, clinical, manufacturing, analytical, safety, quality assurance, quality control and other data, information, reports or studies, other than any of the foregoing which is or becomes during the Term the subject of a Patent.

“Losses” will have the meaning set forth in Section 7.1.

“M&S Expenses” means, to the extent incurred, recorded and executed by Prometheus in accordance with GAAP, the Out-of-Pocket Costs incurred for the items listed on Exhibit B for marketing and selling spend associated with the Product(s), including but not limited to the PDE Value multiplied by the number of PDE’s performed by Prometheus’ Sales Force during the applicable accounting period up to a maximum of [* * *] percent ([* * *]%) of the total M&S Expenses for such period, to the extent directly applicable to the advertising and promotion of the Products in accordance with this Agreement. Notwithstanding the foregoing, in no event will any of the following constitute M&S Expenses: costs of Clinical Trials and distribution costs. In the event that Out-of-Pocket Costs are incurred in connection with the advertising and promotion of a Prometheus Combination Product, then the portion of such Out-of-Pocket Costs that shall constitute “M&S Expenses” for purposes hereof shall be calculated using the same proportional ratio as that of the relative Net Sales price of the respective products in the Prometheus Combination Product if sold separately, or, if not sold separately, then in accordance with the proportional ratio used for calculating Prometheus Combination Product royalties described in Section 5.4(b) of this Agreement.

“Manufacturing Know-How” means Know-How related to the manufacture, formulation, testing and/or packaging of Product.

“Marketing Plan” means the marketing plan for the Territory which meets the criteria set forth in Exhibit I.

“Medicaid Rebate Law” means §1927 of the Social Security Act (42 U.S.C. §1396r-8).

“Medicaid Regulations” means the Final Rule, Medicaid Program—Prescription Drugs as published at 72 Fed. Reg. 39142 (July 17, 2007) (codified at 42 C.F.R. Part 447).

“Milestone Events” will have the meaning set forth in Section 5.5.

“Minimum Detail Requirements” means the minimum Detail requirements, including any requirements with respect to the conduct of PDEs, in the Field in the Territory set forth on Exhibit H attached hereto.

“Minimum Marketing and Promotion Investment” means, collectively, the Minimum Marketing Spend and the Minimum Detail Requirements.

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“Minimum Marketing Spend” means Prometheus’ minimum M&S Expenses incurred directly in support of the Commercialization of the Products for each Contract Year during the Term in the Field in the Territory as set forth on Exhibit H attached hereto.

“MTA” will have the meaning set forth in Section 3.2(f).

“NDA” means a New Drug Application filed with the FDA for any product, requesting permission to place a drug on the market in accordance with 21 CFR Part 314, and all amendments or supplements filed pursuant to the requirements of the FDA.

“NDC” means National Drug Code.

“Necessary Diagnostic Improvements” will have the meaning set forth in Section 8.6(b)(i)(B).

“Necessary Prometheus Improvements” will have the meaning set forth in Section 8.6(b)(i)(B).

“Net Sales” with respect to any Product means the gross amount actually invoiced by Prometheus, its Affiliates and their Sublicensees for sales by Prometheus and its Affiliates and Sublicensees of each Product to Third Parties in a bona-fide, arms-length transaction, as determined by Prometheus’ usual and customary accounting methods, which are in accordance with Prometheus’ Accounting Standards as consistently applied, less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated in accordance with Prometheus’ standard business practices, such deductions not to exceed with respect to the United States only, in the aggregate, [* * *] percent ([* * *]%) of such gross amount (the “Net Sales Deduction Cap”); provided that (a) where and to the extent that changes to Applicable Law or government purchasing policies following the First Sales Booking Date require Prometheus to increase the amount of credits, discounts, allowances, chargebacks, and/or rebates given to any government purchasing entity above those amounts given as of the First Sales Booking Date, then the amount of such increase shall be excluded from those deductions subject to the Net Sales Deduction Cap, (b) the Net Sales Deduction Cap shall be increased to [* * *] percent ([* * *]%) for the duration of any Significant Market Event, and (c) the Net Sales Deduction Cap shall not apply during any Calendar Quarter in which the Prometheus Average Net Selling Price for the Products is greater than the Novartis Net Selling Price for the same Calendar Quarter:

(i) credits, price adjustments or allowances for damaged or recalled Product, and returns or rejections of Product;

(ii) trade, cash and quantity discounts, allowances and credits; and

(iii) chargebacks and rebates (or the equivalent thereof) granted to group purchasing organizations, managed health care organizations or to federal, state/provincial, local and other governments, including their agencies, or to trade Customers.

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The foregoing deductions shall only be deducted to the extent they were initially included in, and not otherwise deducted from, gross amounts invoiced. For the avoidance of doubt, sales or other transfers of Product between or among any Prometheus and/or its Affiliates and/or their Sublicensees shall not be counted for purposes of determining Net Sales, but resale of such Product by Prometheus or any Affiliate or Sublicensee to Third Parties shall be counted for purposes of determining Net Sales. Furthermore, Net Sales shall not include use of or sale at or below the Transfer Price by Prometheus, its Affiliates and/or their Sublicensees of Product for non-clinical or clinical studies, patient-assistance programs, charitable donations or compassionate use. Net Sales, as set forth in this definition, shall be calculated, in accordance with GAAP applied in a consistent manner.

“Net Sales Average” means the average quarterly Net Sales for the four (4) consecutive Calendar Quarters occurring immediately prior to the applicable market event(s) giving rise to a Significant Market Event; provided that, following any SME Termination, the Net Sales Average used to determine the occurrence of a subsequent Significant Market Event shall be as follows: (a) if Net Sales after the SME Termination Date, during any four (4) consecutive Calendar Quarters, do not exceed the Net Sales Average for the period prior to the initial Significant Market Event, then the Net Sales Average prior to the initial Significant Market Event shall continue to apply, or (b) if Net Sales during any four (4) consecutive Calendar Quarters after the SME Termination Date do exceed the Net Sales Average for the period prior to the initial Significant Market Event, then the average quarterly Net Sales for the four (4) consecutive Calendar Quarters occurring immediately prior to the applicable market event(s) giving rise to such subsequent Significant Market Event shall apply as the new Net Sales Average from such point forward.

“Net Sales Deduction Cap” will have the meaning set forth in the definition of “Net Sales”.

“New Indications” means any indication for the Product(s) (other than those Product indications approved in the Territory as of the Effective Date) which are approved by the FDA or other applicable Regulatory Authority in the Territory.

“Novartis” will have the meaning set forth in the Introduction.

“Novartis Brands” means the Trademarks owned, licensed, controlled or used by Novartis or its Affiliates, whether or not registered, other than the Product Marks and Product Trade Dress.

“Novartis Catastrophic Breach” will have the meaning set forth in Section 10.2(b).

“Novartis CoC Waiver” will have the meaning set forth in Section 10.5.

“Novartis Competitor” means any Third Party who, individually or with its Affiliates [* * *], provided that such Third Party shall only be considered a “Novartis Competitor” [* * *].

“Novartis Disclosure Schedule” means the (i) the Original Novartis Disclosure Schedule, and, if applicable, (ii) the ROW Novartis Disclosure Schedule.

“Novartis Excluded Products” will have the meaning set forth in Section 2.8.

“Novartis Improvement” means any Improvement to one or more Products developed by Novartis or its Affiliates during the Term which are owned or Controlled by Novartis or its Affiliates.

“Novartis Indemnitees” will have the meaning set forth in Section 7.2.

“Novartis NDC” will have the meaning set forth in Section 4.2(b).

“Novartis Net Selling Price” means the 2009 price per unit of Product multiplied by [* * *] percent ([* * *]%), which equals [* * *] U.S. dollars and [* * *] cents ($[* * *]), subject to a [* * *] percent ([* * *]%) increase with effect on and from each subsequent anniversary of the First Sales Booking Date for the duration of the Term.

“Novartis Promotional Guidelines” will have the meaning set forth in Section 4.1(h).

“Novartis Promotional Materials” will have the meaning set forth in Section 2.4(d).

“Novartis Training Materials” will have the meaning set forth in Section 4.11(a).

“Original Novartis Disclosure Schedule” means the disclosure schedule delivered by Novartis to Prometheus as of the Effective Date setting forth any exceptions to the representations and warranties given by Novartis pursuant to Section 6.2 with respect to the Territory as of the Effective Date.

“Other Product” will have the meaning set forth in Section 8.6(b)(i).

“Out-of-Pocket Costs” means direct expenses actually paid to Third Parties and specifically identifiable as relating to and incurred in connection with the referenced activity; such expenses to have been recorded as income statement items in accordance with the Accounting Standards and for the avoidance of doubt shall not include pre-paid amounts or capital expenditures.

“PAP Transition Date” will have the meaning set forth in Section 4.2(c).

“PAP Transition Period” will have the meaning set forth in Section 4.2(c).

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“Party” or “Parties” will have the meaning set forth in the Introduction.

“Patents” means patents, patent applications, patent disclosures, invention disclosures and similar rights (and all rights related thereto, including all reissues, reexaminations, divisions, continuations, continuations-in-part, provisionals, continued prosecution applications, substitutions, reissues, extensions or renewals of any of the foregoing) in the Territory.

“PDE” means a primary detail equivalent where a Primary Product Detail has a value of [* * *] primary detail equivalent and a Secondary Product Detail has a value of [* * *] primary detail equivalent.

“PDE Value” means [* * *] U.S. dollars ($[* * *]) per PDE.

“PDMA” means the Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder from time to time.

“Permitted Encumbrances” means (i) liens for current taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and that are not material; (ii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; and (iii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor materials or supplies; and any other similar liens.

“Person” means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust or other entity.

“Pipeline Inventory Adjustment” means the amount payable by Novartis to Prometheus with respect to certain sales of Products made by Novartis to its wholesalers and distributors prior to the First Sales Booking Date, as calculated in accordance with Exhibit K attached hereto.

“Primary Product Detail” means a Detail in which the primary focus of the Detail is a Product and at least [* * *] percent ([* * *]%) of the time of the Detail is spent discussing such Product.

“Proceeding” means any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative or informal) by or before, or otherwise involving any governmental entity or arbitrator.

“Processing Handover Date” means May 1, 2010.

“Product(s)” means (i) the PROLEUKIN® (aldesleukin) pharmaceutical product(s) currently Commercialized by Novartis and its Affiliates in the Territory as of the Effective Date (the “Existing Product”), as described on Exhibit A attached hereto, and (ii) all

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future formulations, presentations, line extensions and modes of administration thereof Developed by or on behalf of Novartis and/or Prometheus during the Term in accordance with this Agreement.

“Product Intellectual Property” means the Product Patent Rights, Product Know-How, Product Marks, Novartis Improvements (where and to the extent that such Novartis Improvements have application in the Field) and Product Trade Dress.

“Product Know-How” means the Know-How which is necessary or useful to Develop the Products in the Territory as such Development has been approved by the JDC or Novartis, as applicable, pursuant to Section 3 hereto, or Commercialize the Products in the Field in the Territory, and which is owned or Controlled by Novartis or any of its Affiliates as of the Effective Date or during the Term, including without limitation, any Novartis Improvements (where and to the extent that such Novartis Improvements have application in the Field), but expressly excluding any Manufacturing Know-How.

“Product Liability Claim” means any Claim of product liability or damage to person or property or death resulting from the use or consumption of the Products in the Territory.

“Product Mark(s)” means the Trademark(s) set forth on Exhibit C attached hereto.

“Product Patent Rights” means (a) the Patents owned or Controlled by Novartis or any of its Affiliates, as of the Effective Date or at any time during the Term, which cover the Product, including those set forth on Exhibit D as attached hereto, as may be amended from time to time, and (b) all Patents in the Territory owned or Controlled by Novartis or its Affiliates (i) to which any of the Patents set forth on Exhibit D claim priority, or (ii) for which any of the Patents on Exhibit D form a basis for priority, including any reissues, reexaminations, divisions, continuations, continuations-in-part, provisionals, continued prosecution applications, substitutions, reissues, extensions or renewals of such Patents listed on Exhibit D.

“Product Trade Dress” means the trade dress set forth on Exhibit E attached hereto to the extent created for, and used only on, Product as of the Effective Date, but specifically excluding, without limitation, any elements of trade dress consisting of any company name, business name, trade name, trademark, corporate logo, or other element that uses or incorporates the word “NOVARTIS” or any other corporate indicia of Novartis or any of its Affiliates, including without limitation any division, business unit or business franchise of Novartis.

“Product Websites” will have the meaning set forth in Section 4.4(d).

“Prometheus” will have the meaning set forth in the Introduction.

“Prometheus Average Net Selling Price” means the average Net Sales of Product by Prometheus, its Affiliates and its Sublicensees (measured over the immediately prior [* * *]

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([* * *]) consecutive months) divided by the total number of units of Product sold by Prometheus, its Affiliates and its Sublicensees during such applicable period on a country-by-country basis in the Territory.

“Prometheus Combination Product” means a Combination Product Commercialized by Prometheus or its Affiliates.

“Prometheus Improvement” will have the meaning set forth in Section 8.6(b).

“Prometheus Indemnitees” will have the meaning set forth in Section 7.1.

“Prometheus NDC” will have the meaning set forth in Section 4.2(b).

“Prometheus Promotional Materials” will have the meaning set forth in Section 4.3(a)(i).

“Prometheus Stock Exhaustion” will have the meaning set forth in Section 10.2(b)(i).

“Prometheus Training Materials” will have the meaning set forth in Section 4.11(a).

“Promotional Activities” will have the meaning set forth in Section 4.3(b)(i).

“Promotional Materials” means any active materials used to promote or market the Products in the Field in the Territory, including advertisements, brochures and other written material, audio and video material, computer based material, web sites, display panels, permissible educational give-aways, or any other marketing materials aimed at physicians, patients, Customers, or organized Customer groups.

“Reduced Royalties” will have the meaning set forth in Section 5.4(c).

“Regulatory Approval(s)” means the regulatory approvals, authorizations, licenses, applications, supplements, variations, agreements, permits, INDs, NDAs, BLAs and other permissions, and any foreign equivalents of the foregoing, held by a Party or its Affiliates at any time during the Term to the extent relating to the Products and issued by Regulatory Authorities in the Territory, including but not limited to those Regulatory Approvals held by Novartis or its Affiliates as of the Effective Date and set forth on Exhibit F attached hereto and all Additional Regulatory Approvals obtained by Prometheus or its Affiliates during the Term as permitted by this Agreement. For the avoidance of doubt, “Regulatory Approvals” shall not include any portion of the foregoing approvals, authorizations, licenses, applications, supplements, variations, agreements, permits, INDs, NDAs, BLAs and other permissions that relate to other products of Novartis or its Affiliates.

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“Regulatory Approval Reversion Date” will have the meaning set forth in Section 10.7(d).

“Regulatory Authority” means any federal, state or local regulatory authority, regulatory agency or other governmental body in the Territory, including but not limited to the FDA and Health Canada.

“Regulatory Transfer Commencement Date” will have the meaning set forth in Section 3.2(a).

“Representative” will have the meaning set forth in Section 9.2.

“ROW Amendment” will have the meaning set forth in Section 2.6(b).

“ROW Negotiation Period” will have the meaning set forth in Section 2.6(b).

“ROW Novartis Disclosure Schedule” means the disclosure schedule delivered by Novartis to Prometheus as of the date of the ROW Amendment setting forth any exceptions to the representations and warranties given by Novartis pursuant to Section 6.2 with respect to the ROW Territory.

“ROW Option” will have the meaning set forth in Section 2.6(b).

“ROW Option Conditions” will have the meaning set out in Section 2.7.

“ROW Option Expiration Date” means the first (1st) anniversary of the First Sales Booking Date.

“ROW Territory” means all countries and territories of the world outside the Territory.

“Royalty” will have the meaning set forth in Section 5.2.

“Sales Force” means Sales Representatives, field sales managers, district sales managers, regional sales managers, national sales managers, trainers, managed care account directors and other individuals acting in a capacity customarily comprising a pharmaceutical company’s product sales force who are appointed to act on behalf of Prometheus in connection with its Commercialization of the Product.

“Sales Representative” will have the meaning set forth in Exhibit H.

“SEC” will have the meaning set forth in Section 9.2.

“Secondary Product Detail” means a Detail in which the primary focus of the Detail is a product other than the Product and the secondary focus of the Detail is the Product, provided that at least [* * *] percent ([* * *]%) of the time of the Detail is spent discussing the Product.

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“Secondary Product Patent Rights” means those Product Patent Rights which cover the Product but are not necessary to Commercialize the Product, including without limitation, those listed in Section 2 of Exhibit D, as may be amended from time to time.

“Sell-Off Period” will have the meaning set forth in Section 10.7(b)(ii).

“Significant Market Event” or “SME” means any market event(s), the occurrence of which, individually or in the aggregate, causes the average Net Sales for [* * *] ([* * *]) consecutive Calendar Quarters to be reduced by [* * *] percent ([* * *]%) or more when compared to the Net Sales Average.

“SME Termination” means, following a Significant Market Event, the occurrence of [* * *] ([* * *]) consecutive Calendar Quarters in which the average Net Sales for such period exceeds [* * *] percent ([* * *]%) of the Net Sales Average applicable to such Significant Market Event.

“SME Termination Date” means the first day of the immediately subsequent Calendar Quarter to occur after the SME Termination.

“Sublicense” will have the meaning set forth in Section 2.3(b).

“Sublicensee” means any Person other than an Affiliate of Prometheus that is granted a Sublicense by Prometheus in accordance with this Agreement.

“Supply Agreement” means that certain Supply Agreement entered into between the Parties or their Affiliates in conjunction with this Agreement on the Effective Date.

“Tax” or “Taxes” means any and all taxes, assessments, levies, tariffs, amounts subject to escheat, duties or other charges, or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any applicable Regulatory Authority.

“Term” will have the meaning set forth in Section 10.1.

“Territory” means (i) the United States of America, including each of its territories, commonwealths and possessions (the “United States” or “U.S.”), and (ii) upon the Canada Election Date, Canada, including each of its territories, commonwealths and possessions (“Canada”).

“Third Party(ies)” means any Person other than the Parties or their respective Affiliates.

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“Third Party Agreement” will have the meaning set forth in Section 11.17.

“Third Party Product” means any product, which is not owned, licensed or otherwise controlled by Prometheus or its Affiliates as of the Effective Date, which is approved for use with the Product and which is being Commercialized by a Third Party in the Territory. Examples of Third Party Products, when and if approved, are [* * *].

“Trademark” means trademarks, service marks, certification marks, trade dress, internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

“Transfer Price” means the price set forth in the Supply Agreement for Novartis to supply the Product to Prometheus in accordance with the terms and conditions of the Supply Agreement.

“Transition Contracts” will have the meaning set forth in Section 10.7(e).

“Transition Services” will have the meaning set forth in Exhibit S.

“Transition Services Period” will have the meaning set forth in Section 4.2(a).

“United States” or “U.S.” will have the meaning set forth in the definition of Territory.

“Units Sold” will have the meaning set forth in Exhibit K.

“Up-Front Payment” will have the meaning set forth in Section 5.1(a).

“Upstream License Agreements” means the following license agreements between Novartis or its Affiliates and a Third Party pursuant to which certain Product Intellectual Property Controlled by Novartis is licensed to Novartis or its Affiliates by such Third Party, as may be amended from time to time: (a) that certain License Agreement [* * *], and (b) that certain [* * *].

“Upstream Licensed Product Patent Rights” means any Product Patent Rights Controlled but not owned by Novartis that are licensed to Novartis or its Affiliates pursuant to an Upstream License Agreement.

“Upstream Licensor” means each of the licensors pursuant to the Upstream License Agreements.

“Wholesaler Pipeline Days” will have the meaning set forth in Exhibit K.

“Wholesaler Pipeline MoH” will have the meaning set forth in Exhibit K.

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1.2 Interpretation. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; (d) the terms “Section” or “Exhibit” refer to the specified Section or Exhibit of this Agreement; (e) the term “including” means “including without limitation”; (f) “days” refers to calendar days and (g) the term “knowledge”, with respect to Novartis, means the [* * *]. All accounting terms used but not otherwise defined herein shall have the meanings ascribed to such terms under the applicable Accounting Standards as applied to a Party. All references to “$” amounts hereunder shall be deemed to be U.S. Dollars, and all payments due hereunder shall be made in U.S. Dollars.

SECTION 2.

LICENSE GRANTS AND APPOINTMENT

2.1 License Grants and Appointment.

(a) Development License. Subject to the terms and conditions of this Agreement (including Section 3.2(e) and the Novartis Disclosure Schedule), on and from the Effective Date and for the duration of the Term, Novartis hereby grants to Prometheus a co-exclusive (together with Novartis and its Affiliates, provided that neither Novartis nor any of its Affiliates shall have the right to license its co-exclusive Development rights, other than to a contract research organization or in connection with Development activities pursuant to Section 3.2(e), non-sublicensable, royalty-bearing (in accordance with Section 5) license under the Product Intellectual Property to Develop the Products, subject to the restrictions set forth in this Agreement.

(b) Commercialization License. Subject to the terms and conditions of this Agreement (including the Novartis Disclosure Schedule), on and from the Effective Date and for the duration of the Term, Novartis hereby appoints Prometheus as Novartis’ exclusive (even as against Novartis and its Affiliates) distributor of the Products in the Territory, and, in connection therewith, grants to Prometheus the exclusive, non-sublicensable (except in accordance with Section 2.3), royalty-bearing (in accordance with Section 5) license under the Product Intellectual Property to Commercialize the Products in the Territory. The foregoing license does not include the right to, and Prometheus agrees that it shall not, (i) market, Detail, promote, or advertise the Products for use outside the Field or (ii) Commercialize in any manner the Products outside the Territory. For the avoidance of doubt, subject to the above referenced obligations of Prometheus and its other obligations hereunder including its obligation to comply with all Applicable Laws, the writing of a prescription in the Territory for the Product for an unapproved use shall not, in and of itself, constitute a breach of this Agreement. For so long as the scope of the license granted pursuant to this Section 2.1(b) does not cover the ROW Territory, Novartis shall use efforts consistent with the measures that it uses with respect to its other Oncology products to prevent cross-border transactions with respect to the Products between the United States and Mexico.

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(c) Right of Reference. Novartis hereby grants to Prometheus, solely to the extent required to obtain and maintain the Regulatory Approvals in the Field in the Territory, a right of reference to any drug master files relating to the manufacture of the Products, in connection with the Development and Commercialization of the Products in the Territory in accordance with this Agreement.

2.2 Novartis Retained Rights; Compliance with Upstream License Agreements.

(a) Novartis Retained Rights. Notwithstanding Section 2.1 or any other provision of this Agreement, Novartis will retain the exclusive right to manufacture or have manufactured and supply the Products in or outside the Territory, provided that Novartis will not supply Products to any Third Party in the Territory, other than to Prometheus, its Affiliates and Sublicensees for Development and Commercialization in the Territory in accordance with this Agreement or as otherwise expressly contemplated by this Agreement. In addition, notwithstanding Section 2.1 or any other provision of this Agreement, Prometheus acknowledges that (i) Novartis will continue to Commercialize the Products in each country in the Territory until the applicable First Sales Booking Date for such country; (ii) Novartis will continue to supply Products in each country in the Territory until the applicable First Sales Booking Date for such country; and (iii) Novartis will perform its obligations under Sections 3.2(f), (g) and (h) and Section 4.2(c). Furthermore, subject to the ROW Option, Novartis shall retain the right to Develop (subject to Section 3.2(e)) the Product in the Territory and outside the Territory and the right to Commercialize the Product outside the Territory.

(b) Compliance with Upstream License Agreements. Prometheus agrees that it and its Affiliates and Sublicensees shall comply with those additional terms and conditions mandated by the Upstream License Agreements which are expressly set forth in Exhibit T.

2.3 Right to Appoint Sublicensees and Subcontractors.

(a) No Development Sublicenses. Prometheus shall not have the right to grant sublicenses under, appoint subcontractors or distributors, or otherwise assign or transfer its right to Develop the Products pursuant to Section 2.1(a), unless otherwise agreed by Novartis in writing. Notwithstanding the foregoing, Prometheus shall have the right to retain Third Party contract research organizations to perform Development activities which are permitted hereunder with respect to the Products for and on behalf of Prometheus and/or its Affiliates, provided that the applicable subcontractor shall be required to comply with the applicable terms and conditions of this Agreement and Prometheus shall remain responsible for the performance of this Agreement notwithstanding its entry into any such subcontract.

(b) Right to Appoint Commercialization Sublicensees. Prometheus shall have the right to grant sublicenses to Third Parties (each a “Sublicense”) under its right to Commercialize the Products pursuant to Section 2.1(b) solely for the territory of Canada, provided that (i) each Sublicensee shall be subject to the prior written approval of Novartis, such approval not to be unreasonably withheld, (ii) in connection with exercising such right to grant Sublicenses, Prometheus and the applicable Sublicensee shall prepare a plan wherein Prometheus and the Sublicensee will use Commercially Reasonable Efforts to minimize any risks of parallel trade, (iii) any agreement between Prometheus and such a Sublicensee shall allow, at Novartis’ option, upon termination or expiration of this Agreement, for (y) assignment of the relevant agreement to Novartis, its Affiliate or its designee, or (z) termination of the relevant agreement without penalty upon reasonably prior written notice to such Sublicensee, (iv) such Third Party shall not have the right to grant further sublicenses, (v) in connection with any such Sublicense, Novartis shall receive the payments contemplated by Section 5.1(b) from Prometheus, (vi) with respect to Product Intellectual Property licensed to Novartis pursuant to any Upstream License Agreement, the Sublicensee shall be required to comply with the applicable terms and conditions of such Upstream License Agreement set forth in Exhibit T, and (vii) the Sublicensee shall be required to comply with the applicable terms and conditions of this Agreement and Prometheus shall remain responsible for performance of this Agreement, including, the obligation to make all payments under this Agreement directly to Novartis, notwithstanding any Sublicenses granted by Prometheus. Except as expressly provided in the preceding sentence, Prometheus shall not have the right to grant sublicenses under, appoint subcontractors or distributors, or otherwise assign or transfer its right to Commercialize the Products pursuant to Section 2.1(b). For clarification purposes, Prometheus shall not require Novartis’ prior written approval to enter into an agreement with any Third Party contract sales organization who is performing Commercialization activities for and on behalf of Prometheus and/or its Affiliates in Canada or any Third Party who distributes and sells the Product in Canada but does not have the right to perform any other Commercialization activities, in either case, where such Third Party does not receive a sublicense of Prometheus’ rights under Section 2.1(b), provided that the applicable Third Party shall be required to comply with the applicable terms of this Agreement and any applicable Upstream License Agreements and Prometheus shall remain responsible for the performance of this Agreement notwithstanding its entry into any such agreement. In addition, Prometheus shall not be required to obtain Novartis’ consent to enter into any agreements with wholesale distributors of the Product in the Territory during the Term, provided such wholesale distributor is acting exclusively in the capacity of wholesaler and not providing any other Commercialization activities and such wholesale distributor shall not be considered to be a Sublicensee for the purposes of this Agreement.

2.4 Disclosure of Product Intellectual Property. Promptly following the Effective Date, and in any event within thirty (30) days thereafter (unless a longer period of time is specified below), Novartis shall disclose to Prometheus, or provide Prometheus with the following Product Intellectual Property to the extent in the possession and Control of Novartis or its Affiliates as of the Effective Date, and Novartis shall provide Prometheus with updates to such Product Intellectual Property throughout the Term as soon as reasonably practicable following creation of any amendments thereto or new Product Intellectual Property described in this Section 2.4 not previously disclosed to Prometheus in accordance with Section 2.4:

(a) Copies of all the Regulatory Approvals for the Products in the Territory held by Novartis and its Affiliates as of the Effective Date, including those Regulatory Approvals in the Territory listed on Exhibit F, to the extent disclosure thereof is permitted by Applicable Law, and copies of all Dossiers for the Products;

(b) Copies of material written communications (i) (x) with the FDA from [* * *], through the Effective Date, within thirty (30) days after the Effective Date; and (y) that Novartis has in its possession, with the FDA [* * *], within ninety (90) days following the Effective Date, and (z) with any Regulatory Authorities in Canada, within ninety (90) days following the Canada Election Date. Such written communications shall include the minutes of any meetings with the FDA and such other applicable Regulatory Authorities regarding the Regulatory Approvals or Commercialization of the Products in the Territory, in each case relating to the Products;

(c) Copies of all existing Product Marks and Product Trade Dress;

(d) Copies of current samples of Promotional Materials in Novartis’ possession or control and actively used by Novartis as of the Effective Date relating to the Products in the Field in the Territory, which materials are specifically listed on Exhibit G attached hereto (“Novartis Promotional Materials”); and

(e) Copies of current manufacturing, stability and release testing documentation used in the Territory, including but not limited to master and executed manufacturing batch records, test methods, release and stability protocols, stability results, manufacturing guides, conformance guides, and specifications for the Products solely to the extent necessary to obtain or maintain the Regulatory Approvals in the Field in the Territory.

(f) For the avoidance of doubt, Novartis is not required to disclose to Prometheus any Product Know-How that is outside the Field except, and only to the extent, that any such Product Know-How is necessary or useful to Development activities of Prometheus that have been approved by Novartis or the JDC, as applicable, pursuant to Section 3 hereto. Notwithstanding anything to the contrary set forth herein, subject to the rights and licenses granted to Prometheus pursuant to this Agreement, Novartis or its Affiliates or the Upstream Licensors, as applicable, shall retain all right, title and interest in and to all Product Intellectual Property.

2.5 Non-Compete.

(a) Novartis Non-Compete. During the Term, neither Novartis nor any of its Affiliates shall, directly or indirectly, sell, have sold, offer for sale, market, promote,

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distribute or otherwise commercially dispose of [* * *] ([* * *]) in the Territory, nor shall Novartis assist or license any Third Party the right to do any of the foregoing, unless otherwise agreed to by Prometheus in writing or expressly contemplated by this Agreement.

(b) Prometheus Non-Compete.

(i) During the Term, neither Prometheus nor any of its Affiliates shall, directly or indirectly, sell, have sold, offer for sale, market, promote, distribute or otherwise commercially dispose of any pharmaceutical product other than the Product in the Territory for the treatment of renal cell carcinoma and/or melanoma, nor shall Prometheus assist or license any Third Party the right to do any of the foregoing, unless otherwise agreed to by Novartis in writing. Notwithstanding the foregoing, in the event that Prometheus or any of its Affiliates [* * *]. Novartis shall give due consideration to any requests for exemption by Prometheus from its obligations pursuant to the foregoing sentence, and shall provide its acceptance or rejection of any such requests as soon as reasonably practicable following receipt of the request from Prometheus. For the avoidance of doubt, the foregoing non-compete in this Section 2.5(b) shall not apply to any pharmaceutical product that is primarily indicated for the treatment of any side effects or symptoms resulting from or related to the use of the Product, but which is not indicated for any indication for which the Product is approved.

(ii) Upon the termination of this Agreement by Novartis pursuant to Section 10.2, for a period of [* * *] ([* * *]) years after the date of termination of this Agreement, neither Prometheus nor any of its Affiliates shall, directly or indirectly, sell, have sold, offer for sale, market, promote, distribute or otherwise commercially dispose of any pharmaceutical product for the treatment of renal cell carcinoma and/or melanoma in the Territory, nor shall Prometheus assist or license any Third Party the right to do any of the foregoing, unless otherwise agreed to by Novartis in writing.

(iii) Upon the termination or expiration of this Agreement for any reason except for a termination of this Agreement by Prometheus pursuant to Section 10.2, for a period of [* * *] ([* * *]) years after the date of termination or expiration of this Agreement, neither Prometheus nor any of its Affiliates shall, directly or indirectly, sell, have sold, offer for sale, market, promote, distribute or otherwise commercially dispose of aldesleukin, any pharmaceutical product containing aldesleukin, or any Generic, in the Territory, nor shall Prometheus assist or license any Third Party the right to do any of the foregoing, unless otherwise agreed to by Novartis in writing. For purposes of this subsection (iii) only, “Generic” shall mean a generic version or alternative formulation of aldesleukin or interleukin-2 that has demonstrated bioequivalence to the Products and which is approved by the FDA in the United States or by the applicable

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Regulatory Authority in any other country within the Territory for any indications in such applicable country in accordance with the regulatory approval process under the Applicable Law of such country.

(iv) For the avoidance of doubt, it shall not be deemed a breach of Prometheus’ obligations hereunder as a result of Prometheus’ development of a diagnostic product which is used in combination with a Third Party’s Competitive Product.

(c) Enforcement of Non-Compete. Each Party recognizes that the restrictions contained in, and the terms of, this Section 2.5 are properly required for the adequate protection of the other Party’s rights hereunder, and agrees that if any provision in this Section 2.5 is determined by any court to be unenforceable by reason of its duration or scope, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest duration and scope, and to otherwise have the broadest application as shall be enforceable.

2.6 Option to Extend the Territory.

(a) Canada Option. Subject to Prometheus fulfilling the Canada Transfer Criteria as set forth in Exhibit Z and its compliance with the terms and conditions set forth under this Agreement, Prometheus shall have the right, in its sole discretion, to elect to extend the Territory for purposes of this Agreement to include Canada by providing [* * *] ([* * *]) days prior written notice of such election to Novartis. In the event that Prometheus elects to extend the Territory to include Canada then, on the [* * *] ([* * *]) day following the date that Novartis receives the notice provided by Prometheus in accordance with this Section 2.6(a) (the “Canada Election Date”), Canada shall automatically be deemed to be included in the definition of “Territory” for purposes of this Agreement as of the Canada Election Date, and the terms and conditions of this Agreement shall apply to the Development and Commercialization of the Products by or on behalf of Prometheus and its Affiliates in Canada. Notwithstanding the foregoing, if Novartis subsequently discloses any Existing Discount Agreement applicable to Canada which has terms and conditions which are unacceptable to Prometheus, Prometheus shall have the right to revoke its election by providing written notice to Novartis of the same within [* * *] ([* * *]) days of Novartis’ disclosure of the Existing Discount Agreement and the Canada Election Date will be deemed to have not occurred.

(b) ROW Option. Subject to Prometheus fulfilling the ROW Option Conditions set forth in Section 2.7 and its compliance with the terms and conditions set forth under this Agreement, Prometheus shall have the right, in its sole discretion, to elect to extend the scope of this Agreement to cover the ROW Territory (the “ROW Option”) by providing notice of such election in writing to Novartis on or prior to the ROW Option Expiration Date. In the event that Prometheus elects to exercise the ROW Option and Novartis receives the notice provided by Prometheus in accordance with this

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Section 2.6(b), the Parties shall enter into negotiations in good faith for the amendment of this Agreement to cover the ROW Territory (or if necessary to address Novartis corporate structure and/or asset ownership issues, then a separate ROW agreement) that shall include the financial terms set forth on Exhibit M (in either case, the “ROW Amendment”). Prior to the ROW Option Expiration Date and for such period after Prometheus exercises the ROW Option during which Prometheus and Novartis are continuing to negotiate the ROW Amendment in good faith (such period not to exceed [* * *] ([* * *]) days, except that such period shall automatically be extended for an additional period of [* * *] ([* * *]) days if the Parties in good faith are not able to complete the negotiations during the initial [* * *] ([* * *]) day period and wish to continue such negotiations) (the “ROW Negotiation Period”), Novartis shall not negotiate with, solicit or enter into any definitive agreement with any Third Party (other than the continuation of existing agreements) regarding the acquisition or license of the Product and/or the Product Intellectual Property in all or any portion of the ROW Territory that would be covered by the ROW Amendment.

2.7 ROW Option Conditions. Prometheus’ right to exercise such ROW Option shall be subject to Prometheus’ satisfaction on or before the ROW Option Expiration Date of the terms and conditions (the “ROW Option Conditions”) set forth on Exhibit N attached hereto.

2.8 Certain Exclusions.

(a) Notwithstanding any other provision of this Agreement (including Sections 2.5(b), 3.1(c) and 3.2(e)), Novartis and its Affiliates shall have the unrestricted right to pursue the Development and Commercialization of the two (2) products described on Exhibit Q (“Novartis Excluded Products”) without restriction and without the review or approval of Prometheus or the JDC.

(b) With regards to Novartis Excluded Product 1 described on Exhibit Q, it is contemplated that the development path of this product will include Clinical Trials in the Territory whose dosing and administration call for use of the Product with Novartis Excluded Product 1 in patients whose underlying medical condition is in the Field. For any patient in such Clinical Trial in the Territory (a) whose underlying condition is in the Field and (b) whose medical insurance or other healthcare reimbursement does not cover the market cost of the Product used for treatment of such patient in the Clinical Trial, Novartis shall be permitted, at its sole discretion, to provide the Product to the patient free of charge (or at any nominal charge) and shall compensate Prometheus for each such vial used for such patient at a rate of [* * *] percent ([* * *]%) of the Prometheus Average Net Selling Price in the applicable country in the Territory. Within [* * *] ([* * *]) days after the end of each Calendar Quarter during the Term, Novartis shall submit to Prometheus a report setting forth the number of vials provided to patients in accordance with this Section 2.8, following which Prometheus shall provide Novartis with an invoice setting forth the applicable amounts due from Novartis for the applicable Calendar Quarter which shall be due and payable within [* * *] ([* * *]) days of receipt by Novartis.

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(c) In the event that Novartis Excluded Product 1 is approved by the applicable Regulatory Authorities and Commercialized by Novartis, its Affiliates or their licensees or sublicensees, and as a result of such Commercialization is considered a Third Party Product for the purposes of this Agreement, Prometheus shall be permitted to offset against any Incremental Product Net Sales Milestone by an amount equivalent to the aggregate amount paid or due to Prometheus from Novartis for vials of Product given to such patients free of charge (or at a nominal fee) during the development of Novartis Excluded Product 1. For avoidance of doubt, if Commercialized in the Territory, Novartis Excluded Product 1 shall be considered a Third Party Product for purposes of this Agreement even if it is Commercialized by Novartis, its Affiliates or their licensees; provided that Prometheus shall have the exclusive right in the Territory to Commercialize any Products labeled for use in connection with Novartis Excluded Product 1 during the Term.

(d) If Novartis Excluded Product 1 is approved for use by applicable Regulatory Authorities in the Territory in conjunction with the Product, Prometheus shall use Commercially Reasonable Efforts to update the Product’s label at Novartis’ cost to indicate such non-exclusive usage with Novartis Excluded Product 1.

SECTION 3.

DEVELOPMENT

3.1 Joint Development Committee.

(a) Formation. Within thirty (30) days after the Effective Date, the Parties shall establish a joint development committee (“JDC”) to facilitate co-operation between the Parties with respect to the clinical Development activities that may be undertaken by each Party for the Products. The JDC will be composed of [* * *] ([* * *]) representatives of each Party who shall be appointed (and may be replaced at any time) by such Party on prior written notice to the other Party in accordance with this Agreement.

(b) Meetings. The JDC shall meet not less frequently than [* * *] ([* * *]) times per calendar year throughout the Term, or at such greater frequency as agreed by the respective committee members. Meetings of the JDC shall be at such locations as the Parties agree or if acceptable to both Parties, then such meetings may be held via video-conference or other like manner, and the Parties may otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference. Additional representative(s) or consultant(s) may from time to time be invited to attend JDC meetings, subject to such representative’s or consultant’s written agreement to comply

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with the requirements of Section 9; provided that, in the case of a consultant or other non-employee representative of a Party or its Affiliates, the other Party’s consent to the attendance of such consultant or representative must be obtained prior to the JDC meeting. Each Party shall be responsible for its own expenses for participating in the JDC. Meetings of the JDC shall be effective only if at least one (1) representative of each Party is present or participating. In the event that the JDC cannot reach unanimous agreement on any issue for which the JDC (as opposed to any individual party) has decision-making power under this Agreement, the matter shall be escalated in accordance with Section 11.1 of this Agreement. Notwithstanding any such escalation of the issue pursuant to Section 11.1, in the event that the designated executives of each Party are not able to resolve the issue within the scope and time frames set forth in Section 11.1, then neither Party shall have the right to pursue or undertake such matter which is the subject of escalation unless and until the Parties have reached unanimous agreement with respect thereto.

(c) Responsibilities. The JDC shall have the responsibility and authority to:

(i) Subject to Section 3.2(e), discuss and make decisions regarding the further Development of, or activities aimed at the purpose of changing the Product in any way, including, the proposed conduct by either Party or its Affiliates of any Clinical Trial for any Improvement to the Product, any New Indication for the Product, any Combination Product that would require a modification of or supplement to the labeling for the Product or any activities seeking to generate data allowing for Product labeling, formulation or delivery method changes. If Development or other Product Improvement or requirement is mandated by a Regulatory Authority in relation to the Product, both Parties agree that such mandated Development, Improvement or other requirement must be implemented and one Party shall not have the authority to block the other Party from performing the necessary activities to comply with the Regulatory Authority’s mandate; provided that each Party shall cooperate with the other Party in good faith to minimize the potential adverse effects of any such mandated activities.

(ii) Subject to Section 3.2(e), discuss and make decisions regarding the conduct of any investigator-initiated Clinical Trials commenced by Novartis or its Affiliates prior to the Effective Date or planned for initiation by Novartis or its Affiliates following the Effective Date, in each case solely as set forth on Exhibit L attached hereto (the “Investigator-Initiated Trials”).

(iii) Perform such other functions as the Parties may agree in writing.

3.2 Development and Regulatory Activities and Responsibilities.

(a) Novartis Responsibilities. Promptly following the Effective Date, in the case of the United States, and the Canada Election Date, in the case of Canada (as applicable, the “Regulatory Transfer Commencement Date”), but in no event later than five (5) Business Days after the Effective Date (in the case of the United States) or fourteen (14) days after the Canada Election Date (in the case of Canada), as applicable, Novartis shall deliver to Prometheus, electronically and in hard copy, executed letters (in mutually acceptable form) addressed to the applicable Regulatory Authorities requesting the transfer, to the extent transferable, of the Regulatory Approvals listed on Exhibit F, from Novartis to Prometheus. Novartis shall use Commercially Reasonable Efforts to transfer and assign to Prometheus as soon as reasonably practicable following the applicable Regulatory Transfer Commencement Date all such Regulatory Approvals and any other Regulatory Approvals held by Novartis or its Affiliates as of the Effective Date. Furthermore, Novartis shall be solely responsible for, and bear all costs associated with, generating, preparing and providing to Prometheus, in accordance with Section 2.4(a) for the United States, and within twenty (20) Business Days following the applicable Regulatory Transfer Commencement Date for Canada, a copy of all Dossiers which Novartis reasonably determines are required by Prometheus in order to perform its rights and obligations pursuant to Section 3.2(b). During the Term, Novartis shall cooperate with Prometheus at Prometheus’ cost in connection with the performance by Prometheus of its rights and obligations under Sections 3.2(b) and (c), and shall execute, acknowledge and deliver such further instruments and do such other acts and provide such other information at Prometheus’ reasonable request and expense, which are necessary and reasonably requested for Prometheus to obtain and maintain all required Regulatory Approvals with respect to the Territory. Notwithstanding the foregoing, Novartis shall not be obligated to provide any Manufacturing Know-How or other manufacturing information other than that expressly identified in this Agreement or the Supply Agreement. For the avoidance of doubt, all rights, interests and title in and to the Dossier(s) shall remain with and be solely owned by Novartis.

(b) Prometheus Responsibilities. Prometheus shall be responsible for, and bear the cost of (i) obtaining and maintaining all Additional Regulatory Approvals which are necessary for Prometheus to Develop and Commercialize the Products in the Territory, and (ii) maintaining and submitting renewals for all required Regulatory Approvals that are transferred and assigned to it by Novartis in accordance with Section 3.2(a), but excluding any manufacturing establishment fees, which shall be the sole responsibility of Novartis. For the avoidance of doubt, all rights, interests and title to all Regulatory Approvals transferred and assigned to Prometheus in accordance with Section 3.2(a) and all Additional Regulatory Approvals obtained by Prometheus in accordance with this Section 3.2(b) shall be solely owned and held in the name of Prometheus during the Term, subject to Prometheus’ obligations to maintain, in good standing, the Regulatory Approvals in the Territory during the Term and to transfer and assign all such Regulatory Approvals over to Novartis following termination or expiration of this Agreement in accordance with Section 10.7(e).

(c) Prometheus Control of Regulatory Activities. Subject to Section 3.2(e) and the other terms and conditions of this Agreement, Prometheus shall be responsible and have final decision-making authority, as to whether and how to obtain, supplement, amend or otherwise alter the Regulatory Approvals for Commercialization of the Products in the Territory, for communicating with any Regulatory Authorities in the Territory with respect to Regulatory Approvals held in Prometheus’ name regarding the Commercialization of the Products in the Territory, and otherwise with respect to any issues raised by any Regulatory Authorities in connection with Prometheus’ Commercialization of the Products in the Territory. Furthermore, Prometheus shall have the right to communicate with any Regulatory Authorities in the Territory with respect to any issues raised in connection with any Development of the Products in the Territory by Prometheus which has been approved by the JDC, except that all final decision-making authority with regard to the Development of the Products remains with the JDC or as otherwise expressly set forth under this Agreement. Notwithstanding the foregoing, to the extent applicable to the Product and permitted by Applicable Law, Prometheus will communicate to Novartis, and provide Novartis with copies of all material communications proposed to be submitted by Prometheus to any applicable Regulatory Authority if and as soon as reasonably practicable after their preparation, including any applications or other communications with regards to obtaining Regulatory Approvals, following which Novartis shall, if reasonably practical, have a period of ten (10) days to provide comments on such communications to Prometheus. Prometheus shall consider such comments in good faith, but shall have final decision-making authority as to whether to incorporate such comments into its final communications. Prometheus shall provide copies of all final written material communications between Prometheus and any Regulatory Authority to Novartis within a reasonable period of time following such communication.

(d) Notification of Breach of Applicable Law. In the event that either Party receives notice or otherwise becomes aware of any alleged or actual violation of Applicable Law related to the Development or Commercialization of the Products in the Territory, whether received from any Regulatory Authority or otherwise, the receiving Party shall promptly provide written notice of the same to the other Party together with copies of any material notices or communications in connection therewith.

(e) Conduct of Development and Regulatory Activities for Product Improvements or New Indications.

(i) The Parties acknowledge and agree that during the Term, neither Party shall have the right to conduct or perform any Clinical Trials and/or seek any Regulatory Approvals with respect to Improvements to or New Indications for or uses of the Products in connection with either Party’s Development activities without first obtaining the prior written approval of the other Party. It is understood that such approval may be conditioned by the other Party on having reached agreement with respect to modified financial terms or other provisions applicable to such Improvement or New Indication.

(ii) Without limiting the foregoing, notwithstanding anything to the contrary set forth herein (other than the exclusions applicable to the Novartis Excluded Products), neither Party shall (A) commence Development of any Improvement to a Product, any New Indication for a Product, any Combination Product that would require a modification of or supplement to the labeling for the Product or any activities seeking to generate data for the purpose of obtaining a change to the Product labeling, or (B) seek any Additional Regulatory Approval for an Improvement to a Product or a New Indication or use for the Product,

without the prior written consent of the JDC. Notwithstanding anything to the contrary set forth herein, Novartis reserves all rights, and the JDC shall have no authority, with respect to (i) Improvements or modifications to be made to any manufacturing processes; and (ii) any updates or upgrades to be made with respect to manufacturing facilities; provided that where and to the extent any updates, Improvements or modifications contemplated by the foregoing subsections (i) and/or (ii) cover or relate to the Products or the Product Intellectual Property, are reasonably likely to have an adverse impact upon the Regulatory Approvals in the Territory, or materially increase Prometheus’ obligations in connection therewith, such matters shall be subject to review and agreement by the JDC.

(f) Material Transfer Agreements and Investigator-Initiated Trials. Commencing on the First Sales Booking Date, and so long as Prometheus is contractually and legally able to do so prior to any assignment of the relevant Investigator Initiated Trial agreements and/or MTA, Prometheus shall bear all responsibility for managing the Investigator-Initiated Trials set forth on Exhibit L, and the studies and trials contemplated by the Material Transfer Agreements (collectively, the “MTA”) set forth on Exhibit L through the completion of such studies and trials, including making all payments that are due thereunder on or after the First Sales Booking Date and managing the relationships with the investigators with respect to each such individual study or trial. Novartis shall assign, and Prometheus shall assume, all of the MTAs and the underlying agreements with respect to the studies and trials, including the Investigator-Initiated Trials, set forth on Exhibit L as soon as reasonably practicable after the Effective Date, but no later than [* * *] ([* * *]) days after the Effective Date. Novartis shall supply the Products for such studies and trials until the date that the Parties shall enter into an agreement with respect to such supply under this subsection (f), which agreement shall be negotiated in good faith by the Parties and entered into by the Parties as soon as reasonably practicable after the Effective Date, but no later than [* * *] ([* * *]) days after the Effective Date. Prior to the date that the Parties have entered into such supply agreement, Novartis shall have the sole obligation to supply the Products for such studies and trials. After the date that the Parties have entered into such supply agreement, Prometheus shall have the sole obligation to supply the Products for such studies and trials. The Parties agree that notwithstanding the foregoing (i) Novartis shall bear the costs of supplying the Products for the studies and trials that are specifically set forth on Exhibit L; and (ii) the Parties shall [* * *] in connection with such studies and trials set forth on Exhibit L as of the First Sales Booking Date, which Out-of-Pocket Costs shall be first processed and paid in full by Prometheus, and then invoiced by Prometheus to Novartis for reimbursement of [* * *] ([* * *]%) of such Out-of-Pocket Costs. For the avoidance of doubt, Prometheus shall receive no compensation with respect to Products supplied to conduct the foregoing studies and trials or to meet the obligations of the MTA or other agreements relating to the Investigator-Initiated Trials.

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(g) Ongoing Phase IV Clinical Trial Commitments to FDA. Novartis shall be responsible to manage and complete the outstanding Phase IV Clinical Trial commitments to the FDA solely as specifically set forth on Exhibit X with regard to the Products on behalf of Prometheus. Upon completion, Novartis shall provide a study report for such Phase IV Clinical Trial to Prometheus for Prometheus to submit to the FDA. Novartis shall supply the Products for such Phase IV Clinical Trial until the date that the Parties shall enter into an agreement with respect to such supply under this subsection (g), which agreement shall be negotiated in good faith by the Parties and entered into by the Parties as soon as reasonably practicable after the Effective Date, but no later than [* * *] ([* * *]) days after the Effective Date. After the date that the Parties have entered into such supply agreement, Prometheus shall have the sole obligation to supply the Products for such Phase IV Clinical Trial. Notwithstanding the foregoing, the Parties agree that solely with respect to such Phase IV Clinical Trial commitment set forth on Exhibit X, Novartis shall bear the costs of supplying the Products for such Phase IV Clinical Trial. For the avoidance of doubt, Prometheus shall receive no compensation with respect to the supply of the Products to conduct the foregoing Phase IV Clinical Trial.

(h) Investigator Initiated Trials outside of the Territory. Responsibility for managing and continuing to meet outstanding financial and product commitments to the Investigator-Initiated Trials outside of the Territory, as set forth on Exhibit Y, will remain with Novartis and will not be subject to JDC or Prometheus review or approval.

SECTION 4.

COMMERCIALIZATION

4.1 Prometheus Commercialization Rights and Obligations. Subject to the terms and conditions of this Agreement, Prometheus shall solely control and assume all responsibility, at its own cost, for conducting all Commercialization activities relating to the Products in the Territory. In fulfillment of its Commercialization rights and obligations under this Agreement, as of the First Sales Booking Date and continuing during the Term Prometheus shall without limitation:

(a) market, promote, offer for sale and Detail the Product solely within the Field and within such jurisdictions in the Territory for which Prometheus has obtained all necessary Regulatory Approvals to Commercialize the Products;

(b) accept orders for the Products in the Territory from customers;

(c) establish and maintain systems for supporting and responding to medical and customer inquiries in the Territory;

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(d) communicate with wholesale distributors in connection with the distribution of the Product in the Territory;

(e) purchase the Products from Novartis in accordance with the Supply Agreement;

(f) in accordance with the terms of Section 4.7, report rebates for the Products to Novartis and/or the applicable Regulatory Authorities, as the case may be, and maintain the systems necessary to conduct such reporting activities;

(g) ensure that all Products are properly marked with the patent numbers in a manner consistent with such marking on the Existing Product;

(h) comply with Novartis’ promotion guidelines set forth in Exhibit J attached hereto with respect to Prometheus’ Commercialization of the Products (“Novartis Promotional Guidelines”);

(i) comply with Applicable Law in relation to its rights and obligations in relation to the Product or the Commercialization of the Product;

(j) not take any action that could reasonably be expected at the time of taking such action to have a material adverse effect on any Regulatory Approvals for one or more Products in the Territory or outside the Territory; and

(k) once per calendar year during the Term, provide Novartis with a copy of Prometheus’ Marketing Plan for the following calendar year after finalization thereof by Prometheus, but in any event no later than thirty (30) days prior to commencement of such following year; provided that Prometheus shall have the right in its discretion to modify any Marketing Plan at any time and shall promptly provide a copy of any material updates to the Marketing Plan to Novartis and, in any event, no later than thirty (30) days following such update.

4.2 Transition.

(a) Transition Services. On or before the First Sales Booking Date, Novartis shall notify all of its Customers in the Territory for the Products existing immediately prior to the First Sales Booking Date that future orders for the Products in the Territory after the First Sales Booking Date shall be placed with Prometheus, and Novartis shall provide Prometheus with [* * *] for use by Prometheus solely to Commercialize the Products in the Territory during the Term. Any orders held by Novartis for the purchase of Products in the Territory by Customers on the Effective Date which require delivery after the First Sales Booking Date shall be passed to Prometheus by Novartis. Novartis shall refer to Prometheus any orders for Products that it receives in the Territory which provide for delivery after the First Sales Booking Date. On and from the First Sales Booking Date, Prometheus shall be responsible for supplying Products in fulfillment of

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such orders. In accordance with the terms and conditions set forth on Exhibit S, Novartis shall provide certain Transition Services as set forth in Exhibit S to Prometheus concerning the transition of the Commercialization of the Products to Prometheus in a commercially reasonable manner, provided that the transition services shall not continue for a period longer than three (3) months after the Effective Date (the “Transition Services Period”).

(b) NDC and Labeling Transition. On or before the First Sales Booking Date, Prometheus shall provide to Novartis its five (5) digit NDC labeler code to be used to establish the ten (10) digit NDC and the Parties shall mutually agree on the ten (10) digit NDC number for Product to be sold by Prometheus hereunder (or any foreign equivalent thereof, the “Prometheus NDC”). Prometheus will distribute the Product intended for consumption in the United States under Novartis’ and its Affiliates’ NDC numbers (or any foreign equivalent thereof, the “Novartis NDC”) and with labeling and packaging incorporating the Novartis Brands for a mutually agreed period after the First Sales Booking Date, until Novartis is able to supply Product bearing the Prometheus NDC and labeling and packaging which does not incorporate any Novartis Brands, anticipated to be approximately six (6) months after the First Sales Booking Date.

(c) Patient Assistance Programs. As soon as reasonably practicable following the Effective Date, but no later than one hundred and twenty (120) days after the Effective Date (the “PAP Transition Period”) and for the remainder of the Term, Novartis shall supply the Products to Prometheus’ designated vendor/service provider who will coordinate patient assistance programs on behalf of Prometheus. During the PAP Transition Period, Novartis shall continue to supply Product to all patients enrolled in existing patient assistance programs established by Novartis and its Affiliates for the Products as of the Effective Date. During the PAP Transition Period, (i) the Parties shall cooperate in good faith with regards to the transfer of Novartis and its Affiliates’ obligations under existing patient assistance programs to Prometheus; and (ii) Novartis shall provide transition support, including, if permitted and desired by Prometheus, the assignment of its existing agreement(s) with Third Party vendors with regards to its existing patient assistance programs to Prometheus. Upon the expiration of the PAP Transition Period or on such earlier date as the Parties shall mutually agree (the “PAP Transition Date”), Novartis shall refer all new patients interested in participating in patient assistance programs relating to the Products in the Territory to Prometheus and shall have no obligations or responsibilities with regards to patient assistance programs relating to the Products in the Territory except for supplying the patient assistance program vendor/services provider with Products as contemplated herein. As of the PAP Transition Date and thereafter during the Term, Prometheus shall ensure that all patients in existing patient assistance programs of Novartis and its Affiliates shall continue to receive the Products as their needs require in accordance with the established criteria for the Product patient assistance programs. After the PAP Transition Date and during the Term, Prometheus will offer a patient assistance program for indigent patients who have been prescribed the Products. Prometheus shall have the discretion to modify the Product patient assistance program criteria in its reasonable discretion, provided, however, that (i) any patients enrolled as of the PAP Transition Period shall continue to be determined eligible for the Prometheus Product patient assistance program based on the Novartis patient assistance program criteria, unless the Prometheus criteria are more generous/less restrictive; and (ii) Prometheus shall not materially modify the eligibility criteria for patients to participate in the patient assistance programs relating to the Products so as to make it materially more difficult for patients to qualify without Novartis’ prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Prior to the Effective Date Novartis has provided to Prometheus the relevant Novartis eligibility criteria for patient participation/enrollment in the Novartis patient assistance program for the Existing Product. Prometheus shall continue during the Term to enroll new patients into such patient assistance programs, including any patients referred to Prometheus from key patient referral centers as identified by Novartis to Prometheus during the PAP Transition Period. Upon the PAP Transition Date and thereafter, Prometheus shall be liable for all administrative, reporting and related responsibilities with respect to such patient assistance programs. Novartis shall supply the Products to the applicable vendors/services providers for such patient assistant programs until the date that the Parties shall enter into an agreement with respect to such supply under this Section 4.2(c), which agreement shall be negotiated in good faith by the Parties and entered into by the Parties as soon as reasonably practicable after the Effective Date, but no later than [* * *] ([* * *]) days after the Effective Date. After the date that the Parties have entered into such supply agreement, Prometheus shall have the sole obligation to supply the Products to the applicable vendors/services providers for such patient assistant programs. Notwithstanding the foregoing, Novartis shall bear the costs of supplying the Products for the applicable vendors/services providers for the patient assistance programs set forth under this Section 4.2(c). For the avoidance of doubt, Prometheus shall receive no compensation with respect to any and all Products supplied with respect to such patient assistance programs.

(d) Pipeline Inventory Adjustment. The Pipeline Inventory Adjustment shall be handled by the Parties as set forth in Exhibit K.

4.3 Promotional Materials and Promotional Activities.

(a) Novartis Promotional Materials and Prometheus Promotional Materials.

(i) During the Term, Prometheus shall have the right, subject to ongoing compliance with Applicable Law, to use the Novartis Promotional Materials to design and prepare new Promotional Materials for use in Commercializing the Products in the Field in the Territory in accordance with this Agreement (collectively, the “Prometheus Promotional Materials”). In addition, during the Term Prometheus shall have the right to submit to applicable Regulatory Authorities for review and approval any Prometheus Promotional Materials prepared by or for Prometheus. It is understood that the Prometheus Promotional Materials may include use of all or a portion of the Novartis Promotional Materials, provided, however, that Prometheus shall not (i) be authorized to utilize any Novartis Promotional Materials (other than the Product

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labeling and packaging subject to Section 4.2(b)) that include the Novartis name or corporate brands or logos (or other like company identifiers) to Detail the Product in the Field in the Territory, and (ii) may not use, or create derivative works utilizing, any patient or physician testimonials or other personally identifiable information regarding patients or physicians (or named institutions) that are part of the Novartis Promotional Materials without first obtaining the consent of such patient and/or physician (or institution) (or reconsenting such person or institution as applicable) in accordance with Applicable Law. Accordingly, Novartis hereby grants to Prometheus a non-exclusive license during the Term in the Field in the Territory to update, adapt, use and create derivative works of such Novartis Promotional Materials to design and create the Prometheus Promotional Materials; provided that this license is being granted only under any copyright of Novartis in the Novartis Promotional Materials and does not grant any license or right to use any Novartis Brands or other Intellectual Property of Novartis included in any Novartis Promotional Materials. Prometheus shall have no rights to copy, distribute, use, perform or display the Novartis Promotional Materials other than for the limited purposes expressly stated in this Section 4.3(a).

(ii) During the Term, Novartis and its applicable Affiliates reserve and retain title and all rights not expressly granted hereunder, including copyright rights, in and to all Novartis Promotional Materials, whether written, visual or electronic works provided by any of them to Prometheus under this Agreement.

(b) Promotional Activities Conducted by Prometheus.

(i) During the Term, subject to the terms and conditions of this Agreement, Prometheus will be solely responsible, at its sole expense and under its sole control, for designing and conducting all promotional activities used in Commercializing the Products in the Territory during the Term in accordance with this Agreement (the “Promotional Activities”).

(ii) Prometheus will ensure that all Promotional Activities comply with the applicable labeling and Regulatory Approval for each Product and Applicable Law. Subject to the terms and conditions of this Agreement, Prometheus will be solely responsible for fulfilling regulatory requirements pertaining to its Promotional Activities. To this effect, Novartis will, upon the applicable Regulatory Transfer Commencement Date, or as soon thereafter as is reasonably practicable (not to exceed six (6) months after the applicable Regulatory Transfer Commencement Date), place a letter on file with DDMAC and other equivalent Regulatory Authorities in all such other countries of the Territory where Regulatory Approvals for the Products have been obtained, advising such Regulatory Authorities that Prometheus will be the sole marketer and promoter of the Products in the applicable country in the Territory commencing on the First Sales Booking Date and requesting that such Regulatory Authorities address regulatory inquiries and concerns regarding Prometheus’ Promotional Activities solely with Prometheus. Subject to Prometheus’ obligation to provide copies of material correspondence with Regulatory Authorities in accordance with this Section 4.3(b) or as otherwise provided herein, Prometheus will not be required to notify Novartis of any Promotional Activities.

4.4 Use of Trademarks and Trade Dress. During the Term, and subject to the terms and conditions of this Agreement:

(a) Prometheus will Commercialize the Products in the Territory under the Product Marks and will not identify any Product by any designation other than the Product Marks; provided that Prometheus may identify itself as distributor of the Products and the labeling for the Products and the Prometheus Promotional Materials may contain the Prometheus corporate name and logo in accordance with the Product labeling requirements set forth in the Supply Agreement. From time to time, Prometheus may propose to Novartis that an additional Trademark be used in connection with the Commercialization of the Product in the Territory (each an “Additional Product Mark”). No Additional Product Mark shall be used in connection with the Commercialization of the Product in the Territory unless and until Novartis approves such Additional Product Mark for use in connection with the Commercialization of the Product in writing in advance. Any Additional Product Mark so approved by Novartis shall be deemed to be a Product Mark for purposes of this Agreement, and Prometheus hereby assigns to Novartis any right, title and interest in and to any such Additional Product Marks. Prometheus will use the Product Marks and Product Trade Dress solely with respect to the Products purchased from Novartis or its designee as provided in this Agreement.

(b) During the Term, whenever Prometheus uses the Product Marks in any Prometheus Promotional Materials or in any other manner in connection with any Product, Prometheus will clearly indicate that the Product Marks are owned by the Novartis group of companies pursuant to a notice approved by Novartis. When using the Product Marks and Product Trade Dress under this Agreement, Prometheus will comply with all Applicable Law pertaining to the Product Marks and Product Trade Dress in force at any time in any jurisdiction in the Territory where Prometheus is Commercializing the Products.

(c) Prometheus acknowledges and agrees that Novartis and/or its Affiliates, is, and at all times will remain the owner of the Product Marks and Product Trade Dress during the Term and that all use of the Product Marks and Product Trade Dress by Prometheus or its Sublicensees shall inure to the benefit and be on behalf of Novartis and/or its Affiliates. Prometheus will not at any time knowingly do, or knowingly cause to be done, or permit its Affiliates or Sublicensees or any of its or its Affiliates’ or Sublicensees’ employees, agents, contractors and subcontractors to commit any act inconsistent with, contesting or in any way impairing, or tending to impair, such ownership.

(d) Notwithstanding any license granted hereunder or any other provision granting Prometheus a right or license to use any Product Intellectual Property, any such right or license granted hereunder to use such Product Intellectual Property is limited in connection with use on or in connection with the Internet as follows: (i) all use in connection with the Internet must be in compliance with Applicable Law regarding sale, distribution, and advertising of the Products on the Internet; (ii) Prometheus hereby receives an exclusive license during the Term and subject to the terms hereof to use and maintain the domain name www.proleukin.com, and, as of the Canada Election Date, www.proleukin.ca, and any other domain names incorporating the Products Marks which are approved for registration and use in the Territory by Novartis from time to time in accordance with this Section 4.4(d) (the “Product Websites”), including the right to update, adapt, use and create derivative works of the web sites located at such domain names in accordance with Section 4.3(a); and (iii) Prometheus shall be entitled to use the Product Intellectual Property on the Internet or on any similar online interactive media only on the Product Websites; provided that the content on any such Product Websites shall target only audiences in the Territory and Prometheus shall not knowingly consent to links to such Product Websites that may originate outside the Territory without the prior written consent of Novartis and shall promptly notify Novartis of any such links of which it becomes aware and remove such links upon Novartis’ request. Prometheus shall include on any websites permitted hereunder prominent disclaimers notifying visitors to the sites that they are intended only for residents within the Territory. Prometheus shall host the Product Websites on its own server or retain a Third Party to do so. Except as provided in this paragraph, Prometheus shall not use the Product Intellectual Property on or in connection with the Internet or any similar online interactive media. In addition to the foregoing, Prometheus shall not register or use a new domain name that incorporates a Product Mark unless and until Novartis approves such domain name for use in connection with the Commercialization of the Product in writing in advance. Any such approved domain name shall be registered in the name of Novartis or its Affiliates, and Prometheus hereby assigns to Novartis any right, title and interest in and to any such domain name, provided that such domain name shall be licensed to Prometheus as a Product Website in accordance with this Section 4.4. Prometheus shall also limit use of the INN “aldesleukin” on or in connection with the Internet to the same extent and upon the same terms as are set forth above with respect to a Product Mark.

(e) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement grants to Prometheus or any of its Affiliates or Sublicensees any rights or licenses to use any Trademarks or names of any Upstream Licensors or any of their respective inventors and Affiliates. Prometheus and its Affiliates and Sublicensees shall not use the name of any inventor of the Upstream Licensed Product Patent Rights, or any institution with which he or she has been or is connected, or any Upstream Licensor and its Affiliates, or any adaptation of any of them, in any advertising, promotion or sales literature or otherwise for commercial purposes, without the prior written consent of Novartis.

4.5 Quality Control. Prometheus shall use all Product Marks and Product Trade Dress in accordance with Novartis’ Trademark Guidelines set forth on Exhibit R. Novartis or its authorized representatives shall have the right to inspect at any time during normal business hours and after reasonable notice, the business premises of Prometheus and its Affiliates to ensure that the character and quality of the goods used or services offered in association with the Trademarks are in compliance with the terms of this Agreement. Prometheus will, upon the request of Novartis, supply to Novartis or its authorized representatives, samples of the goods in association with which it uses any such Product Marks and Product Trade Dress. To the extent Prometheus may be permitted hereunder to sublicense its rights in connection with the Product Marks and Product Trade Dress, it shall impose on any Sublicensee the duties and obligations imposed hereunder in this Section 4.5.

4.6 Pricing and Sales Terms. During the Term, Prometheus will have the sole authority to determine the prices of the Products sold by it and to establish its own terms and conditions of sale and pricing policies for the Products in the Territory, including price increases or decreases and the timing thereof, subject to complying as of the First Sales Booking Date and thereafter with the terms and conditions of those existing agreements with the group purchasing organizations, managed health care organizations or similar entities set forth in Section 1 of Exhibit U and that shall (subject to the terms of Section 11.17) be assigned by Novartis in whole or in part to Prometheus, and shall be assumed in whole or in part, as applicable, by Prometheus, pursuant to an Assignment and Assumption Agreement in the form attached in Section 2 of Exhibit U (“Existing Discount Agreements”). Notwithstanding the foregoing, Prometheus shall not be required to assume any Existing Discount Agreement if the terms of such Existing Discount Agreement as they relate to the Products were not disclosed to Prometheus prior to the First Sales Booking Date.

4.7 Rebates and Chargebacks.

(a) Government Rebates. Novartis shall process and be financially responsible for all rebates pursuant to any government rebate programs for all Product payable to State Medicaid Agencies and State Assistance Programs with a Novartis NDC prior to the Processing Handover Date. If the Processing Handover Date is not at the start of a Calendar Quarter, the quarterly rebates will be billed to Prometheus based on a ratio of days that Prometheus is financially responsible (i.e. if the Processing Handover Date is February 11, 2010, the rebates billed Prometheus would be fifty-three and one third percent (53.33%) of 1Q2010 claimed amounts. The fifty-three and one third percent (53.33%) is based on Prometheus’ responsibility for forty-eight (48) days out of ninety (90) days in the Calendar Quarter). The claimed Calendar Quarter shall be based on the Calendar Quarter claimed in the rebate submissions by the respective states or the District of Columbia without regard to dispensing date since State Medicaid claims are based on when the state reimburses the pharmacy and not the dispensing date. For Product claimed with a Novartis NDC on or after the Processing Handover Date, Novartis shall continue to process government rebates, and Prometheus will reimburse Novartis for all such rebates. Prometheus will also be responsible for utilization changes and rebate changes (associated AMP and “best price” (as defined in the Medicaid Prescription Drug Improvement and Modernization Act of 2003) changes) related to the time period after the Processing Handover Date. Prometheus shall process and be financially responsible for all rebates pursuant to State Medicaid Agencies and State Assistance Programs related to Product labeled with a Prometheus NDC. Novartis shall provide Prometheus with quarterly corresponding utilization summary reports within ninety (90) days after the end of the applicable Calendar Quarter that describe the requested payments in reasonable detail. If it is determined that Novartis owes Prometheus monies for rebates pursuant to State Medicaid Agencies and State Assistance Programs based on resubmissions or rebate changes related to claims after or on the Processing Handover Date, Novartis will pay Prometheus with the corresponding utilization summary reports, upon receipt of invoice issued by Prometheus.

(b) Commercial Rebates. Novartis shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties until the First Sales Booking Date; provided, however, that Prometheus shall reimburse Novartis for all commercial rebates related to the Product sold in connection with any of the agreements set forth in Section 1 of Exhibit U which are for sales booked by Prometheus on or after the First Sales Booking Date but before the date of assignment of the applicable agreement set forth in Section 1 of Exhibit U pursuant to Section 4.6 above. Prometheus shall process and be financially responsible for all commercial rebates related to Product sold by Third Parties on or after the First Sales Booking Date. To the extent that a Party processes, issues credits or remits payment for commercial rebates in respect of Product for which the other Party is financially responsible under this Section 4.7(b), such Party shall provide the other Party with monthly reports within sixty (60) days after the end of the applicable month setting forth in reasonable detail the amount of all such issued credits or remitted payments, and (i) with respect to all amounts owed by Novartis to Prometheus, Prometheus shall submit an invoice to be paid by Novartis within sixty (60) days after Novartis’ receipt of such invoice, and (ii) with respect to all amounts owed by Prometheus to Novartis, Prometheus shall pay such amounts to Novartis together with its next payment of Royalties in accordance with Section 5.6.

(c) Chargeback Claims. Novartis shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties with a ship date/invoice date on or before January 31, 2010, and Prometheus shall process and be financially responsible for all chargeback claims related to Product sold by Third Parties with a ship date/invoice date on or after February 1, 2010. Notwithstanding the foregoing, the Parties acknowledge that the VA National Acquisition Center must approve the removal of the Product from Novartis’ Federal Supply Schedule (“FSS”). Prometheus shall work with Novartis to coordinate the addition of the product to the Prometheus FSS to coincide with Novartis removing the product from the Novartis FSS. Novartis and Prometheus will coordinate the addition and removal of the Product from the FSS so the switch over occurs as close to January 31, 2010 as possible, with consideration to FSS regulations. Prometheus and Novartis agree that Novartis shall have no financial liability for chargeback claims with a ship date/invoice date after January 31, 2010. To the extent that a Party processes, issues credits or remits payment for chargeback claims in respect of Product for which the other Party is financially responsible under this Section 4.7(c), such Party shall provide the other Party with monthly reports within sixty (60) days after the end of the applicable month setting forth in reasonable detail the amount of all such processed chargeback claims, and (i) with respect to all amounts owed by Novartis to Prometheus, Prometheus shall submit an invoice to be paid by Novartis within sixty (60) days after Novartis’ receipt of such invoice, and (ii) with respect to all amounts owed by Prometheus to Novartis, Prometheus shall pay such amounts to Novartis together with its next payment of Royalties in accordance with Section 5.6.

4.8 Government Pricing Information.

(a) With respect to Product sold by Prometheus after the First Sales Booking Date that bears a Novartis NDC, Prometheus will deliver and certify to Novartis, as established by the Final Rule to Implement Medicaid Drug Pricing and Reimbursement Provisions of the Deficit Reduction Act of 2005, within fifteen (15) calendar days after the end of each Calendar Quarter or reporting period as designated by CMS to include the following information: (i) on a quarterly basis, the “best price” (as defined in the Medicaid Prescription Drug Improvement and Modernization Act of 2003) for all Product, identified by NDC number, in the format set forth in Exhibit V; (ii) on a monthly and quarterly basis, the average manufacturer price (“AMP”) (as defined under the Social Security Act, 42 USC § 1396r-8(k)(1)) and the relevant summarized units and dollars for AMP calculation components such as Gross Sales, Non-Retail Chargeback Sales, Retail Chargebacks, etc, and AMP eligible sales dollar amounts, as well as the number of AMP eligible units for all of such Product, each identified by NDC number, in the format set forth in Exhibit V; and (iii) on a quarterly basis, the Manufacturer’s Average Selling Price (“ASP”) (as defined in the Medicaid Prescription Drug Improvement and Modernization Act of 2003) and the relevant summarized units and dollars for ASP calculation components such as Gross Sales, Non-Government Retail Chargeback Sales, Retail Chargebacks, etc, and ASP eligible sales dollar amounts, as well as the number of ASP eligible units for all of such Product, each identified by NDC number, in the format set forth in Exhibit V.

(b) For existing, if any, or new patient assistance programs or patient transaction programs (card/voucher/coupon), Prometheus agrees to ensure that, with respect to Third Party vendors whose agreements have been assigned by Novartis pursuant to Section 4.2(c), each such Third Party vendor shall continue to provide patient transaction data that bears a Novartis NDC and is required for government pricing calculations, as previously agreed with such Third Party vendor under pre-established data feeds and layouts as set forth in Exhibit W.

(c) Novartis agrees to provide Prometheus with any government mandated prices that Prometheus cannot calculate based off the Processing Handover Date. Novartis will provide Prometheus with two Calendar Quarters of PHS pricing after the Processing Handover Date and 2010 FSS pricing. The Parties agree that each Party may use all information described in this Section 4.8 in reporting to the CMS and other government agencies. The Parties further agree that all Medicaid pricing data described in this Section 4.8(c) that is included in any report to the other Party will be calculated utilizing systems, processes, policies, practices and pricing methodologies that comply with the requirements of the Medicaid Rebate Law, the Medicaid Regulations, the applicable Medicaid agreement, if any, the Secretary of Health and Human Services and applicable CMS Medicaid rebate program releases.

(d) Novartis will provide Prometheus with Medicaid pricing data for the Product required to support continued filings with CMS after the transition to Prometheus NDC number, including, Base Date Average Manufacturer’s Price as defined under the Medicaid Rebate Law.

4.9 Product Returns and Customer Complaints.

(a) As of the First Sales Booking Date, Prometheus shall process all returns of any Product, including issuing payment for such returns to the applicable customer that are made in compliance with Prometheus’ returned goods policy, irrespective of the NDC number (or foreign equivalent) or seller. Prometheus shall bear the costs of all returns of Product that are under a Prometheus NDC. With regards to returned Product under a Novartis NDC, each Party shall bear the cost of returns on Products which it sold, and all reasonable measures (including lot identification) will be taken to identify which Party was responsible for selling such returned Product under a Novartis NDC. Notwithstanding the above, Novartis will only be financially responsible for returns of the Product under a Novartis NDC if such returns will have been returned in compliance with Prometheus’ returned goods policy, and Novartis will base any return credit for such Products on the Novartis [* * *] ([* * *]%). To the extent that a Party processes, issues credits or remits payment for returns in respect of Products for which the other Party is financially responsible under this Section 4.9(a), such Party shall provide the other Party with monthly reports within sixty (60) days after the end of the applicable month setting forth in reasonable detail the amount of all such issued credits or remitted payments for returns, and (i) with respect to all amounts owed by Novartis to Prometheus, Prometheus shall submit an invoice for such amounts to Novartis to be paid within sixty (60) days thereafter, or (ii) with respect to all amounts owed by Prometheus to Novartis, Prometheus shall pay such amounts to Novartis together with its next payment of Royalties in accordance with Section 5.6. Returned Product shall not be transferred between the Parties, but instead shall be destroyed by the receiving Party. Each Party shall destroy, or cause to be destroyed, all such returned Product in a manner consistent with Applicable Law, and the costs of such destruction shall not be reimbursed.

(b) Neither Party shall instruct, recommend or attempt to induce Customers who have previously purchased Product from it to (i) return such Product when that would not otherwise have been the case but for such Party’s instructions, recommendations or inducement or (ii) delay the return of such Products. For the avoidance of doubt, Prometheus’ shipment units of Products to Customers in the ordinary course will not be deemed to violate this Section 4.9(b).

(c) For the period from the Effective Date up to the First Sales Booking Date, Novartis will continue to provide all customer service at a level comparable to that which was provided prior to the Effective Date. On and from the First Sales Booking Date, through the completion of the Term, Prometheus shall assume all customer service responsibility and provide all customer service required by its Customers with respect to the Products. As of the First Sales Booking Date, and through the completion of the Term, all customer service requests relating to the Product coming to Novartis will be referred to Prometheus at the following contact information:

Executive Director, Client Operations

Phone: 888-423-5227

Fax: 877-816-4019

Website: prometheuslabs.com

Address: 9410 Carroll Park Drive, San Diego, CA 92121

Email: contactus@prometheuslabs.com <mailto:contactus@prometheuslabs.com

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4.10 Pharmacovigilance.

The Parties have entered into a Pharmacovigilance Agreement as of the Effective Date. Such Pharmacovigilance Agreement shall govern each Party’s respective obligations with respect to adverse event reporting, monitoring, maintenance of safety databases and submissions to Regulatory Authorities and other similar obligations with respect to the Products.

4.11 Sales Force.

(a) Promptly following the Effective Date, and in any event no longer than thirty (30) days thereafter, Novartis shall disclose to Prometheus, or provide Prometheus with representational samples of Product-specific training materials in Novartis’ possession or control which are actively used by Novartis for its training purposes in connection with the Products as of the Effective Date (“Novartis Training Materials”) and which are reasonable in order to train representatives for Detailing the Product. During the Term, Prometheus shall have the right to use the Novartis Training Materials to design and prepare new training materials for use in the training of the Prometheus Sales Force in Detailing and otherwise Commercializing the Products in the Field in the Territory in accordance with this Agreement (collectively, the “Prometheus Training Materials”). It is understood that the Prometheus Training Materials may include use of all or a portion of the Novartis Training Materials (other than any Novartis Brands incorporated therein). Accordingly, Novartis hereby grants to Prometheus a non-exclusive license during the Term in the Territory to update, adapt, use and create derivative works of such Novartis Training Materials to design and create the Prometheus Training Materials; provided that this license is being granted only under any copyright of Novartis in the Novartis Training Materials and does not grant any license or right to use any Novartis Brands or other Intellectual Property of Novartis included in any Novartis Training Materials. Prometheus shall have no rights to copy, distribute, use, perform or display the Novartis Training Materials other than for the limited purposes expressly stated in this Section 4.11(a).

(b) Novartis shall be responsible for conducting mutually agreed upon initial training support with respect to the Products to Prometheus’ sales trainers at a time and place mutually agreed upon by the Parties, subject to Prometheus reimbursing Novartis for its Out-of-Pocket Costs for travel associated with its provision of such training, and provided that such initial training support shall occur within the first [* * *] ([* * *]) months after the Effective Date and shall not exceed the amount shown in Exhibit S.

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Notwithstanding the provision of such training materials to Prometheus or the conduct of Prometheus Sales Force training by Novartis, Prometheus alone shall be solely responsible for determining the appropriateness of such training materials and for ensuring that all Product training for the Prometheus Sales Force complies with Applicable Laws. Ongoing training of Prometheus’ Sales Force will be the sole responsibility of Prometheus at its cost and expense. For clarification purposes, after the earlier to occur of (i) the conduct of the initial training support and (ii) [* * *] ([* * *]) months after the Effective Date, Novartis shall not have any obligation to provide any training support to Prometheus. Other than with respect to the initial services and training materials supplied by Novartis as set forth hereunder, the contents of any training provided by Prometheus that relates to the Products will be developed and coordinated by Prometheus, and Prometheus will be solely responsible for training its Sales Force with regard to Applicable Law and directing such Sales Force personnel to be compliant with Applicable Law.

4.12 Minimum Marketing and Promotion Investment.

(a) In each Contract Year during the Term, Prometheus shall expend at least the Minimum Marketing Spend in support of its Commercialization of the Products in the Field in the Territory in accordance with this Agreement (as set forth on Exhibit H); provided that with respect to any expenditure on promoting the Products made by Prometheus in excess of the Minimum Marketing Spend in any Contract Year, such excess amount may be carried over to the next Contract Year up to an amount not to exceed [* * *] percent ([* * *]%) of the next Contract Year’s Minimum Marketing Spend.

(b) In the event that in any Contract Year during the Term, Prometheus expends greater than or equal to [* * *] percent [* * *]%) of the Minimum Marketing Spend for such Contract Year but [* * *], then Prometheus [* * *], and such failure to satisfy the Minimum Marketing Spend shall not [* * *].

(c) In the event a Significant Market Event occurs during any Contract Year during the Term, the Minimum Marketing Spend and the Minimum Detail Requirements shall be reduced on a pro rata basis for the period of time during the applicable Contract Year which is affected by such Significant Market Event (for example, if such Significant Market Event lasts for thirty (30) days, then the Minimum Marketing Spend and the Minimum Detail Requirements would be reduced by 30/365 (or 30/366 in a leap year)).

(d) Within forty-five (45) days after the end of each Calendar Quarter during the Term following the First Sales Booking Date, Prometheus shall prepare and deliver to Novartis a report setting out the amount of its M&S Expenses incurred in marketing, Detailing (including, in sufficient detail to allow for Novartis to determine the number of Details to Tier 1 and Tier 2 physicians, as well as the number of Primary Product Details and Secondary Product Details to such Tier 1 and Tier 2 physicians) and promoting the

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Products in the Field in the Territory during the previous Calendar Quarter. In addition, within forty-five days after the end of each Calendar Quarter in which the last day of the applicable Contract Year shall occur, Prometheus shall provide a report setting out the total amount of its M&S Expenses incurred for such Contract Year. Novartis shall be entitled, at its own expense, to audit Prometheus’ books and records in accordance with Section 5.7 for the purposes of determining Prometheus’ compliance with its Minimum Marketing Spend obligations for the applicable Contract Year in which such Calendar Quarter falls.

(e) In each Contract Year, Prometheus shall meet at least the Minimum Detail Requirements in the Field in support of its Commercialization of the Products in the Territory. For purposes of the Minimum Detail Requirements specified in Exhibit H to this Agreement, it shall only be considered to be a Detail to the extent that such Detail is a Primary Product Detail or a Secondary Product Detail.

SECTION 5.

PAYMENTS

5.1 Up-front Payment.

(a) Prometheus Up-Front Payment. In consideration of Novartis entering into this Agreement, on or prior to December 30, 2009, Prometheus shall pay to Novartis a non-refundable up-front payment of one hundred eighty five million U.S. dollars ($185,000,000) (the “Up-Front Payment”).

(b) Sublicense Payments. In consideration of Novartis entering into this Agreement and subject to the terms and conditions stated herein, Novartis shall receive [* * *] percent ([* * *]%) of the amount or value of any upfront or milestone payments or other rights (including rights to any Third Party or “quid” product) received by Prometheus or its Affiliates from a Sublicensee in connection with or as a consideration for the grant of, a Sublicense; provided that in the case of other rights received by Prometheus, in the event that the Parties cannot agree upon the appropriate valuation of such rights, such matter shall be referred to a mutually acceptable Third Party expert with relevant pharmaceutical product valuation experience for a final and binding determination of the value of the applicable rights. In the event that the Parties, after good faith discussions and consideration, cannot agree upon the Third Party expert, then each Party shall individually appoint a Third Party expert with relevant pharmaceutical product valuation experience and these Third Party experts shall, in turn, appoint a Third Party expert with relevant, similar experience. The three Third Party experts shall then perform the valuation contemplated by this Section 5.1(b) and shall, together, make a final and binding determination of the value of the applicable rights. For the avoidance of doubt, the following amounts received by Prometheus from its Sublicensees are deemed not to be upfront or milestone payments the subject of this Section 5.1(b):

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(i) equity investments made by, or loans granted by, the Sublicensee to Prometheus at fair market value in the course of further financing Prometheus, and (ii) payments made by the Sublicensee to Prometheus to reimburse Prometheus, at fair market value, for its actual, reasonable and documented costs in performing activities or services in connection with the Sublicense granted on the Products.

5.2 Royalties. In consideration of Novartis entering into this Agreement and subject to the terms and conditions stated herein, Prometheus shall pay Novartis a royalty (“Royalty”) on Net Sales of the Products at the royalty rate calculated in accordance with the provisions below, subject to a reduction, if any, as set forth in Section 5.4.

(a) [* * *] percent ([* * *]%) of aggregate Net Sales of the Products in the Territory in each calendar year up to and including [* * *] U.S. dollars ($[* * *]);

(b) [* * *] percent ([* * *]%) of aggregate Net Sales of the Products in the Territory in each calendar year above [* * *] U.S. dollars ($[* * *]) up to and including [* * *] U.S. dollars ($[* * *]); and

(c) [* * *] percent ([* * *]%) of aggregate Net Sales of the Products in the Territory in each calendar year above [* * *] U.S. dollars ($[* * *]).

Notwithstanding anything to the contrary set forth herein, in the event that there are Net Sales on Products manufactured by an Alternate Manufacturer (as that term is defined in the Supply Agreement), the Royalty to be paid by Prometheus with respect to such Net Sales shall be the Royalty rates set forth above plus [* * *] percent ([* * *]%) (i.e., [* * *] percent ([* * *]%) shall be added to each tier of Royalties described above). The annual Net Sales of the Products set forth above shall be measured from the beginning of each calendar year (or from the First Sales Booking Date for the first calendar year of the Term), and the royalty rates set forth above shall re-set at the beginning of each calendar year. Royalties payable under this Section 5.2 will be payable only once with respect to a particular unit of Product and will be paid only once regardless of the number of Patents, if any, with claims covering a Product.

5.3 Annual Extension Fee. For each Extension Term, Prometheus shall pay to Novartis an amount of [* * *] U.S. dollars ($[* * *]) at the time when it provides notice to Novartis of its election to extend in accordance with Section 10.1 (the “Annual Extension Fee”). Notwithstanding the foregoing, if at any time during the Term a Significant Market Event occurs in the Territory, then commencing with the next occurring Extension Term and for all remaining Extension Terms thereafter until the first Extension Term occurring after the SME Termination Date, Prometheus shall not be liable to pay any Annual Extension Fees in consideration for its right to extend the Term. After the SME Termination Date, Prometheus shall pay the Annual Extension Fee for the first Extension Term occurring after the SME Termination Date and for all remaining Extension Terms thereafter, subject to the continuing applicability of this Section 5.3.

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5.4 Permitted Royalty Reductions.

(a) License of Third Party Intellectual Property. The Royalty during the Term may be reduced in a country in the Territory to account for any and all royalties or other payments paid by Prometheus, its Affiliates and/or Sublicensees to any Third Party in such country, up to a maximum reduction of [* * *] percent ([* * *]%) in the aggregate of the applicable Royalty, under (i) any license of additional intellectual property that is required and necessary in order to enable Prometheus to continue to Commercialize the Existing Product in accordance with the terms of this Agreement as such Product is Commercialized by Novartis as of the Effective Date in the Field in such country, or (ii) as otherwise agreed upon by the Parties. Prometheus shall provide written notice to Novartis prior to obtaining any such license and this Section 5.4(a) shall apply only to the extent Novartis fails to indemnify Prometheus for infringement of the applicable additional intellectual property pursuant to Section 7.1(h) or where Prometheus has been enjoined from Commercializing the Products. Prometheus shall use Commercially Reasonable Efforts to minimize any such royalties or other payments to Third Parties on account of sales of Product hereunder. For the avoidance of doubt, this Section 5.4(a) shall not apply to any Products other than the Existing Product.

(b) Prometheus Combination Products. The Royalty payable by Prometheus to Novartis with respect to each Prometheus Combination Product shall be based on the Net Sales price of the Product when sold separately, such Net Sales price to be calculated based on the average Net Sales price of such Product over the [* * *] ([* * *]) complete Calendar Quarters immediately prior to commencement by Prometheus or its Affiliates of Commercialization of any Prometheus Combination Product in the Territory. By way of example only, if Prometheus sells a Product at a unit price of [* * *] U.S. dollars ($[* * *]), sells a second product at a unit price of [* * *] U.S. dollars ($[* * *]), and sells a Prometheus Combination Product including such Product and such second product at a unit price of [* * *] U.S. dollars ($[* * *]), Royalties payable hereunder on such Prometheus Combination Product shall be calculated using a Product unit price of [* * *] U.S. dollars ($[* * *]).

(c) Significant Market Event. If at any time during the Term a Significant Market Event occurs (including, without limitation, as a result of the marketing and/or sale of a Competitive Product) in a country in the Territory, then the actual Royalty rate payable to Novartis in such country during the continuance of such Significant Market Event in such country shall be reduced by [* * *] percentage point (i.e., [* * *] percent ([* * *]%) shall be deducted from each tier of Royalties described above) for each [* * *] percentage point by which Prometheus’ Net Sales are reduced below [* * *] percent ([* * *]%) of the [* * *] (the “Reduced Royalties”), up to a maximum reduction of [* * *] of the original Royalty rate. Prometheus shall continue to pay the Reduced Royalties with respect to all Net Sales of the Products in the applicable country in the Territory until the SME Termination Date, following which Prometheus shall once again pay the Royalties for the applicable country in accordance with Section 5.2 subject to the continuing

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applicability of this Section 5.4. In the event of a Significant Market Event, Prometheus shall provide Novartis notice thereof within [* * *] ([* * *]) days after the [* * *] ([* * *]) of the [* * *] ([* * *]) consecutive Calendar Quarters in which reduced sales triggered the Significant Market Event (as described in the definition of Significant Market Event) together with documentation in reasonable detail evidencing such Significant Market Event; provided that if Prometheus fails to provide notice within such [* * *]-day period, such failure to notify shall not constitute a breach of this Agreement but Prometheus shall only be entitled to a reduction in Royalties pursuant to this Section 5.4(c) for a period commencing [* * *] ([* * *]) days prior to the date on which Prometheus actually provides notice to Novartis of the occurrence of the applicable Significant Market Event. Reduced Royalties shall then apply beginning with the Calendar Quarter immediately following such [* * *] ([* * *]) Calendar Quarter.

5.5 Milestone Payments. In consideration of Novartis entering into this Agreement and subject to the terms and conditions stated herein, Prometheus (or a designated Affiliate) shall make one-time milestone payments to Novartis with respect to aggregate annual Net Sales (based on a calendar year) of the Products in the Territory deemed to be sold as a consequence of sales of Third Party Products (as determined in accordance with this Section 5.5). As of the Effective Date, there are no Third Party Products approved for use in the Territory. If Third Party Products are sold in the Territory during the Term, the following one-time milestone payments due to Novartis (“Incremental Product Net Sales Milestone”) shall be payable upon the first achievement of each of the following milestone events (the “Milestone Events”):

(a) [* * *] thousand U.S. dollars ($[* * *]) payable upon the achievement of aggregate annual Net Sales of the Products in the Territory deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]);

(b) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate annual Net Sales of the Products in the Territory deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]);

(c) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate annual Net Sales of the Products in the Territory deemed sold as a consequence of sales of Third Party Products equal to [* * *] thousand U.S. dollars ($[* * *]); and

(d) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate annual Net Sales of the Products in the Territory deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]).

The Parties acknowledge and agree that there is a potential for the product [* * *] to be approved as a Third Party Product in the Territory. If [* * *] is approved as a Third Party Product in the Territory, the Parties agree that the incremental Product Net Sales achieved as a consequence of the approval and marketing of [* * *] in the Territory, such sales to be used as a

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measure of achievement of Milestone Events, are calculated based on the following methodology and assumptions: (i) the [* * *] plus Product dosage and administration (as per the pivotal trial protocol) is 0.5 mg of [* * *], bid, sub-q + Interleukin-2: 16,400 IU/kg, bid, sub-q, (ii) a 69 Kg average weight per patient translates to an average dose of 1,131,600 IU of Product to be used in conjunction with [* * *], (iii) a vial of Product contains 18,000,000 IU, and assuming a [* * *] percent ([* * *]%) wastage due to multiple draw-ups from each vial, this translates to [* * *] ([* * *]) whole doses of Product per vial, and (iv) based on the foregoing assumptions, the ratio of [* * *] to Product is 0.5 mgs to [* * *] ([* * *]) of a vial, or [* * *] mgs of [* * *] to [* * *] vial of Product. Using this [* * *] ratio, the aggregate sales of Product will be determined by multiplying annual [* * *] sales in milligrams by [* * *] to arrive at the total incremental vials of Product. This volume will be multiplied by the average unit vial price of the Product on a country-by-country basis weighted by the geographic split of [* * *] sales to arrive at the incremental Net Sales of Product achieved as a consequence of the sale of [* * *]. Key data sources to be relied on for [* * *] sales will be (in priority order) direct sales information provided by [* * *].

Notwithstanding the foregoing, the Parties contemplate that additional Third Party Products may also be approved for sale in the Territory during the Term. In such event, the annual incremental Net Sales of the Products deemed sold as a consequence of sales of Third Party Products (including [* * *]) in the Territory shall be aggregated to determine when a Milestone Event is achieved; provided that if any Third Party Product is indicated for use in conjunction with the Product in a ratio other than [* * *], then the dollar value which such Third Party Product contributes to the aggregation used to determine when a Milestone Event is achieved shall be adjusted proportionately according to such different ratio. For each additional Third Party Product that is Commercialized in the Territory, the Parties agree to work together in good faith to find mutually acceptable solutions (in the spirit of the methodology set forth above for [* * *]) to determine aggregate Product Net Sales deemed to be sold as a consequence of sales of such Third Party Products.

The Incremental Product Net Sales Milestone payments shall be paid by Prometheus, or its designated Affiliate, within thirty (30) days after the occurrence of the applicable Milestone Event set forth above. Notwithstanding anything to the contrary in this Agreement, only one (1) milestone payment due pursuant to this Section 5.5 shall be payable in any single calendar year during the Term. In the event that two (2) or more Incremental Product Net Sales Milestone payments become due to Novartis in any single calendar year during the Term pursuant to this Section 5.5, the first milestone payment shall be due and payable by Prometheus as set forth herein, and the payment date for any subsequent milestone payments accrued during the applicable calendar year shall be automatically delayed until the date that is thirty (30) days after the last day of the calendar year in which the immediately preceding accrued milestone payment has been paid.

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5.6 Payment and Reports; Conversion.

(a) Payments and Reports. Within twenty-eight (28) days after the end of each Calendar Quarter during the Term, Prometheus shall provide Novartis with a written report setting forth on a Product-by-Product and country-by-country basis the Net Sales, including number of Units Sold, during such Calendar Quarter and the calculation of the Royalty payable to Novartis for such Net Sales pursuant to this Section 5, including all permitted reductions to or deductions from gross sales taken by Prometheus in accordance with this Agreement and the number of units sold on a Product-by-Product and country-by-country basis. Such report shall be accompanied by a payment equal to the total Royalty due, if any, to Novartis pursuant to this Section 5. All payments shall be made to Novartis on or before the due date for each such report following the end of the applicable Calendar Quarter in United States Dollars and by wire transfer to the designated account in accordance with the wire instructions provided by Novartis in writing to Prometheus.

(b) Conversion. Any Royalties on or other payments relating to transactions in a foreign currency shall be converted into United States dollars in accordance with applicable Accounting Standards using a methodology which is consistently applied by Prometheus with respect to external reporting (including any annual, regular or periodic reports and registration statements that Prometheus may file or be required to file with the SEC pursuant to Applicable Laws), or, if Prometheus does not report externally, then in a manner consistent with the methodology used by Prometheus to present its financials to institutional lenders in the context of financing transactions, applicable to transactions under exchange regulations for the particular currency during the accounting period for which such royalty or other payment is due.

5.7 Audit Rights. Novartis shall have the right for a period of [* * *] ([* * *]) years after receiving any report or statement with respect to royalties or milestones, to appoint an internationally-recognized independent Third Party accounting firm to audit the books and records of Prometheus, its Affiliates and its Sublicensees to verify the accuracy of the reports, statements, books of accounts and payments made hereunder, as applicable, and Prometheus shall, and shall cause its Affiliates and its Sublicensees to keep for [* * *] ([* * *]) years from the end of the year to which the royalties or milestone pertains, complete and accurate records of sales of each Product in sufficient detail to allow the royalties and milestones accruing to be determined accurately. Prometheus shall maintain all records in accordance with Prometheus’ Accounting Standards as consistently applied. Such audit shall be conducted upon at least thirty (30) days advanced written notice to Prometheus and shall commence on a date reasonably acceptable to both Parties. Such audit shall only be during Prometheus’ normal business hours. Such audit shall not be more frequent than once (1) per calendar year unless a prior audit has revealed deficiencies, in which case, an additional audit may be conducted within the same calendar year if elected by Novartis. The auditing party shall be required to sign a confidentiality agreement for the benefit of, and in a form reasonably acceptable to, Prometheus. Prometheus shall be provided the opportunity to discuss any discrepancies of greater than five

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percent (5%) found during such audit with the auditors prior to such auditor issuing its final report. In addition, the auditors shall redact any Confidential Information disclosed in the proposed final report identified by Prometheus as confidential and, which the auditors agree is not necessary for purposes of calculating the Royalty or any milestones owed. The final report shall be shared with both of the Parties. If any audit discloses any underpayments by Prometheus to Novartis, then unless contested by Prometheus within thirty (30) days after receipt of the necessary documentation of the amount owed, any underpayment shall be paid by Prometheus to Novartis within thirty (30) days of it being so disclosed. If any audit discloses any overpayments by Prometheus to Novartis, then unless contested by Novartis within thirty (30) days after receipt of the necessary documentation of the amount owed, Prometheus shall have the right to credit the amount of the overpayment against each subsequent quarterly payment due to Novartis until the overpayment has been fully applied. If the overpayment is not fully applied prior to the final quarterly payment of Royalties due hereunder, Novartis shall promptly refund an amount equal to any such remaining overpayment. If Novartis’ audit demonstrates an underpayment of more than five percent (5%) for the payment due to Novartis during the audited period, Prometheus shall be liable for Novartis’ reasonable cost of the audit that discovered such underpayment. Otherwise, Novartis shall bear the costs of such audits.

5.8 Withholding Taxes. Where required to do so by Applicable Law or order of a governmental body, a Party making payments hereunder shall withhold Taxes required to be paid to a taxing authority in connection with any payments to the other Party hereunder, and, upon request of the Party to which the payment is due, the paying Party shall furnish the receiving Party with satisfactory evidence of such withholding and payment. Any amounts withheld pursuant to this Section 5.8 shall be treated as having been paid by the Party making such withholding for all purposes under this Agreement. To the extent any payments are made hereunder without withholding (at the request of the Party which was to receive such payment), and withholding is later determined to have been required, or is assessed, by any governmental entity, the Party receiving such payments shall indemnify the other Party, including, without limitation, for any withholding Tax, interest and/or penalties thereon, and any other reasonable expenses related thereto. The Parties shall give reasonable assistance to each other in obtaining exemption from withholding Taxes where available under Applicable Law, or recovering the same where an exemption is not available.

5.9 Late Payments. Any amounts due to Novartis under this Agreement or any portion thereof which are not paid when due, shall bear interest equal to Twelve Month LIBOR plus two percent (2%) as set by the British Bankers Association as of the due date, or, if lower, the highest rate permitted under applicable law, calculated on the number of days such payment is delinquent.

SECTION 6.

REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

(a) Good Standing. Such Party is duly organized, validly existing and in good standing under the Applicable Law of the state of its incorporation, is duly qualified to transact the business in which it is engaged in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business as currently conducted.

(b) Power and Authority. Such Party has the requisite power and authority and the legal right to enter into this Agreement, and to perform its obligations hereunder, and has taken all necessary corporate action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. All Persons who have executed this Agreement on behalf of such Party, or who will execute on behalf of such Party any agreement or instrument contemplated hereby, have been duly authorized to do so by all necessary corporate action.

(c) Binding Obligation. This Agreement has been duly executed and delivered on its behalf and (assuming the due execution and delivery hereof by the other Party) is a legal and valid obligation binding upon it and is enforceable in accordance with its terms.

6.2 Representations and Warranties of Novartis. Except as set forth in, and subject to, the Novartis Disclosure Schedule, Novartis makes the representations and warranties set forth in this Section 6.2 as of the Effective Date solely with respect to the Territory and Canada (excluding the representation and warranty made in Section 6.2(g) which is only made with respect to the United States) (and with respect to the ROW Territory, to the extent that any matter occurring in the ROW Territory could adversely affect the representations and warranties set forth in this Section 6.2 as they relate to the Territory and Canada), and as of the date of the ROW Amendments with respect to ROW Territory.

(a) No Violation of Instruments or Contracts. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate the Certificate of Incorporation or By-Laws of Novartis;

(ii) to Novartis’ knowledge, materially conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute an express event of default under, any material instrument, agreement (including any Upstream License Agreement), mortgage, judgment, order, award, or decree to which Novartis is a party or by which it is bound; or

(iii) require the affirmative approval, consent, authorization or other order or action of any court, Regulatory Authority or of any creditor of Novartis or any of its Affiliates the absence of which would have a material adverse effect on the rights and licenses granted to Prometheus hereunder, or to the extent that any such approval, consent or other action is required, it either has been obtained or completed by Novartis prior to the Effective Date or is contemplated by this Agreement to be obtained after the Effective Date.

(b) Compliance with Applicable Law. Novartis and its Affiliates are, in connection with their activities of Developing and Commercializing the Product in the Territory, in material compliance with all requirements of Applicable Law.

(c) Legal Proceedings. Except as listed on Schedule 6.2(c) of the Novartis Disclosure Schedule, there is no pending Proceeding or, to its knowledge, investigation by any Regulatory Authority (i) by or against Novartis or any of its Affiliates that relates to any product liability, personal injury or death, breaches of applicable advertising or consumer protection laws, safety or efficacy concerns, citizens petitions, FDA inquiries or clearance issues, in each case relating to the Products, or (ii) that challenges, or may reasonably be expected to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Novartis’ knowledge, no such Proceeding is threatened.

(d) Intellectual Property.

(i) As of the Effective Date, Exhibit D sets forth a true, correct and complete list of all Product Patent Rights owned or Controlled by Novartis or its Affiliates which are necessary or required to Commercialize the Existing Product;

(ii) Novartis has the right to grant the rights and licenses to Prometheus that are set forth in this Agreement and owns or Controls all right, title and interest in and to the Product Intellectual Property;

(iii) Except as listed on Schedule 6.2(d)(iii) of the Novartis Disclosure Schedule, Novartis has not granted any rights in the Product Intellectual Property that are inconsistent with or that limit the rights granted to Prometheus under this Agreement;

(iv) Except as listed on Schedule 6.2(d)(iv) of the Novartis Disclosure Schedule, Novartis has not assigned, licensed, sublicensed, or granted any interest in or options to the Product Intellectual Property or the Products in the Territory to any Third Party in violation of this Agreement;

(v) The Product Intellectual Property is free and clear of all Encumbrances created by Novartis or any of its predecessors that would (if foreclosed upon or otherwise) (A) restrict Prometheus’ rights and licenses thereunder as granted under this Agreement or use thereof as otherwise permitted under this Agreement, or (B) provide a Third Party with rights in the Product Patent Rights which conflict with Prometheus’ exclusive rights and licenses granted pursuant to this Agreement;

(vi) Since [* * *], Novartis has not received any written Claim alleging that Novartis’ or its licensees’ Development, use or Commercialization of the Products in the Territory infringe or misappropriate any Intellectual Property of any Third Party (including any Claim that Novartis or its licensees must license or refrain from using any Intellectual Property of any Third Party in order to Develop or Commercialize the Products);

(vii) To Novartis’ knowledge, the Commercialization of the Existing Product, in the Territory in accordance with this Agreement, does not and will not during the Term infringe upon, or misappropriate, any Intellectual Property rights of any Third Party;

(viii) To Novartis’ knowledge, no Third Party is interfering with, infringing upon, or misappropriating the Product Intellectual Property in any material respect in the Territory;

(ix) To Novartis’ knowledge, the Product Patent Rights existing as of the Effective Date are valid and enforceable;

(x) To Novartis’ knowledge, no Claim is pending or is threatened in writing which challenges the legality, validity, enforceability, use, or ownership of any Product Intellectual Property;

(xi) Schedule 6.2(d)(xi) of the Novartis Disclosure Schedule lists all Upstream License Agreements. Novartis has made available to Prometheus true and correct copies of all Upstream License Agreements; provided that such copies may have been redacted to prevent disclosure of financial information. As of the Effective Date, Novartis is not in material breach, violation or default (and would not by the lapse of time or the giving of notice or both, be in material default) under any of the Upstream License Agreements.

(e) Product Inventory. During the ninety (90) day period prior to the Effective Date, Novartis and its Affiliates have not sold the Products to any Third Party in the Territory other than in the ordinary course of business.

(f) Product Liability. Since [* * *], Novartis has not received any Product Liability Claims with respect to the Products in the Territory and no Product Liability Claim is pending.

(g) Existing Discount Agreements. Schedule 6.2(g)(1) of the Novartis Disclosure Schedule lists all Existing Discount Agreements. Except as set forth on Schedule 6.2(g)(2) of the Novartis Disclosure Schedule, Novartis has made available to Prometheus true and correct copies of all Existing Discount Agreements; provided that such copies may have been redacted to prevent disclosure of information not related to the Existing Product. As of the Effective Date, Novartis is not in material breach, violation or default (and would not by the lapse of time or the giving of notice or both, be in material default) under any of the Existing Discount Agreements.

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(h) Regulatory Approvals.

(i) As of the Effective Date, Exhibit F sets forth a true, correct and complete list of all material Regulatory Approvals owned or Controlled by Novartis or its Affiliates which are used to Commercialize the Existing Product in the Territory.

(ii) The Regulatory Approvals set forth in Exhibit F are in full force and effect. There is no proceeding by any Regulatory Authority pending or, to Novartis’ knowledge, threatened seeking the revocation or suspension of any such Regulatory Approval.

(iii) To Novartis’s knowledge, there are no facts which would reasonably be expected to cause (i) market withdrawal, recall or suspension of the Product, (ii) a change in the marketing classification of any Product in the Territory, (iii) a material change in the labeling of the Product in the Territory or (iv) termination or suspension of marketing of the Product.

(iv) To Novartis’ knowledge, all contract manufacturers, packagers, and other third party contractors involved in the manufacture, processing, testing, promoting or advertising of the Product are in material compliance with all applicable FDA regulations with respect to the Product.

(i) Terminology. For purposes of this Section 6.2 only, the term “Territory” shall be as defined as the United States and Canada, including their territories and possessions.

6.3 Representations and Warranties of Prometheus. Prometheus hereby represents and warrants to Novartis, as of the Effective Date, that:

(a) No Violation of Instruments or Contracts. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not:

(i) violate the Certificate of Incorporation or By-Laws of Prometheus;

(ii) materially conflict with or result in a material breach of any of the terms, conditions or provisions of, or constitute an express event of default under, any material instrument, agreement, mortgage, judgment, order, award, or decree to which Prometheus is a party or by which it is bound; and

(iii) require the affirmative approval, consent, authorization or other order or action of any court, Regulatory Authority or of any creditor of Prometheus or any of its Affiliates, or to the extent that any such approval, consent or other action is required, it has been obtained or completed by Prometheus prior to the Effective Date.

6.4 Covenants of Novartis.

(a) Upstream License Agreements. During the Term, Novartis shall not take any action, or intentionally omit to take any action required thereby, which would result in a material breach or early termination of any of the Upstream License Agreements or any material rights thereunder. Novartis shall not amend, modify or supplement the terms of, or waive any rights under, any Upstream License Agreement without the prior written consent of Prometheus where and to the extent that any such amendment or waiver would materially and adversely affect the rights and licenses granted to Prometheus pursuant to this Agreement. Novartis shall promptly notify Prometheus upon receipt by Novartis of any notice from any Upstream Licensor of any actual or alleged breach under any Upstream License Agreement that could result in the termination of such agreement or any material reduction or other material limitation in Novartis’ rights thereunder.

(b) Ineligible Persons. During the Term, Novartis will not hire or employ an Ineligible Person as either an employee or independent contractor to conduct any activities relating to the Products in the Territory under this Agreement or the Supply Agreement.

(c) Compliance with Applicable Law. Novartis and its Affiliates will ensure that they remain throughout the Term, in material compliance with all requirements of Applicable Law within the Territory in connection with all activities conducted under this Agreement or the Supply Agreement.

(d) Assignment. During the Term, Novartis will not assign, license, sublicense, or grant any interest in or options to the Product Intellectual Property or the Products in the Territory to any Third Party in violation of this Agreement.

(e) ROW Territory. From the Effective Date until the ROW Option Expiration Date, Novartis shall:

(i) use Commercially Reasonable Efforts to maintain all Regulatory Approvals held in its name outside the Territory immediately prior to the Effective Date in the same or a substantially similar manner as maintained by Novartis in the [* * *] ([* * *]) months prior to the Effective Date, and

(ii) not take any action relating to the Product or the Commercialization of the Product outside the Territory which would reasonably be expected to constitute a violation of Applicable Law.

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6.5 Covenants of Prometheus.

(a) Compliance with Applicable Law. Prometheus and its Affiliates will ensure that they remain throughout the Term, in material compliance with all requirements of Applicable Law within the Territory in connection with all activities conducted under this Agreement or the Supply Agreement.

(b) Ineligible Persons. During the Term, Prometheus will not hire or employ an Ineligible Person as either an employee or independent contractor to conduct any Commercialization, Development and/or any other activities relating to the Products in the Territory under this Agreement or the Supply Agreement.

(c) Financial Reporting Obligations. Prometheus shall deliver to Novartis:

(i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Prometheus, a consolidated balance sheet of Prometheus and its Affiliates as at the end of such fiscal year, and the related consolidated statements of income or operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an internationally recognized independent certified public accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and any written communication to Prometheus’ Audit Committee of its Board of Directors from its auditors setting forth a dispute with management regarding accounting or auditing matters;

(ii) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Prometheus, a consolidated balance sheet of Prometheus and its Affiliates as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of Prometheus’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the chief executive officer or chief financial officer of Prometheus as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Prometheus and its Affiliates in accordance with GAAP;

(iii) concurrently with delivery to the applicable lender(s), a copy of any certificates, reports or statements (including accountants’ certifications and compliance certificates) provided by Prometheus or its officers to its lenders under agreements, documents and instruments governing Debt;

(iv) written notice to Novartis on the same day as any written notice is provided by Prometheus to any lender relating to any default or breach, however designated, by Prometheus under any Debt or any agreement, document or instrument related thereto, together with a reasonable description of such default or breach;

(v) written notice to Novartis within one (1) Business Day of Prometheus’ receipt of any notice from a lender relating to a default or breach, however designated, by Prometheus, under any Debt or any agreement, document or instrument related thereto, or any acceleration of any Debt, together with a detailed description of such default, breach or acceleration;

(vi) written notice to Novartis within one (1) Business Day of initiation of any substantive discussions between Prometheus and any lender regarding a breach or default or impending breach or default, however designated, by Prometheus under any Debt or any agreement, document or instrument related thereto, together with a detailed description of such default or breach; and

(vii) copies of all agreements, documents or instruments relating to Debt for Borrowed Money entered into by Prometheus within fifteen (15) days after execution by the parties thereof, which copies may be redacted to remove the interest rate charged by the lender(s) thereof;

(viii) provided that, in the case of each of (i) and (ii) above, Prometheus shall be deemed to have delivered the applicable statements or documentation if such statements or documentation are filed with the SEC and made public by the SEC, such delivery to be deemed effective as of the date the applicable statement or documentation is publicly available. Furthermore, with respect to each of Prometheus’ obligations set forth in this Section 6.5(c), Novartis shall maintain such information as Confidential Information and, solely with respect to the agreements, documents and instruments set forth in Section 6.5(c)(vii), Novartis shall execute any confidentiality or non-disclosure agreements required by a Third Party in order for Prometheus to comply with its obligations set forth herein.

(d) No Encumbrances. Prometheus shall not grant, permit or otherwise suffer to exist any Encumbrances on Regulatory Approvals other than Permitted Encumbrances.

(e) No Implied Representations or Warranties. OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 6, NEITHER PARTY MAKES OR GIVES ANY OTHER REPRESENTATIONS OR WARRANTIES UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHATSOEVER, AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

SECTION 7.

INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

7.1 Novartis Indemnification Obligations. Novartis will defend Prometheus, its Affiliates and Sublicensees and each of their respective officers, directors, trustees, agents and employees (collectively, “Prometheus Indemnitees”) from and against all Claims, and indemnify and hold harmless such Prometheus Indemnitees from and against any and all losses, liabilities, obligations, awards, settlements, penalties, fines, sanctions, damages and reasonable costs (including awards of court costs and reasonable attorneys’ fees) (collectively, “Losses”) that result from any such Claims, where and to the extent that such Claims are made or brought against any Prometheus Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of:

(a) the negligent, reckless or willful actions or omissions of Novartis or its Affiliates in performing Novartis’ obligations under this Agreement;

(b) the material breach of any obligation, covenant, warranty or representation made by Novartis under this Agreement;

(c) the Development or Commercialization of any Product outside the Territory and/or outside the Field by or on behalf of Novartis and/or its Affiliates or licensees at any time prior to or following the Effective Date;

(d) the Development or Commercialization of any Product in the Territory by or on behalf of Novartis and/or its Affiliates or licensees prior to the Effective Date or after the Term (provided that any Product Liability Claims shall be subject to defense and indemnification in accordance with Section 7.4);

(e) the Development of any Product in the Territory by or on behalf of Novartis and/or its Affiliates or licensees during the Term;

(f) any violation of Applicable Law by Novartis, its Affiliates or agents;

(g) a Novartis Indemnitee’s breach of any Upstream License Agreement or any indemnification Claim by an Upstream Licensor that a Prometheus Indemnitee’s exercise of Prometheus’ rights or performance of Prometheus’ obligations in accordance with this Agreement constitutes a breach of any applicable Upstream License Agreement;

(h) any Claim that the Commercialization of the Existing Product infringes upon or misappropriates the Intellectual Property or proprietary rights of any Third Party (other than to the extent that such Claim relates to any Prometheus Improvements);

(i) any Claim arising under any MTA or any Existing Discount Agreement prior to its assignment to Prometheus pursuant to Section 3.2(f) or Section 4.6, as applicable; or

(j) Taxes (or the non-payment thereof) that are the responsibility of Novartis;

provided, however, except in each case to the extent that such Claim or Loss is attributable to any matter for which Prometheus is obligated to indemnify a Novartis Indemnitee pursuant to Section 7.2 below or the Supply Agreement. For the avoidance of doubt, the disclosures made by Novartis pursuant to the Novartis Disclosure Schedule shall not limit Novartis’ indemnification obligations set forth under this Section 7.1, except for Section 7.1(b).

7.2 Prometheus Indemnification Obligations. Prometheus will defend Novartis, its Affiliates, and the Upstream Licensors and each of their respective officers, directors, trustees, agents, employees and sublicensees (collectively, “Novartis Indemnitees”), from and against all Claims, and indemnify and hold harmless such Novartis Indemnitees from and against any and all Losses that result from such Claims, where and to the extent that such Claims are made or brought against any Novartis Indemnitee by or on behalf of a Third Party, and solely to the extent such Claim is based on or arises out of:

(a) the negligent, reckless or willful actions or omissions of Prometheus or its Affiliates in performing Prometheus’ obligations under this Agreement;

(b) the material breach of any obligation, covenant, warranty or representation made by Prometheus under this Agreement;

(c) the Development or Commercialization of any Product by Prometheus and/or its Affiliates or Sublicensees in the Territory during the Term (provided that any Product Liability Claims shall be subject to defense and indemnification in accordance with Section 7.4);

(d) any violation of Applicable Law by Prometheus, its Affiliates or agents;

(e) the content of the Prometheus Promotional Materials (excluding Novartis Promotional Materials);

(f) any Claim that the Development or Commercialization of any Prometheus Improvements or Necessary Diagnostic Improvements infringe upon or misappropriate the Intellectual Property or proprietary rights of any Third Party (other than to the extent that such Claim relates to the underlying Product Intellectual Property);

(g) Taxes (or the non-payment thereof) that are the responsibility of Prometheus; or

(h) any Claim arising under any MTA or any Existing Discount Agreement as of or after its assignment to Prometheus pursuant to Section 3.2(f) or Section 4.6, as applicable;

provided, however, except in each case to the extent that such Claim or Loss is attributable to any matter for which Novartis is obligated to indemnify a Prometheus Indemnitee pursuant to Section 7.1 above or the Supply Agreement.

7.3 Indemnity Procedures. A Person entitled to indemnification pursuant to either Section 7.1 or Section 7.2 will hereinafter be referred to as an “Indemnitee.” A Party obligated to indemnify an Indemnitee hereunder will hereinafter be referred to as an “Indemnitor.” In the event an Indemnitee is seeking indemnification under either Section 7.1 or Section 7.2, the Indemnitee will inform the Indemnitor of a Claim as soon as reasonably practicable after it receives notice of the Third Party Claim, it being understood and agreed that the failure by an Indemnitee to give notice of a Third Party Claim as provided in this Section 7.3 will not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that such Indemnitor is actually and materially prejudiced as a result of such failure to give notice. The Indemnitee will permit the Indemnitor to assume direction and control of the defense of the Claim, and, at the Indemnitor’s expense, will co-operate as reasonably requested in the defense of the Claim. The Indemnitee will have the right to retain its own counsel at its own expense; provided, that, if the Indemnitor assumes control of such defense and the Indemnitee reasonably concludes, based on advice from counsel, that the Indemnitor and the Indemnitee have conflicting interests with respect to such Claim, the Indemnitor will be responsible for the cost of one counsel for the Indemnitee (and all other Indemnitees in connection with the same Claim or multiple Claims arising out of the same events or circumstances). The Indemnitor may not settle such Claim, or otherwise consent to an adverse judgment in such Claim without the Indemnitee’s prior written consent, not to be unreasonably withheld or delayed; provided that the Indemnitor shall not require such consent with respect to the settlement of any Claim where the sole relief provided is for monetary damages that are paid in full by the Indemnitor, which would not materially diminish or limit or otherwise adversely affect the rights, activities or financial interests of the Indemnitee, and which does not result in any finding or admission of fault by the Indemnitee.

7.4 Defense of and Indemnification for Product Liability Claims. With respect to any Product Liability Claims resulting from the use or consumption of the Product in the Territory during the Term, the Parties agree that:

(a) Each Party will indemnify and hold harmless the Novartis Indemnitees or the Prometheus Indemnitees, as applicable, from and against [* * *] percent ([* * *]%) of (i) any and all Losses finally awarded by a court of competent jurisdiction or imposed by a Regulatory Authority against either Party, in each case that result from any Product Liability Claim made or brought against any Novartis Indemnitee or Prometheus Indemnitee, as applicable, by or on behalf of a Third Party and (ii) all Losses resulting from any settlements entered into by a Party pursuant to Section 7.4(d) relating to any Product Liability Claim made or brought against any Novartis Indemnitee or Prometheus Indemnitee.

(b) If either Party becomes aware of any Product Liability Claim, it shall inform the other Party as soon as reasonably practicable after it receives notice of such Product Liability Claim, it being understood and agreed that the failure by either Party to give notice of a Product Liability Claim will not relieve the other Party of its obligations under this Agreement except and only to the extent that such the other Party is actually and materially prejudiced as a result of such failure to give notice.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Novartis shall assume direction and control of the defense of any Product Liability Claim, and Prometheus will cooperate as reasonably requested in the defense of such Product Liability Claim; provided that Novartis shall (i) use counsel reasonably acceptable to Prometheus; and provided further that, if Prometheus reasonably concludes, based on advice from counsel, that Novartis and Prometheus have conflicting interests with respect to such Product Liability Claim, Prometheus shall have the right to obtain counsel of its own, (ii) keep Prometheus reasonably informed as to the status of the defense, and (iii) consult with Prometheus in good faith with regard to all material litigation strategy decisions in connection with such defense, including without limitation, joining Prometheus as a co-party. All reasonably incurred, direct Out-of-Pocket Costs incurred by either Party with respect to the defense of any Product Liability Claim shall be borne equally by the Parties. Novartis shall provide Prometheus an invoice for [* * *] percent ([* * *]%) of such costs each Calendar Quarter during the Term, and Prometheus shall pay the amount set forth in such invoice to Novartis within sixty (60) days after receipt.

(d) Neither Party may settle any Product Liability Claim, or otherwise consent to an adverse judgment in any Product Liability Claim without the other Party’s prior written consent, not to be unreasonably withheld or delayed.

(e) Each Calendar Quarter during the Term, Novartis shall provide Prometheus will a full accounting of all Losses incurred (if any) in connection with any Product Liability Claim for which each Party is obligated to indemnify the other pursuant to Section 7.4(a), together with an invoice for [* * *] percent ([* * *]%) of such Losses. Unless otherwise disputed by Prometheus in good faith, Prometheus shall pay the amount set forth in such invoice to Novartis within sixty (60) days after receipt.

7.5 No Punitive or Exemplary Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER ANY CIRCUMSTANCES OR ANY LEGAL OR EQUITABLE THEORY, WHETHER IN CONTRACT, STRICT LIABILITY OR OTHERWISE, FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUFFERED BY THE OTHER PARTY UNDER THIS AGREEMENT. FOR THE AVOIDANCE OF DOUBT, ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES AWARDED TO A THIRD PARTY IN RELATION TO A CLAIM FOR WHICH A PARTY HAS AN INDEMNIFICATION OBLIGATION PURSUANT TO SECTION 7.1 OR SECTION 7.2 OF THIS AGREEMENT, SHALL BE CONSIDERED DIRECT DAMAGES INCURRED BY THE INDEMNIFIED PARTY UNDER THIS AGREEMENT.

7.6 Insurance. During the Term of this Agreement, each Party shall at all times maintain insurance policies or self-insurance in such amounts and with such scope of coverage as are adequate to cover such Party’s obligations under this Agreement. If requested by the other Party, the insured Party shall furnish a Certificate of Insurance or other reasonable

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proof of coverage (which may be a certificate or other evidence issued by a Party under a program of self-insurance) evidencing the requisite coverage required under this Section during the Term of the Agreement.

SECTION 8.

INTELLECTUAL PROPERTY RIGHTS

8.1 Prosecution and Maintenance of Product Patent Rights and Product Marks.

(a) As between the Parties, (i) Novartis shall have the right and obligation, at its sole cost and expense, to conduct and control prosecution, maintenance, challenges against validity and unenforceability or patentability with respect to the Core Product Patent Rights and the Product Marks in the Territory, or to use Commercially Reasonable Efforts to cause its Upstream Licensors to do the same, consistent with past practice for the Products, and (ii) Novartis shall have the initial right (but not the obligation), at its sole cost and expense, to conduct and control prosecution, maintenance, challenges against validity and unenforceability or patentability with respect to the Secondary Product Patent Rights in the Territory existing as of the Effective Date, or to use Commercially Reasonable Efforts to cause its Upstream Licensors to do the same, consistent with past practice for the Products. At Novartis’ request, Prometheus shall cooperate, and shall cause its Affiliates and Sublicensees to cooperate, with and assist Novartis and its Upstream Licensors, as applicable, in connection with such activities. If Novartis creates any Improvements to the Product after the Effective Date which are patentable, the JDC shall discuss in good faith whether Novartis shall prosecute and maintain Patents covering the Product and/or the applicable Improvement to the Products in such jurisdictions.

(b) Prometheus shall not use a Product Mark in breach of the Novartis Trademark Guidelines set forth on Exhibit R. Prometheus shall promptly notify Novartis of its intention to cease using or not to initiate use of any Product Mark or Additional Product Mark, but in any event not less than [* * *] ([* * *]) days of the last use of such Product Mark or of the decision not to initiate use of such Product Mark or Additional Product Mark.

(c) Novartis shall not abandon, and, to the extent it has rights to do so under the Upstream License Agreements, shall not permit its Upstream Licensors to abandon, (i) any Product Patent Rights in the Territory, or (ii) subject to Prometheus complying with its obligations under subsection (b) of this Section 8.1, any of the Product Marks in the Territory, without providing in each case reasonable prior written notice to Prometheus of such intention to abandon such Product Patent Rights or Product Marks (which notice shall, in any event and to the extent Novartis receives such notice from its applicable Upstream Licensor, be given no later than sixty (60) days prior to the loss of any rights in such Product Patent Rights and/or Product Marks) and, only to the extent

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permitted by any applicable Upstream License Agreement, providing Prometheus an opportunity to assume responsibility for the prosecution and maintenance in Prometheus’ name of such Product Patent Rights and/or Product Marks, as applicable, at Novartis’ sole cost and expense with respect to any Core Product Patent Rights or Product Marks, or at Prometheus’ sole cost and expense with respect to any Secondary Product Patent Rights.

(d) If Prometheus reasonably believes that Novartis or its Upstream Licensor may fail to make any required payments or take any action required for the preparation, filing, prosecution, defense or maintenance of any Product Patent Rights and/or Product Marks in the Territory within a reasonable time, Prometheus shall provide Novartis with written notice of the same. If, having received such notice, and after discussion with Novartis, Novartis or the Upstream Licensor fails to take the required action at least [* * *] ([* * *]) Business Days before the deadline for taking such action unless Novartis has notified Prometheus in writing within [* * *] ([* * *]) Business Days of receiving such notice that it will either take action or its Upstream Licensors will take action by the deadline or that it has elected not to take action and not take action and does not permit Prometheus to take further action, Prometheus shall have the right (but with respect to Product Patent Rights licensed under the Upstream License Agreements, solely to the extent that Novartis has the right to do so under the applicable Upstream License Agreement) to thereafter make any such required payments or take any such required action and (i) with respect to any Core Product Patent Rights, obtain reimbursement from Novartis for such payments in the amounts set forth in paragraph (e) below; and (ii) with respect to any Secondary Product Patent Rights, make such payments and take any such required action at Prometheus’ sole cost and expense.

(e) In the event Prometheus elects to assume responsibility for any Core Product Patent Rights and/or Product Marks in accordance with Section 8.1(c) or incurs any costs and expenses in accordance with Section 8.1(d), Novartis shall reimburse Prometheus, within forty-five (45) days after the date of a reasonably detailed invoice and back-up therefor provided by Prometheus, [* * *] percent ([* * *]%) of Prometheus’ [* * *] associated with the prosecution and maintenance of any Core Product Patent Rights and/or Product Marks.

8.2 Co-Operation and Exchange of Information. Except to the extent restricted by any of the Upstream License Agreements, Novartis shall (a) keep Prometheus reasonably informed as to the status of any of the Product Intellectual Property in the Territory (which obligation shall be deemed satisfied by Novartis by the provision to Prometheus of a bi-annual status report), (b) consider in good faith the reasonable requests, suggestions and advice of Prometheus with respect to the prosecution, maintenance and defense of the Product Patent Rights and Product Marks in the Territory, (c) provide Prometheus with copies of material reports and correspondence (both received and filed from/with) the receiving office of any PCT application, the U.S. Patent and Trademark Office and/or other equivalent intellectual property Regulatory Authorities in the Territory to the extent that they relate to the Core Product Patent

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Rights or Product Marks, and (d) provide Prometheus with a reasonable opportunity to comment on (and consider all such comments in good faith) any correspondence or filings with or to the examiner of any Core Product Patent Rights.

8.3 Infringement or Misappropriation of Product Intellectual Property.

(a) Notice of Infringement by Third Parties. If either Party should become aware of any Claim, infringement or misappropriation or threatened Claim, infringement or misappropriation of the Product Intellectual Property by a Third Party or that the manufacture, use, importation or sale of the Product is infringing any Third Party Intellectual Property in the Territory, it shall promptly notify the other Party in writing and provide any information available to that Party relating to such alleged infringement.

(b) Responsibility for Enforcement.

(i) Novartis shall have the initial right to bring or control, at its own expense, any enforcement action directed to an alleged infringement or misappropriation of the Product Intellectual Property owned by Novartis or its Affiliates in the Territory, but shall consult with Prometheus in good faith with regard to all material litigation strategy decisions to the extent permissible by the Upstream License Agreements, including without limitation, joining Prometheus as a co-party (e.g., if necessary in order for the party plaintiffs to have standing and/or a viable claim for lost profit damages).

(ii) To the extent permitted by the applicable Upstream License Agreement, Novartis shall have the initial right to bring or control, at its own expense, any enforcement action directed to an alleged infringement or misappropriation of the Upstream Licensed Patents and/or the Upstream Licensed Know-How in the Territory, but shall consult Prometheus in good faith with regard to all material litigation strategy decisions, including without limitation, joining Prometheus as a co-party (e.g., if necessary in order for the party plaintiffs to have standing and/or a viable claim for lost profit damages).

(iii) In the event that the enforcement of any Upstream Licensed Patent and/or any Upstream Licensed Know-How is the responsibility of the applicable Upstream Licensor pursuant to Upstream License Agreements or an enforcement action cannot be brought by Novartis for lack of standing, Novartis agrees that, to the extent that Novartis has the right to do so under the Upstream License Agreement, Novartis (i) shall use Commercially Reasonable Efforts to cause such Upstream Licensor to bring or control in accordance with the applicable Upstream License Agreement, any enforcement action directed to an alleged infringement or misappropriation of the Upstream Licensed Patents and/or the Upstream Licensed Know-How in the Territory, (ii) shall consult Prometheus in good faith with regard to all material litigation strategy decisions, including without limitation, whether to join Prometheus and/or Novartis as co-parties, and (iii) shall not permit such Upstream Licensor to settle (or make any stipulation during) such enforcement action in a manner that would negatively affect

Prometheus’ rights and licenses pursuant to this Agreement without first obtaining Prometheus’ prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(iv) In the event that Novartis or an Upstream Licensor does not file suit against or commence settlement negotiations with the party responsible for an alleged infringement of any Product Intellectual Property within [* * *] ([* * *]) days of receipt of a written demand from Prometheus that Novartis and/or its Upstream Licensor bring suit, and it is determined by Prometheus after good faith consultation with Novartis that a suit should be filed by Novartis and/or the applicable Upstream Licensor, but Novartis and/or the applicable Upstream Licensor does not file suit or commence settlement negotiations forthwith against the infringer, then Prometheus shall have the right, at its own expense, to bring or control any enforcement action directed to the alleged infringement on behalf of itself, Novartis, and/or the Upstream Licensor, to the extent permitted by the relevant Upstream License Agreement.

8.4 Cooperation and Joinder.

(a) Prometheus shall reasonably cooperate in any enforcement action brought by Novartis or an Upstream Licensor pursuant to Section 8.3(b)(i), (ii) or (iii) above. In addition, to the extent determined in accordance with such Sections that Prometheus should be joined as a party, be permitted to join or be joined as a party therein, then, to the extent such cooperation or joinder came as a result of Novartis’ or the Upstream Licensor’s request, Novartis or the Upstream Licensor, as applicable, agrees to reimburse Prometheus for all Out-of-Pocket Costs (excluding reasonable attorneys’ fees unless the Parties are unable to utilize the same legal counsel due to an ethical conflict), that it may incur in connection with such assistance or joinder, including any award of costs against it.

(b) To the extent required or permitted in accordance with the applicable Upstream License Agreements, Novartis shall reasonably cooperate in any enforcement brought by an Upstream Licensor pursuant to Section 8.3(b)(iii), and as necessary join or be joined as a party therein.

(c) Novartis shall and shall cause the applicable Upstream Licensor to the extent permitted by the relevant Upstream License Agreement to reasonably cooperate in any enforcement brought by Prometheus pursuant to Section 8.3(b)(iv), and as necessary join or be joined as a party therein, provided Prometheus agrees to reimburse Novartis and/or the Upstream Licensor, as applicable, for all Out-of-Pocket Costs, damages and expenses, (excluding reasonable attorneys’ fees unless the Parties are unable to utilize the same legal counsel due to an ethical conflict), that it may incur in connection with such assistance or joinder, including any award of costs against it.

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(d) Any costs, expenses or damages hereunder to be reimbursed by one Party to the other shall be paid by the owing Party within sixty (60) days of receipt of an invoice therefor, including evidence that such costs, expenses or damages have been incurred.

8.5 Retention of Amounts Recovered. Except as otherwise required by the terms of any applicable Upstream License Agreements, any amount recovered in any action or suit brought in accordance with Section 8.3, whether by judgment or settlement, shall be applied as follows, unless otherwise agreed in writing by the Parties:

(a) First, to reimburse the Parties for their respective costs and expenses incurred in connection with such action or suit in accordance with Sections 8.3 and 8.4; and

(b) Second, if

(i) Novartis or an Upstream Licensor brings an enforcement action, then any amounts remaining shall be allocated [* * *] percent ([* * *]%) to Prometheus and [* * *] percent ([* * *]%) to Novartis and/or its Upstream Licensor, as applicable; or

(ii) Prometheus or its Affiliates or a Sublicensee brings an enforcement action, then any amounts remaining shall be allocated [* * *] percent ([* * *]%) to Prometheus and/or its Sublicensee, as applicable, and [* * *] percent ([* * *]%) to Novartis and/or its Upstream Licensor, as applicable;

In the event of any inconsistency between the terms of this Section 8.5 and the terms of any Upstream License Agreement, amounts recovered in any enforcement action or suit brought in accordance with Section 8.3 that pertain to the Upstream License Agreement shall be paid or retained in accordance with the terms of the applicable Upstream License Agreement.

8.6 Improvements.

(a) Ownership of Intellectual Property. The Parties agree that all determinations of inventorship shall be made in accordance with United States patent laws. Subject to the licenses granted pursuant to this Agreement, each Party or its Affiliates shall retain all right, title and interest in and to all Intellectual Property developed or acquired by such Party or its Affiliates prior to the Effective Date or during the Term which is outside the scope of this Agreement. The Parties shall jointly own all Improvements to one or more Products which are invented jointly by at least one employee or agent of each Party or its Affiliates (each a “Joint Improvement”). Prometheus and Novartis, as joint owners, shall each have the right to practice and to grant licenses under any Patent Rights covering Joint Improvements without the other Party’s consent or a duty of accounting, except as otherwise provided in this Agreement or agreed in writing by the Parties or as required by Applicable Law. The Parties shall

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determine the responsible Party for prosecution, maintenance and enforcement of Patents covering Joint Improvements, and the allocation of costs and recoveries associated with these activities, through mutual agreement on a case-by-case basis. Further, as between the Parties:

(i) Prometheus shall exclusively own: (A) any Prometheus Confidential Information; (B) the Prometheus Improvements; and (C) any and all Regulatory Approvals filed or awarded to Prometheus or its Affiliates during the Term in any jurisdiction in the Territory related to the Products, all subject to Section 10.7(d).

(ii) Novartis shall exclusively own: (A) any Novartis Confidential Information; and (B) the Novartis Improvements.

(b) Licenses to Novartis. If during the Term Prometheus or its Affiliates develops any Improvements (expressly excluding any Diagnostic Improvements) to one or more Products (each a “Prometheus Improvement”) or any Necessary (as defined below) Diagnostic Improvements, Prometheus hereby grants to Novartis, and Novartis shall receive:

(i) Licenses to Novartis Necessary for the Products.

(A) a [* * *] license under all Intellectual Property controlled by Prometheus or any of its Affiliates covering the Prometheus Improvements solely for the purpose of manufacturing, Developing, using and/or Commercializing the Products in or outside the Territory after (but not during) the Term;

(B) a [* * *] license under all Intellectual Property controlled by Prometheus or any of its Affiliates covering any Necessary Diagnostic Improvements solely for the purpose of manufacturing, Developing, using and/or Commercializing the Products in or outside the Territory after (but not during) the Term; provided that Prometheus shall have the right to continue to perform all diagnostic testing covered by any Necessary Diagnostic Improvements (as applicable) on commercially reasonable terms and compensation to be agreed upon by the Parties. For the purposes hereof, “Necessary” with respect to Prometheus Improvements or Diagnostic Improvements, shall mean that such Prometheus Improvements or Diagnostic Improvements, as the case may be, are included in the labeling for any of the Products or are required to be incorporated into or used in conjunction with the Products by any Applicable Law or any Regulatory Authority; and

(C) a [* * *] license under all Intellectual Property controlled by Prometheus or any of its Affiliates covering any and all Necessary Prometheus Improvements or Necessary Diagnostic Improvements, in each case, solely for the purpose of manufacturing, Developing, using and/or Commercializing the Products outside the Territory at any time during the Term.

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For the avoidance of doubt, to the extent the Intellectual Property covering the Prometheus Improvements and Necessary Diagnostic Improvements licensed to Novartis pursuant to this subsection (i) have applicability to any product (an “Other Product”) outside of the Product(s) or any Generic of the Product, nothing in this section shall be construed as preventing Prometheus from licensing such Intellectual Property to any Third Party for use with such Other Product, provided that such license does not interfere with the licenses granted to Novartis hereunder.

(ii) Other Licenses to Novartis.

(A) a [* * *] license under all Intellectual Property owned or licensed (with right to further sublicense) by Prometheus or any of its Affiliates covering such Prometheus Improvements that are not included in subsection (i) above, but which Novartis elects to receive solely in order to manufacture, Develop, use and/or Commercialize the Products outside the Territory at any time during or after the Term or in the Territory after the Term; and

(B) in the event that Prometheus or its Affiliates ceases commercializing any Diagnostic Improvement used in conjunction with the Product (and is not being licensed to Novartis pursuant to Section 8.6(b)(i) above), [* * *] license under all Intellectual Property owned or licensed (with right to further sublicense) by Prometheus or any of its Affiliates covering such Diagnostic Improvement solely in order to manufacture, Develop, use and/or Commercialize the Products outside the Territory at any time after the Term.

To the extent any Prometheus Improvement or any Diagnostic Improvement described above has been licensed to Prometheus or its Affiliates from a Third Party, Prometheus shall ensure that the license(s) granted under this Section 8.6(b) shall include a sublicense under such license on the same terms and conditions (including any royalty or other payment provisions) that such Third Party has granted such license to Prometheus or its Affiliates, as applicable. If, however, after using Commercially Reasonable Efforts in good faith, Prometheus and/or its Affiliates cannot [* * *] with respect to a Prometheus Improvement or Diagnostic Improvement, Prometheus and/or its Affiliates shall assign such license to Novartis or its Affiliate in lieu of granting a sublicense, provided that Novartis shall have the right to refuse such assignment, in its sole discretion, in which case it will forego rights under such license. Notwithstanding the foregoing, if Prometheus and/or its Affiliates has [* * *], Prometheus and/or its Affiliates shall have the right to assign such license to Novartis or its Affiliate in lieu of granting a sublicense, provided that Novartis shall have the right to refuse such assignment, in its sole discretion, in which case it will forego rights under such license.

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(c) Prosecution and Maintenance. Prometheus shall have the right (but not the obligation), at its sole cost and expense, to conduct and control prosecution, challenges against validity and unenforceability or patentability with respect to any Patents in the Territory covering Prometheus Improvements. If Prometheus or its Affiliates create any Prometheus Improvements which are patentable, Prometheus shall promptly consult with Novartis and the Parties shall mutually agree in writing to the allocations of responsibility and control regarding the conduct of prosecution and maintenance regarding any Patents outside of the Territory covering such Prometheus Improvements. If Prometheus intends to abandon its prosecution and maintenance of any such Patents, whether in the Territory or outside the Territory, it shall provide reasonable prior written notice to Novartis of such intention to abandon such Patents (which notice shall be given no later than [* * *] ([* * *]) days prior to the loss of any rights in such Patents) and shall provide Novartis or the Upstream Licensors an opportunity to assume responsibility for the prosecution and maintenance of such Patents in Novartis’ name or the Upstream Licensor’s name, as applicable.

(d) Enforcement. If either Party becomes aware of any actual or threatened infringement or misappropriation of any Prometheus Improvements by a Third Party or that the practice of any Prometheus Improvements is infringing any Third Party Intellectual Property, it shall promptly notify the other Party in writing and provide any information available to it relating to such alleged infringement. Prometheus shall have the right (but not the obligation) to bring or control, at its own expense, any enforcement action directed to an alleged infringement or misappropriation of any Prometheus Improvements, provided that if Prometheus does not file suit against or commence and conclude settlement negotiations with the party responsible for an alleged infringement of any Prometheus Improvement within ninety (90) days of receipt of a written demand from Novartis to bring suit and such Prometheus Improvement is licensed to Novartis pursuant to Section 8.6(b)(i), Novartis shall have the right, at its own expense, to bring or control any enforcement action directed to the alleged infringement on behalf of itself and Prometheus. Each Party shall reasonably cooperate in any enforcement action brought by the other Party with respect to any Prometheus Improvements in accordance with this Section, and as necessary join or be joined as a party therein, provided the other Party agrees to reimburse it for all Out-of-Pocket Costs, damages and expenses (excluding reasonable attorneys’ fees unless the Parties are unable to utilize the same legal counsel due to an ethical conflict) that it may incur in connection with such assistance or joinder, including any award of costs against it. Any amount recovered in any action or suit brought in accordance with this Section, whether by judgment or settlement, shall be applied (unless otherwise agreed in writing by the Parties) first, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such infringement action, and any remaining amounts shall be retained by the Party bringing such action.

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SECTION 9.

CONFIDENTIALITY

9.1 Nondisclosure. Confidential Information of the other Party shall be kept strictly confidential by the receiving Party and, except as expressly permitted herein or otherwise mutually agreed to by the Parties, shall not be disclosed to any Third Party by the receiving Party in any manner whatsoever, in whole or in part, without first obtaining the other Party’s prior written consent to such disclosure. The standard of care required of each Party in protecting the confidentiality of the other Party’s Confidential Information shall be at least the same standard of care that the receiving Party uses in protecting its own confidential and trade secret information, but in no event shall either Party use less than a reasonable standard of care. Except as mutually agreed upon by the Parties, Confidential Information may be used by the receiving Party or its Affiliates only for the purpose of exercising its rights and performing its obligations under this Agreement.

9.2 Permitted Exceptions. Each Party may disclose the other Party’s Confidential Information (i) to its employees, outside advisors, Affiliates, and in the case of Novartis its Upstream Licensors, or in the case of Prometheus its Sublicensees who reasonably need to know such information for the purpose of advising or assisting it in connection with this Agreement or in connection with exercising rights or performing obligations under the Upstream License Agreements or any Sublicense, as applicable, and, in addition, Prometheus may disclose the terms of this Agreement to any institutional investors or lenders of Prometheus who reasonably need to know such information for the purposes of evaluating Prometheus’ finances (each such employee, outside advisor, Affiliate, Upstream Licensor, Sublicensee, investor or lender being referred to herein as a “Representative”), (ii) to Regulatory Authorities in furtherance of obtaining and maintaining the Regulatory Approvals, Development of the Products or the prosecution of Product Patent Rights, and (iii) to any Third Parties if required by Applicable Law, subject to Section 9.5. Prior to disclosing any Confidential Information to any Representative pursuant to this Section 9.2, the receiving Party will inform such Representative of the proprietary nature of the Confidential Information and will require such Representative to agree in writing (except in the case of Affiliates or outside legal advisors or auditors, who may orally agree) to be bound by obligations of confidentiality and non-use no less restrictive than the requirements of this Section 9. Each Party agrees to be responsible for any breach of these confidentiality obligations by its Representatives. Either Party may disclose the existence of this Agreement and the terms and conditions hereof, without the prior written consent of the other Party, as may be required by applicable Law (including, without limitation, disclosure requirements of the Securities and Exchange Commission (“SEC”), NYSE, or any other stock exchange or NASDAQ), in which case the Party seeking to disclose the information shall give the other Party reasonable advance notice and the right to review and comment on any such disclosure (including any proposed filing of this Agreement with the SEC or equivalent governing body outside the U.S.) and shall seek confidential treatment of such Confidential Information to the extent possible under Applicable Law. Furthermore, notwithstanding anything to the contrary set forth herein, Novartis and its Affiliates shall have the right to disclose the existence of this Agreement and the terms and conditions hereof to any of the Upstream Licensors, to the extent required by the applicable Upstream License Agreements.

9.3 Consent. Confidential Information of the other Party shall not be utilized by a receiving Party except as expressly permitted herein, without first obtaining the other Party’s prior written consent to such utilization.

9.4 Excluded Information. Notwithstanding any provision herein to the contrary, the requirements of this Section 9 shall not apply to any information of either Party which:

(a) at the time of disclosure hereunder is generally available to the public;

(b) after disclosure hereunder becomes generally available to the public, except through breach of this Section 9 by the receiving Party or its Representatives;

(c) was not acquired directly or indirectly from the disclosing Party or its Affiliates and which the receiving Party lawfully had in its possession prior to disclosure by the disclosing Party or its Affiliates;

(d) is independently developed by employees or agents of the receiving Party or its Affiliates without the use of the Confidential Information of the disclosing Party or its Affiliates; or

(e) becomes available to the receiving Party from a Third Party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired directly or indirectly from the disclosing Party or its Affiliates.

9.5 Notification of Mandatory Disclosure.

(a) Procedures. In the event that either Party is required by Applicable Law or by judicial or administrative process to disclose any part of the other Party’s Confidential Information, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, with a view to permitting the other Party to seek an appropriate protective order or other remedy and/or waive compliance by the first Party with the provisions of this Section 9, (ii) consult with the other Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement, (iii) assist the other Party in seeking a protective order or equivalent, and (iv) comply with any applicable protective order or equivalent.

(b) Limitations. If, in the absence of such a protective order or such a waiver by the other Party of the provisions of this Section 9, the first Party is nonetheless required by Applicable Law to disclose any part of the other Party’s Confidential Information, the first Party may disclose such of the other Party’s Confidential Information without liability under this Agreement, except that the first Party shall (i) furnish only that portion of the other Party’s Confidential Information which is legally required and (ii) use its best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of such Confidential Information so required to be disclosed.

9.6 Publicity. All publicity, press releases and public announcements, in each case relating to the Products (other than press releases or public announcements by Novartis or its Affiliates outside the Territory which would not reasonably be expected to have an impact on the Development or commercialization of the Product in the Territory) and/or the transactions contemplated hereby shall be reviewed in advance by, and shall be subject to the written approval (such approval not to be unreasonably withheld) of both Parties; provided that such publicity, press releases and other public announcements shall not disclose any Confidential Information of the other Party hereunder and shall give appropriate attribution to the other Party’s role(s) in the project contemplated herein. Notwithstanding the foregoing, the Parties have agreed to the initial press release attached hereto as Exhibit O to be issued after January 25, 2010, and further disclosures of substantially the same information included therein. Each Party shall provide the other Party an opportunity to review and comment on the language of such attribution prior to first use thereof in a press release or other public disclosure. Furthermore, each Party shall notify the other Party prior to the first public disclosure of any data generated by it, its Affiliates, Sublicensees or licensees (as applicable) relating to the Products in the Territory, and shall provide the other Party an opportunity to review and comment on the language of such disclosure. Any information that is contained in an approved disclosure as described in the preceding sentences may be disclosed subsequently by either Party without the need to seek any further approval, subject to any restrictions that apply to the original disclosure. Notwithstanding anything to the contrary set forth herein, no publicity, press releases or public announcements, in each case relating to the Products or the terms of this Agreement or the Supply Agreement or the transactions contemplated hereby and thereby, shall be made by either Party prior to January 25, 2010; provided, however, that each of Novartis and Prometheus shall have the right to notify or inform its Customers, suppliers, vendors and any other Persons regarding the transactions contemplated by this Agreement and/or the Supply Agreement in order to carry out the assignments, transfers, deliveries and other obligations as contemplated by this Agreement. Furthermore, it shall not constitute a breach of this Section 9.6 where and to the extent that (i) Novartis or its Affiliates contact any healthcare providers or institutions or any other Persons who utilize the Product or treat patients with the Product in the Field who Novartis or its Affiliates normally call upon in the ordinary course of business in order to inform them of the transfer of Product responsibility from Novartis to Prometheus; and (ii) subject to the penultimate sentence of Section 9.2, Prometheus makes any disclosures or submit any filings to the SEC prior to January 18, 2010 relating to the Products or the terms of this Agreement or the Supply Agreement or the transactions contemplated hereby and thereby. The Parties shall mutually agree in writing to a public statement that either Party is permitted to make in the event a Person contacts such Party with regards to this Agreement and/or the Supply Agreement and/or the transactions contemplated hereby or thereby, during the period commencing on the Effective Date and ending on January 24, 2010.

9.7 Non-Disparagement. During the Term, Novartis agrees not to, and to cause its Affiliates, directors, officers, and senior management, not to, disseminate or publish in the context of professional or business activities any written, oral or electronically transmitted statement that is disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Products, and will inform its directors, officers and senior management of the terms of this Section. For the avoidance of doubt, the publication of any scientific or clinical data, and any factual statements or required disclosures by Novartis or its Affiliates, directors, officers and senior management regarding such results or data shall not be considered a breach of this

Section 9.7. The Parties also agree that the promotion by Novartis or its Affiliates of any drug in compliance with Applicable Laws and the guidelines of any Regulatory Authorities shall not in and of itself constitute a breach of this Section 9.7.

SECTION 10.

TERM AND TERMINATION

10.1 Term. The term of this Agreement will commence on the Effective Date and, unless sooner terminated as provided in this Section 10, shall continue until January 31, 2016 (the “Initial Term”), following which Prometheus shall have the sole right to extend the term of this Agreement on an annual basis for up to six (6) additional one-year (1) periods, subject to early termination as provided in this Section 10 (each an “Extension Term”) by providing notice of its election to extend not less than one hundred and twenty (120) days prior to the expiration of the Initial Term or the then-current Extension Term, as applicable, and paying the applicable Annual Extension Fee in accordance with Section 5.3. The Initial Term together with all Extension Terms shall be referred to herein as the “Term”.

10.2 Termination for Material Breach.

(a) Each Party will be entitled to terminate this Agreement in its entirety at any time during the Term by written notice to the other Party in the event that the other Party is in material default or breach of any material representation, warranty or obligation of such Party hereunder or under the Supply Agreement, and fails to remedy any such default or breach within the Cure Period (as defined below) after notice thereof by the non-defaulting/non-breaching Party. If such default or breach is not corrected within the applicable Cure Period, the non-defaulting/non-breaching Party will have the right to immediately terminate this Agreement by giving written notice to the Party in default or breach. For the avoidance of doubt, the following events shall be deemed to be a material breach of this Agreement by Prometheus: (i) the failure by Prometheus to pay any material amounts owing hereunder or under the Supply Agreement as set forth in this Agreement or the Supply Agreement, as applicable; (ii) the failure by Prometheus to meet any Minimum Marketing Spend or Minimum Detail Requirements in accordance with this Agreement, except as otherwise expressly permitted pursuant to Section 4.12(b); or (iii) the occurrence of a Financing Default. The “Cure Period” shall be ten (10) days in the event of a breach described in clause (i) of the preceding sentence, and, in all other cases shall be sixty (60) days; except that there shall be no Cure Period for a Financing Default. Notwithstanding anything to the contrary set forth under this Section 10.2(a) or under this Agreement, in the event of a Financing Default, (A) Novartis shall have the right to terminate this Agreement immediately upon the occurrence of such Financing Default and for a period of thirty (30) days thereafter, such termination being effective immediately upon Novartis’ written notice of termination; and (B) if Novartis so terminates this Agreement, such termination shall be deemed to be effective irrespective of whether such Financing Default is subsequently cured or waived.

(b) In addition, Prometheus will be entitled to terminate this Agreement in its entirety at any time during the Term by written notice to Novartis in the event of a

Novartis Catastrophic Breach, such written notice to be given no later than sixty (60) days after the occurrence of the Novartis Catastrophic Breach unless otherwise agreed to by the Parties in writing. Failure to give such notice within such sixty (60) day period shall constitute forfeiture of Prometheus’ right to terminate this Agreement pursuant to this Section 10.2(b) as a result of such Novartis Catastrophic Breach. Notwithstanding the forfeiture or election of Prometheus not to terminate pursuant to this Section 10.2(b), Prometheus shall retain all other rights and remedies available to it at law, in equity or provided under this Agreement. For purposes hereof, “Novartis Catastrophic Breach” means the occurrence of any of the following:

(i) Novartis’ breach of [* * *] due to a [* * *] (as defined in [* * *]) which breach both continues uncured for a period of [* * *] ([* * *]) consecutive months after the expiration of the [* * *] and results in a [* * *] for a period of more than [* * *] ([* * *]) days. For the purposes hereof, “[* * *]” means that [* * *] shall be [* * *], which the Parties agree shall mean [* * *] of [* * *] ([* * *]) days [* * *], provided that [* * *];

(ii) Novartis’ breach of any of clauses [* * *] of Section 6.2(d) (provided, that for purposes of this Section 10.2(b)(i) only, [* * *] which:

(A) results in Prometheus being required to [* * *] for a period of more than [* * *] ([* * *]) days pursuant to an injunction or order of a court of competent jurisdiction or any Regulatory Authority with jurisdiction in the United States, or

(B) permits the continued sale of the Products in the Territory but [* * *]; or

(iii) an [* * *];

provided that with respect to any event contemplated by Sections 10.2(b)(ii)(B) or 10.2(b)(iii), as the case may be, a “Catastrophic Breach” shall not be deemed to have occurred unless and until the applicable breach (and not any market event(s)) under this Section 10.2(b) causes a Significant Market Event.

With respect to the [* * *] ([* * *])-[* * *] periods referred to in Sections 10.2(b)(i) and 10.2(b)(ii)(A), (x) Novartis shall be entitled to extend [* * *] ([* * *])-[* * *] periods for an additional [* * *] ([* * *]) days by written notice of such extension to Prometheus, provided that Novartis shall be obligated to reimburse Prometheus for the cost of its Sales Representatives responsible for promoting the Products at a rate of [* * *] U.S. dollars ($[* * *]) per FTE, but not to exceed an aggregate of [* * *] U.S. dollars ($[* * *]) for such thirty (30)-day period, and (y) Prometheus will be relieved of a pro rata portion of its Minimum Marketing and Promotion Investment obligations for the calendar year in which such 60-day period (together with any extensions thereof) occurs (at a rate of a reduction of [* * *] for each [* * *] ([* * *]) day period).

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10.3 Bankruptcy.

(a) Either Prometheus or Novartis may terminate this Agreement without notice if an Insolvency Event occurs in relation to the other Party. In any event when a Party first becomes aware of the likely occurrence of any Insolvency Event in regard to that Party, it shall promptly so notify the other Party in sufficient time to give the other Party sufficient notice to protect its interests under this Agreement.

(b) Novartis may terminate this Agreement in the event Prometheus rejects this Agreement under Section 365 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Code”).

10.4 Termination for a Significant Market Event. Prometheus shall have the right to terminate this Agreement in its entirety by giving [* * *] ([* * *]) days prior written notice to Novartis in the event that a Significant Market Event occurs for a continuous period of [* * *] ([* * *]) months or more.

10.5 Termination for Change in Control of Prometheus. Any transaction that would, if consummated, result in a Change in Control Default Event (a “Change in Control Transaction”) shall be subject to the provisions of this Section 10.5. Prometheus shall notify Novartis in writing of a proposed Change in Control Transaction as soon as reasonably practicable after Prometheus determines to enter into such transaction. Such notice shall identify the other party or parties to the proposed Change in Control Transaction and shall provide Novartis with information material to the proposed transaction for the purpose of enabling, and that is reasonably sufficient for, Novartis to decide whether to exercise its rights under this Section 10.5; provided, however, that Prometheus shall not be required to disclose any information (other than the identity of the other party or parties to the proposed Change in Control Transaction) that Prometheus is prohibited from disclosing under the terms of a confidentiality agreement or covenant relating to such transaction. In the event that a transaction to which Prometheus is not a party occurs (or is proposed to occur) that results in (or would result in) a Change in Control Default Event (for example, by way of a sale of Prometheus voting securities by existing stockholders without the involvement of Prometheus), Prometheus shall notify Novartis in writing of such transaction immediately after Prometheus becomes aware of such transaction. Following the provision of notice by Prometheus of a proposed Change in Control Transaction in accordance with this Section 10.5, Novartis shall have a period of [* * *] ([* * *]) days during which to approve or reject such proposed Change in Control Transaction by providing notice in writing of such election to Prometheus (the “Approval Period”). If Novartis approves the Change in Control Transaction within the Approval Period, or if Novartis fails to reject the Change in Control Transaction within the Approval Period (in either case, a “Novartis CoC Waiver”), then Novartis shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 10.5 as a result of the closing of such Change in Control

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Transaction, provided that the closing takes place not more than one hundred eighty (180) days after the earlier of (i) expiration of the Approval Period or (ii) Novartis’ notice of approval of the Change of Control Transaction. Novartis shall have the right, in its sole discretion, to elect to terminate this Agreement following the closing of a Change in Control Transaction (other than any Change in Control Transaction with respect to which a valid Novartis CoC Waiver has been given or deemed given and remains in effect as provided above), provided that Novartis must exercise such right to terminate within [* * *] ([* * *]) days after closing of the Change in Control Transaction. Such termination of this Agreement shall be effective on the date upon which is [* * *] ([* * *]) days after Novartis’ notice of termination or such later date as the Parties may agree in writing.

10.6 Termination for Convenience by Prometheus. Prometheus may terminate this Agreement for convenience and without cause upon not less than [* * *] ([* * *]) days written notice to Novartis.

10.7 Effect of Termination.

(a) Termination of Licenses. Upon termination or expiration of this Agreement for any reason, all licenses and rights granted to Prometheus by Novartis under this Agreement, including, without limitation, under the Product Intellectual Property, will terminate, and all rights therein will revert to Novartis. The license granted to Novartis pursuant to Section 8.6(b) with respect to the Prometheus Improvements and Diagnostic Improvements shall survive termination or expiration of this Agreement in accordance with the terms set forth therein.

(b) Prometheus Promotional Materials; Remaining Inventory; Disclosure of Information. Upon termination or expiration of this Agreement for any reason:

(i) Prometheus shall cease using all Prometheus Promotional Materials except to the extent necessary to sell its current stock of Products in accordance with sub-paragraph (ii) below. Following the Sell-Off Period, Prometheus shall provide to Novartis a representational sample of all Prometheus Promotional Materials and training materials in Prometheus’ possession or Control and actively used by Prometheus as of the effective date of termination or expiration relating to the Products in the Territory. Novartis shall have the right, subject to compliance with Applicable Law, to use the Prometheus Promotional Materials to design and prepare new Promotional Materials for use in Commercializing the Products in the Territory and may copy, modify and use such Prometheus Promotional Materials in the same or similar manner as Novartis permitted Prometheus the use of the Novartis Promotional Materials pursuant to Section 4.3(a) of this Agreement, provided that, for the avoidance of doubt, nothing in this Section shall grant Novartis any rights to copy, modify or otherwise use any Prometheus Trademarks, logos or names for any purposes without the prior express written consent of Prometheus.

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(ii) Except in the case of expiration of this Agreement or termination by Novartis pursuant to Section 10.2 or 10.3 or termination by Prometheus pursuant to Section 10.6, Prometheus shall have a period of ninety (90) days from the effective date of termination (the “Sell-Off Period”) during which to sell its remaining stock of the Products in accordance with the terms and conditions of this Agreement. After such Sell-Off Period, Prometheus shall cease all Commercialization of the Products in the Territory; provided that Novartis shall repurchase all remaining Product from Prometheus at the Transfer Price paid by Prometheus therefor, but in no case to exceed the equivalent of [* * *] ([* * *]) [* * *] of Product based on historical sales rates over the prior calendar year.

(iii) Prometheus shall provide to Novartis (A) copies of all material written communication with the FDA and other Regulatory Authorities during the Term within ninety (90) days after the termination or expiration of this Agreement; (B) copies of all existing Product Marks and Product Trade Dress and (C) copies of any Product release data, stability documentation and/or other manufacturing, stability and release testing documentation to the extent generated by or on behalf of, or made available to, Prometheus or its Affiliates.

(c) Return of Confidential Information. At any time following termination or expiration of this Agreement, upon the request of the other Party, to the extent such Confidential Information is not reasonably necessary to enable a Party to perform its remaining obligations under this Agreement, the receiving Party shall promptly return to the other Party or destroy the other Party’s Confidential Information, and shall destroy all copies thereof, together with all notes, drawings, abstracts and other information relating to the other Party’s Confidential Information prepared by the receiving Party or any of its Representatives, regardless of the medium in which such information is stored; provided, however, that the receiving Party may maintain a single archival copy of the other Party’s Confidential Information in its files for purposes of establishing the extent of disclosures by the other Party under this Agreement. At either Party’s written request, such Party’s Confidential Information that is otherwise required to be returned to it shall be destroyed by the receiving Party and such destruction shall be certified in writing by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under Section 9.

(d) Assignment of Regulatory Approvals. Prometheus shall have no further right to file for or obtain Regulatory Approvals for the Product after the effective date of any expiration or termination of this Agreement. As of the Regulatory Approval Reversion Date, all Regulatory Approvals shall be and hereby are transferred and assigned to Novartis. In furtherance thereof, promptly, but in no event later than five (5) Business Days after the Regulatory Approval Reversion Date, Prometheus shall deliver to Novartis, electronically and in hard copy, executed letters (in a form pre-approved by Novartis) addressed to all applicable Regulatory Authorities in the jurisdictions in the

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Territory where Prometheus or its Affiliates has applied for, holds or has obtained Regulatory Approvals for the Products as of the effective date of expiration or termination, instructing the applicable Regulatory Authorities to transfer of all such Regulatory Approvals from Prometheus or its Affiliates to Novartis. Prometheus shall execute, acknowledge and deliver such further instruments, and shall use Commercially Reasonable Efforts to do all such other acts, necessary to effect the transfer of such Regulatory Approvals and all activities in connection therewith to Novartis, in each case at Novartis’ request. In the case of termination by Prometheus pursuant to Section 10.2 or 10.3, Novartis shall reimburse Prometheus for reasonable costs incurred in connection therewith. For purposes hereof, the “Regulatory Approval Reversion Date” shall mean, as applicable: (i) the expiration date of this Agreement, (ii) in the case of termination of this Agreement by Novartis pursuant to Section 10.2 or 10.3 or by Prometheus pursuant to Section 10.6, the date of such termination, or (iii) in the case of termination of this Agreement for any other reason, the expiration date of the Sell-Off Period.

(e) Transition of Products Following Termination or Expiration. Upon expiration or termination of this Agreement, the Parties shall reasonably cooperate in good faith to facilitate an orderly transition of responsibility for the Products back to Novartis. Prometheus shall deliver to Novartis copies of such documents, records and information as are reasonably necessary to achieve such transition and to enable Novartis to assume complete internal responsibility for the Commercialization of the Products in the same or similar manner as the transition services were provided by Novartis to Prometheus under the Transition Services Agreement and for reasonable compensation to be agreed upon by the Parties. Novartis shall be entitled to continue to manufacture and sell, at its sole cost and risk, Products in packaging that bears Prometheus’ name and bearing Prometheus’ NDC until Novartis has alternative packaging available to it, which Novartis shall use best efforts to obtain as soon as practicable and in no event later than ninety (90) days after the date of expiration or termination of this Agreement. Novartis shall indemnify Prometheus in connection with such manufacture and sale of Product bearing Prometheus’ name and/or a Prometheus NDC pursuant to Section 7.1. During the Term of this Agreement, Prometheus shall use Commercially Reasonable Efforts to procure and ensure the assignability to Novartis of all purchase orders, contracts, agreements, and governmental programs with respect to the Products which Prometheus enters into in connection with Prometheus’ performance of its obligations under this Agreement which Novartis could be reasonably expected to assume in order to continue the Development or to Commercialize the Product upon the expiration or earlier termination of this Agreement. Novartis, or any Person designated by Novartis, shall have the right, but not the obligation, to assume upon termination or expiration of this Agreement any or all of such purchase orders, contracts, agreements, governmental programs and other arrangements with respect to the Products entered into by Prometheus that are still in force at the time of such expiration or termination (“Transition Contracts”). Upon expiration or termination, Prometheus shall provide to Novartis a copy of all Transition Contracts and shall assign to Novartis, or any Person designated by Novartis, in a manner reasonably acceptable to Novartis, each Transition Contract designated by Novartis; provided, however, that Novartis shall neither have nor assume any liability with respect to Prometheus’ obligations and liabilities arising prior to the effective date of such assignment. In addition, if requested by Novartis and solely to the extent permitted by Applicable Laws, Prometheus shall provide Novartis with [* * *] for the Products and Novartis and its Affiliates and Sublicensees shall be entitled to use such list and contact information with regards to Prometheus Customers to continue the Development or to Commercialize the Products in the Territory upon the termination or expiration of this Agreement and thereafter. Notwithstanding anything contained in this Section, Prometheus shall have no obligation to discuss, disclose or assign any Transition Contract to Novartis (and/or its designee) unless Prometheus has the right to do so and any such discussion, disclosure and/or assignment will be subject to the terms and conditions of such Transition Contracts and Prometheus’ rights thereunder.

(f) [* * *]. For the purposes hereof, “Catastrophic Breach Date” means:

(i) with respect to a Novartis Catastrophic Breach covered by Section 10.2(b)(i), the [* * *] of the [* * *] ([* * *]) [* * *] grace period set forth in Section [* * *] for the applicable purchase order);

(ii) with respect to a Novartis Catastrophic Breach covered by Section 10.2(b)(ii)(A), the date that is the [* * *];

(iii) with respect to a Novartis Catastrophic Breach covered by Sections 10.2(b)(ii)(B) or 10.2(b)(iii), the [* * *];

In the event this Agreement is [* * *] and the [* * *] Catastrophic Breach Date occurs within the [* * *] ([* * *]) years after the Effective Date, then Prometheus shall be entitled to the following [* * *]:

(A) in the event that Prometheus so terminates this Agreement and the applicable Catastrophic Breach Date occurs [* * *] of the Effective Date: [* * *] US dollars ($[* * *]);

(B) in the event that Prometheus so terminates this Agreement and the applicable Catastrophic Breach Date occurs [* * *] of the Effective Date but prior to the second anniversary of the Effective Date: [* * *] US dollars ($[* * *]); and

(C) in the event that Prometheus so terminates this Agreement and the applicable Catastrophic Breach Date occurs [* * *] of the Effective Date but prior to the third anniversary of the Effective Date: [* * *] US dollars ($[* * *]).

The Parties acknowledge and agree that, notwithstanding any other provision of this Agreement or the Supply Agreement, with respect to any [* * *] pursuant to this Section 10.7(f), (w) [* * *], (x) damages resulting from the Novartis Catastrophic Event for which Prometheus has terminated the Agreement pursuant to Section 10.2(b) [* * *], (y) [* * *]; and (z) notwithstanding any other provision of this Agreement, the payment of such amount by Novartis as set forth under this Section 10.7(f) shall serve [* * *], other than, if applicable, Novartis’ obligations to indemnify the Prometheus Indemnitees in connection with Third Party Claims pursuant to Section 7.1 and Product Liability Claims pursuant to Section 7.4.

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(g) Pricing. During (i) any notice period given by a terminating Party pursuant to Section 10; and (ii) any transition period following the termination or expiration of this Agreement as provided under Section 10.7, Prometheus shall continue to price and discount the Products consistent with past practice over the prior twelve (12) months.

(h) Accrued Rights and Obligations. Except as provided in Section 10.7(f), expiration or termination of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, including any payment obligations, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

10.8 Survival Upon Termination or Expiration. The following provisions will survive any expiration or termination of this Agreement for the time period specified in such Sections, or if no such time period is specified, indefinitely:

(a) Sections 1, 2.5(b)(ii) & (iii), 2.5(c), 5.7, 7.1-7.5, 8, 9.1-9.5, 10.7, 10.8, 10.9 and 11; and

(b) Section 1 for the sole purposes of interpreting the obligations and liabilities between the Parties surviving expiration or termination of this Agreement.

10.9 Irrevocable Power of Attorney. Prometheus hereby irrevocably appoints Novartis as its true and lawful attorney-in-fact, with full power of substitution, to execute and deliver all such agreements, instruments, certificates and other documents, file any of the foregoing with applicable Regulatory Authorities, and take any and all other actions as are reasonably necessary or appropriate, upon expiration or termination of this Agreement for any reason (other than termination by Prometheus pursuant to Sections 10.2, 10.3, 10.4 or 10.6) to effectuate the provisions of Section 10.7(d) and this Section 10.9, including to submit the transfer letter set forth on Exhibit AA to the FDA. The power of attorney granted hereunder is coupled with an interest, and shall survive any Insolvency Event.

SECTION 11.

MISCELLANEOUS PROVISIONS

11.1 Dispute Resolution. Subject to Section 11.13, in the event of any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, or alleged breach of this Agreement (the “Dispute”), prior to instituting any Proceeding on account of such Dispute, the Parties shall attempt in good faith to settle such Dispute first by negotiation and consultation between themselves, including referral of such Dispute to the Chief Executive Officer of Prometheus and the head of the Oncology division of Novartis or his/her designee. In the event said executives are unable to resolve such

Dispute or agree upon a mechanism to resolve such Dispute within thirty (30) days of the first written request for dispute resolution under this Section 11.1 and provided that the ultimate decision-making authority is not otherwise expressly provided for in this Agreement, then the Parties shall be free to pursue any available remedy, including commencing legal Proceedings.

11.2 Force Majeure. Any delays in performance by any Party under this Agreement, other than with respect to Novartis’ obligation to grant the licenses hereunder and Prometheus’ obligations to make payments hereunder, shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, terrorism, fire, flood, explosion, earthquake, hurricanes, storms, tornadoes, riots, wars, civil disorder, labor disturbances, acts of terrorism or compliance with any order of any Regulatory Authority acting within color of right. The Party suffering such occurrence shall notify the other Party as soon as practicable of such inability and of the period for which such inability is expected to continue, and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence; provided, that the Party suffering such occurrence uses Commercially Reasonable Efforts to mitigate any damages incurred by the other Party and shall use Commercially Reasonable Efforts to resume full performance of its obligations under this Agreement as soon as reasonably practicable.

11.3 Standard Forms. In all communications, Novartis and Prometheus may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

11.4 Notices. In addition to any other specific procedures for notification required herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), or by facsimile transmission (with telephone confirmation), and shall be deemed to have been given or made: (i) if personally delivered, on the day of such delivery; (ii) if sent by overnight courier, on the day following the date deposited with such overnight courier service; or (iii) if by facsimile transmission, on the date transmitted to receiving facsimile machine with written confirmation of receipt, in each case pending the designation of another address, addressed as follows:

If to Novartis:

Novartis Vaccines and Diagnostics, Inc.

350 Massachusetts Avenue

Cambridge, MA 02139

[* * *]

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With a copy (which shall not constitute notice) to:

Novartis Vaccines and Diagnostics, Inc.

350 Massachusetts Avenue

Cambridge, MA 021139

[* * *]

and

Novartis Pharmaceuticals Corporation

180 Park Avenue/Building 105

Florham Park, New Jersey 07932

[* * *]

If to Prometheus:

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, CA 92121

Attn: President

Facsimile: (858) 410-1945

With a copy (which shall not constitute notice) to:

Prometheus Laboratories Inc.

9410 Carroll Park Drive

San Diego, CA 92121

Attn: Legal Department

Facsimile: (858) 332-3393

11.5 Independent Contractors. In the exercise of its obligations and in respect of its rights and entitlements hereunder or in respect hereof, Prometheus and Novartis are and shall in all respects be treated as independent contractors with respect to each other. Neither Party shall be deemed to be a co-venturer or partner of the other. Neither Party is an employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party. Except as otherwise provided in this Agreement, each Party shall be solely responsible for the acts, conduct and expenses of its own employees, Affiliates, and agents and shall pay all of its own expenses imposed or otherwise incurred in connection with the obligations of such Party under this Agreement. Neither Party shall incur any expense that is reimbursable by the other Party unless such expense has been previously approved by the other Party in writing or is otherwise provided for in this Agreement.

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11.6 Assignment; Binding Effect. Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Party; provided, however, that (i) Novartis may assign this Agreement to an Affiliate or to a successor to all or substantially all of its assets relating to the Product Intellectual Property or the Product, and (ii) Prometheus may assign this Agreement to an Affiliate or to a successor to all or substantially all of its business to which this Agreement relates, provided that (x) the total revenue derived by Prometheus from the sales of the Products by Prometheus and its Affiliates and Sublicensees in the immediately prior [* * *] ([* * *]) month period represents no more than [* * *] percent ([* * *]%) of the aggregate revenues of such business to which this Agreement relates for the immediately prior [* * *] month period, each as determined in accordance with Prometheus’ Accounting Standards as consistently applied and (y) in no event may Prometheus assign this Agreement to any Person who itself, or through its Affiliates or licensees, is Commercializing a Competitive Product. Notwithstanding the foregoing, with respect to Product Intellectual Property licensed to Novartis pursuant to any Upstream License Agreement and sublicensed to Prometheus hereunder, such sublicense shall not be assignable by Prometheus to the extent such assignment is not permitted by the applicable Upstream License Agreement. Any assignment or transfer of rights in breach of this Section 11.6 shall be null and void.

11.7 Amendment. Any amendment, modification or supplement of or to any provision of this Agreement, including the Exhibits hereto, shall be effective only in a writing and signed by a duly authorized officer of suitable title of all Parties hereto. The Parties hereto waive the right to amend the provisions of this Section 11.7 orally.

11.8 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

11.9 Waiver. Any failure of Prometheus or Novartis to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

11.10 Drafting Ambiguities. Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendment or Schedule to this Agreement.

11.11 Headings. The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

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11.12 Exhibits. All Exhibits delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Exhibit delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

11.13 Injunctive Relief. Each of the Parties agrees that if certain material obligations under this Agreement are not performed in accordance with their specific terms or are otherwise breached, (a) severe and irreparable damage would occur, (b) no adequate remedy at law would exist, and (c) damages would be difficult to determine. Each of the Parties agrees that, in such case, the injured Party shall be authorized and entitled to obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, as well as any other relief permitted by Applicable Law, and the breaching Party shall waive any requirement that such Party post bond as a condition for obtaining any such relief.

11.14 Extension to Novartis Affiliates. Novartis shall have the right to extend the rights granted to Novartis in this Agreement or transfer its obligations under this Agreement to, or have its obligations or responsibilities under this Agreement performed by, one or more of its Affiliates. All applicable terms and conditions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended or transferred to the same extent as such terms and conditions apply to Novartis.

11.15 Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New Jersey without regard to conflict of law principles that would result in the application of any Applicable Law other than the laws of the State of New Jersey.

11.16 Applicability of Section 365(n) of the Bankruptcy Code. In the event either Party becomes a debtor under Title 11 of the U.S. Code, this Agreement shall be deemed to be, for purposes of Section 365(n) of Title 11, a license to “Intellectual Property” as defined therein and the other Party and its Affiliates, and each of their successors and assigns as licensees shall have the rights and elections as specified in Section 365(n) of Title 11 of the U.S. Code. Without limiting the foregoing, upon termination of this Agreement by a trustee or executor of either Party which has rejected this Agreement pursuant to any non-contractual rights afforded to it by applicable bankruptcy law and/or a U.S. or foreign bankruptcy court or other tribunal of competent jurisdiction, all rights and licenses herein granted to the other Party shall nonetheless continue in full force and effect in accordance with the terms of this Agreement.

11.17 Consents to Assignment. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the transfer or assignment by Novartis of an agreement with a Third Party (each a “Third Party Agreement”) as set forth herein would require any Third Party authorizations, approvals, consents or waivers (collectively, the “Consent”), and such Consent shall not have been obtained prior to or as of the effective date of assignment, then after the Effective Date, the Parties shall cooperate to obtain promptly such Consent. Pending receipt of any such Consent, the Parties shall use their Commercially Reasonable Efforts to implement an alternative arrangement to permit Prometheus to receive substantially similar rights and for Prometheus to assume substantially similar obligations under any such Third Party Agreement as if such impediment to assignment or transfer did not exist, and Novartis shall, if directed by Prometheus and on Prometheus’ behalf, exercise its right, if any, [* * *], except that Novartis shall not be obligated to [* * *] if Novartis agrees to bear any costs and expenses associated with the [* * *].

11.18 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other commercially reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

11.20 Entire Understanding. This Agreement, the Exhibits attached hereto, the Novartis Disclosure Schedule, the Supply Agreement, the QA Agreement (as defined in the Supply Agreement), the Pharmacovigilance Agreement and any other agreement expressly identified herein, represent the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the Parties with respect to such subject matter, which are hereby expressly terminated. In the event of any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of this Agreement shall control and prevail.

[The remainder of this page is intentionally left blank.]

[Signature Page to Distribution and Promotion Agreement]

IN WITNESS WHEREOF, the Parties have caused this Distribution Agreement to be executed by their duly authorized representatives as of the Effective Date.

NOVARTIS VACCINES AND DIAGNOSTICS, INC.		PROMETHEUS LABORATORIES INC.

By:	/s/ Maureen A. Rogers	By:	/s/ Joseph M. Limber
Name:	Maureen A. Rogers	Name:	Joseph M. Limber
Title:	Vice President	Title:	President and CEO

EXHIBIT A

PRODUCTS

Human recombinant Interleukin-2 (rhIL-2) in a lyophilized cake in vials containing 18 MIU each, as Commercialized by Novartis as of the Effective Date in the Territory.

A-1

EXHIBIT B

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B-1

EXHIBIT C

PRODUCT MARKS

Trademark	Country	Registered Owner	Reg. No.	Renew Date	Current Status
PROLEUKIN	Canada	Novartis Vaccines and Diagnostics, Inc.	330083	17-Jul-2017	Registered
PROLEUKIN	US	Novartis Vaccines and Diagnostics, Inc.	1,369,770	12-Nov-2015	Registered
PROLEUKIN & Swirl Design	US	Novartis Vaccines and Diagnostics, Inc.	2,857,698	29-Jun-2014	Registered

C-1

EXHIBIT D

PRODUCT PATENT RIGHTS

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[* * *]	Ctry	Filing Number	Publication	Grant Number	Grant	[* * *]
[* * *]	AU	35756/84	18 Jan 1990	592527	04 Jun 1998	[* * *]
[* * *]	AU	35756-84				[* * *]

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[* * *]	CA	468658				[* * *]
[* * *]	CA	468658				[* * *]
[* * *]	DK	5607-84				[* * *]
[* * *]	DK	5607-84	27 Nov 1984	164174	05 Oct 1992	[* * *]
[* * *]	EP	84308153.0	19 Jun 1985			[* * *]
[* * *]	EP	91105904.6				[* * *]
[* * *]	EP	96201538.4	02 Jan 1997			[* * *]
[* * *]	EP	96201538.4				[* * *]
[* * *]	GR	81040-A				[* * *]
[* * *]	GR	81040-A	26 Nov 1984	81040	26 Nov 1984	[* * *]
[* * *]	IE	3032-84				[* * *]
[* * *]	IE	1984/3032				[* * *]
[* * *]	JP	225079/83				[* * *]
[* * *]	MY	PI87002002	05 May 1994	MY103892A	30 Oct 1993	[* * *]
[* * *]	MY	PI8702002		MY103892A	30 Oct 1993	[* * *]
[* * *]	NZ	210352	02 May 1989	210352	02 May 1989	[* * *]
[* * *]	NZ	210352		210352	02 May 1989	[* * *]
[* * *]	PH	31488	28 Apr 2000	1-1984-31488	28 Apr 2000	[* * *]
[* * *]	PH	31488		1-1984-31488	28 Apr 2000	[* * *]
[* * *]	SG	9604789-9	20 Feb 1998	46452	20 Feb 2001	[* * *]
[* * *]	SG	9604789-9				[* * *]
[* * *]	US	07/298228				[* * *]
[* * *]	US	07/582778				[* * *]
[* * *]	US	07/942358	07 Nov 1995	5464939	07 Nov 1995	[* * *]
[* * *]	US	06/674556				[* * *]
[* * *]	ZA	84-9221	26 Nov 1984	84-9221	26 Nov 1984	[* * *]
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EXHIBIT E

PRODUCT TRADE DRESS

NDC 0078-0495-61 Rx only

Aldesleukin

Proleukin® for Injection

22 million IU 1.3 mg

SINGLE USE VIAL

FOR IV USE ONLY

REFRIGERATE NO PRESERVATIVE

NOVARTIS

See package insert for usual dose, reconstitution directions, and complete prescribing information. Store in refrigerator 2°-8°C (36°-46°F). PROTECT FROM LIGHT. Store in carton until time of use. Mfd. by: Novartis Vaccines and Diagnostics, Inc., Emeryville, CA 94608 ©Novartis US Lic. No. 1751

RSS Bar Code Area

Lot #

Exp.

5000916

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UPC Bar Code Area 0078-0495-61

NDC 0078-0495-61

Aldesleukin Proleukin®

For Injection

22 million IU 1.3 mg

SINGLE-USE VIAL

FOR IV USE ONLY

REFRIGERATE

Rx only

Novartis

Lot #

Exp.

5000917

Before and after reconstitution, store in a refrigerator at 2°-8°C (36°-46°F). PROTECT FROM LIGHT. Store in carton until time of use. Use within 48 hours after reconstitution.

RECONSTITUTE WITH 1.2 ML STERILE WATER FOR

INJECTION, USP. WHEN RECONSTITUTED, EACH ML CONTAINS 18 MILLION IU (1.1 MG) PROLEUKIN, 50 mg mannitol, 0.18 mg sodium dodecyl sulfate buffered with 0.17 mg monobasic sodium phosphate and 0.89 mg dibasic sodium phosphate. Swirl gently.

DO NOT SHAKE. Contains no preservative. Discard unused portion.

See package insert for usual dose and complete prescribing information.

Aldesleukin Proleukin®

For Injection

22 million IU 3.1 mg

See bottom panel for Lot No. and Exp. Date.

PROLEUKIN should be administered only to well-informed patients in a hospital setting under the supervision of a qualified physician experienced in the use of cancer therapeutic agents.

Professional assistance is available by calling toll-free:

1-888-NOW-NOVA

(1-888-669-6682).

Manufactured by: Novartis Vaccines and Diagnostics, Inc. Emeryville, CA 94608 Distributed by:

Novartis Pharmaceuticals Corp. East Hanover, NJ 07936 US Lic No. 1751 US Patents: RE33653; 4,530,787; 4,569,790; 4,604,377; 4,959,314; 4,853,332; 4,748,234; 4,572,798; 5,464,939 ©Novartis

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Final Draft Label Approved 4/8/09
BL STN 103293/5087

NOVARTIS

PROLEUKIN® (aldesleukin)
Lyophilized powder for solution for intravenous use

Rx Only

WARNINGS

Therapy with PROLEUKIN® (aldesleukin) should be restricted to patients with normal cardiac and pulmonary functions as defined by thallium stress testing and formal pulmonary function testing. Extreme caution should be used in patients with a normal thallium stress test and a normal pulmonary function test who have a history of cardiac or pulmonary disease.

PROLEUKIN should be administered in a hospital setting under the supervision of a qualified physician experienced in the use of anticancer agents. An intensive care facility and specialists skilled in cardiopulmonary or intensive care medicine must be available.

PROLEUKIN administration has been associated with capillary leak syndrome (CLS) which is characterized by a loss of vascular tone and extravasation of plasma proteins and fluid into the extravascular space. CLS results in hypotension and reduced organ perfusion which may be severe and can result in death. CLS may be associated with cardiac arrhythmias (supraventricular and ventricular), angina, myocardial infarction, respiratory insufficiency requiring intubation, gastrointestinal bleeding or infarction, renal insufficiency, edema, and mental status changes.

PROLEUKIN treatment is associated with impaired neutrophil function (reduced chemotaxis) and with an increased risk of disseminated infection, including sepsis and bacterial endocarditis. Consequently, preexisting bacterial infections should be adequately treated prior to initiation of PROLEUKIN therapy. Patients with indwelling central lines are particularly at risk for infection with gram positive microorganisms. Antibiotic prophylaxis with oxacillin, nafcillin, ciprofloxacin, or vancomycin has been associated with a reduced incidence of staphylococcal infections.

PROLEUKIN administration should be withheld in patients developing moderate to severe lethargy or somnolence; continued administration may result in coma.

DESCRIPTION

PROLEUKIN® (aldesleukin), a human recombinant interleukin-2 product, is a highly purified protein with a molecular weight of approximately 15,300 daltons. The chemical name is des-alanyl-1, serine-125 human interleukin-2. PROLEUKIN, a lymphokine, is produced by recombinant DNA technology using a genetically engineered E. coli strain containing an analog of the human interleukin-2 gene. Genetic engineering techniques were used to modify the human IL-2 gene, and the resulting expression clone encodes a modified human interleukin-2. This recombinant form differs from native interleukin-2 in the following ways: a) PROLEUKIN is not glycosylated because it is derived from E. coli; b) the molecule has no N-terminal alanine; the codon for this amino acid was deleted during the genetic engineering procedure; c) the molecule has serine substituted for cysteine at amino acid position 125; this was accomplished by site specific manipulation during the genetic engineering procedure; and d) the aggregation state of PROLEUKIN is likely to be different from that of native interleukin-2.

The in vitro biological activities of the native nonrecombinant molecule have been reproduced with PROLEUKIN.1,2

PROLEUKIN is supplied as a sterile, white to off-white, lyophilized cake in single-use vials intended for intravenous (IV) administration. When reconstituted with 1.2 mL Sterile Water for Injection, USP, each mL contains 18 million IU (1.1 mg) PROLEUKIN, 50 mg mannitol, and 0.18 mg sodium dodecyl sulfate, buffered with approximately 0.17 mg monobasic and 0.89 mg dibasic sodium phosphate to a pH of 7.5 (range 7.2 to 7.8). The manufacturing process for PROLEUKIN involves fermentation in a defined medium containing tetracycline hydrochloride. The presence of the antibiotic is not detectable in the final product. PROLEUKIN contains no preservatives in the final product.

PROLEUKIN biological potency is determined by a lymphocyte proliferation bioassay and is expressed in International Units (IU) as established by the World Health Organization 1st International Standard for Interleukin-2 (human). The relationship between potency and protein mass is as follows:

18 million (18 x 106) IU PROLEUKIN = 1.1 mg protein

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CLINICAL PHARMACOLOGY

PROLEUKIN® (aldesleukin) has been shown to possess the biological activities of human native interleukin-2.1,2 In vitro studies performed on human cell lines demonstrate the immunoregulatory properties of PROLEUKIN, including: a) enhancement of lymphocyte mitogenesis and stimulation of long-term growth of human interleukin-2 dependent cell lines; b) enhancement of lymphocyte cytotoxicity; c) induction of killer cell (lymphokine-activated (LAK) and natural (NK)) activity; and d) induction of interferon-gamma production.

The in vivo administration of PROLEUKIN in animals and humans produces multiple immunological effects in a dose dependent manner. These effects include activation of cellular immunity with profound lymphocytosis, eosinophilia, and thrombocytopenia, and the production of cytokines including tumor necrosis factor, IL-1 and gamma interferon.3 In vivo experiments in murine tumor models have shown inhibition of tumor growth.4 The exact mechanism by which PROLEUKIN mediates its antitumor activity in animals and humans is unknown.

Pharmacokinetics

PROLEUKIN exists as biologically active, non-covalently bound microaggregates with an average size of 27 recombinant interleukin-2 molecules. The solubilizing agent, sodium dodecyl sulfate, may have an effect on the kinetic properties of this product.

The pharmacokinetic profile of PROLEUKIN is characterized by high plasma concentrations following a short IV infusion, rapid distribution into the extravascular space and elimination from the body by metabolism in the kidneys with little or no bioactive protein excreted in the urine. Studies of IV PROLEUKIN in sheep and humans indicate that upon completion of infusion, approximately 30% of the administered dose is detectable in plasma. This finding is consistent with studies in rats using radiolabeled PROLEUKIN, which demonstrate a rapid (<1 min) uptake of the majority of the label into the lungs, liver, kidney, and spleen.

The serum half-life (T 1/2) curves of PROLEUKIN remaining in the plasma are derived from studies done in 52 cancer patients following a 5-minute IV infusion. These patients were shown to have a distribution and elimination T 1/2 of 13 and 85 minutes, respectively.

Following the initial rapid organ distribution, the primary route of clearance of circulating PROLEUKIN is the kidney. In humans and animals, PROLEUKIN is cleared from the circulation by both glomerular filtration and peritubular extraction in the kidney.5-8 This dual mechanism for delivery of PROLEUKIN to the proximal tubule may account for the preservation of clearance in patients with rising serum creatinine values. Greater than 80% of the amount of PROLEUKIN distributed to plasma, cleared from the circulation and presented to the kidney is metabolized to

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amino acids in the cells lining the proximal convoluted tubules. In humans, the mean clearance rate in cancer patients is 268 mL/min.

The relatively rapid clearance of PROLEUKIN has led to dosage schedules characterized by frequent, short infusions. Observed serum levels are proportional to the dose of PROLEUKIN.

CLINICAL STUDIES

Safety and efficacy were studied in a series of single and multicenter, historically controlled studies enrolling a total of 525 patients with metastatic renal cell carcinoma or melanoma. Eligible patients had an Eastern Cooperative Oncology Group (ECOG) Performance Status (PS) of 0 or 1 and normal organ function as determined by cardiac stress test, pulmonary function tests, and creatinine ≤1.5 mg/dL. Studies excluded patients with brain metastases, active infections, organ allografts and diseases requiring steroid treatment.

The same treatment dose and schedule was employed in all studies demonstrating efficacy. PROLEUKIN was given by 15 min IV infusion every 8 hours for up to 5 days (maximum of 14 doses). No treatment was given on days 6 to 14 and then dosing was repeated for up to 5 days on days 15 to 19 (maximum of 14 doses). These 2 cycles constituted 1 course of therapy. Patients could receive a maximum of 28 doses during a course of therapy. In practice >90% of patients had doses withheld. Doses were withheld for specific toxicities (See “DOSAGE AND ADMINISTRATION” section, “Dose Modifications” subsection and “ADVERSE REACTIONS” section).

Metastatic Renal Cell Cancer

Two hundred fifty-five patients with metastatic renal cell cancer (metastatic RCC) were treated with single agent PROLEUKIN in 7 clinical studies conducted at 21 institutions. Metastatic RCC patients received a median of 20 of 28 scheduled doses of PROLEUKIN.

In the renal cell cancer studies (n=255), objective response was seen in 37 (15%) patients, with 17 (7%) complete and 20 (8%) partial responders (See Table I). The 95% confidence interval for objective response was 11% to 20%. Onset of tumor regression was observed as early as 4 weeks after completion of the first course of treatment, and in some cases, tumor regression continued for up to 12 months after the start of treatment. Responses were observed in both lung and non-lung sites (e.g., liver, lymph node, renal bed occurrences, soft tissue). Responses were also observed in patients with individual bulky lesions and high tumor burden.

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TABLE 1: PROLEUKIN CLINICAL RESPONSE DATA

	Number of Responding Patients (response rate)	Median Response Duration in Months (range)
Metastatic RCC		
CR's	17 (7%)	80+* (7 to 131+)
PR's	20 (8%)	20 (3 to 126+)
PR's + CR's	37 (15%)	54 (3 to 131+)

(+) sign means ongoing

* Median duration not yet observed; a conservative value is presented which represents the minimum median duration of response.

Lack of efficacy with low dose PROLEUKIN regimens

Sixty-five patients with metastatic renal cell cancer were enrolled in a single center, open label, non-randomized trial that sequentially evaluated the safety and anti-tumor activity of two low dose PROLEUKIN regimens. The regimens administered $18x10^6$ IU PROLEUKIN as a single subcutaneous injection, daily for 5 days during week 1; PROLEUKIN was then administered at $9 x10^6$ IU days 1-2 and $18 x10^6$ IU days 3-5, weekly for an additional 3 weeks (n=40) followed by a 2 week rest or 5 weeks (n=25) followed by a 3 week rest, for a maximum of 3 or 2 treatment cycles, respectively.

These low dose regimens yielded substantially lower and less durable responses than those observed with the approved regimen. Based on the level of activity, these low dose regimens are not effective.

Metastatic Melanoma

Two hundred seventy patients with metastatic melanoma were treated with single agent PROLEUKIN in 8 clinical studies conducted at 22 institutions. Metastatic melanoma patients received a median of 18 of 28 scheduled doses of PROLEUKIN during the first course of therapy. In the metastatic melanoma studies (n=270), objective response was seen in 43 (16%) patients, with 17 (6%) complete and 26 (10%) partial responders (See Table II). The 95% confidence interval for objective response was 12% to 21%. Responses in metastatic melanoma patients were observed in both visceral and non-visceral sites (e.g., lung, liver, lymph node, soft tissue, adrenal, subcutaneous). Responses were also observed in patients with individual bulky lesions and large cumulative tumor burden.

TABLE 2: PROLEUKIN CLINICAL RESPONSE DATA

	Number of Responding Patients (response rate)	Median Response Duration in Months (range)
Metastatic Melanoma		
CR's	17 (6%)	59+* (3 to 122+)
PR's	26 (10%)	6 (1 to 111+)
PR's + CR's	43 (16%)	9 (1 to 122+)

(+) sign means ongoing

* Median duration not yet observed; a conservative value is presented which represents the minimum median duration of response.

INDICATIONS AND USAGE

PROLEUKIN® (aldesleukin) is indicated for the treatment of adults with metastatic renal cell carcinoma (metastatic RCC).

PROLEUKIN is indicated for the treatment of adults with metastatic melanoma.

Careful patient selection is mandatory prior to the administration of PROLEUKIN. See "**CONTRAINDICATIONS**", "**WARNINGS**" and "**PRECAUTIONS**" sections regarding patient screening, including recommended cardiac and pulmonary function tests and laboratory tests.

Evaluation of clinical studies to date reveals that patients with more favorable ECOG performance status (ECOG PS 0) at treatment initiation respond better to PROLEUKIN, with a higher response rate and lower toxicity (See "**CLINICAL PHARMACOLOGY**" section, "**Clinical Experience**" subsection and "**ADVERSE REACTIONS**" section). Therefore, selection of patients for treatment should include assessment of performance status.

Experience in patients with ECOG PS >1 is extremely limited.

CONTRAINDICATIONS

PROLEUKIN® (aldesleukin) is contraindicated in patients with a known history of hypersensitivity to interleukin-2 or any component of the PROLEUKIN formulation. PROLEUKIN is contraindicated in patients with an abnormal thallium stress test or abnormal pulmonary function tests and those with organ allografts. Retreatment with PROLEUKIN is contraindicated in patients who have experienced the following drug-related toxicities while receiving an earlier course of therapy:

- Sustained ventricular tachycardia (≥5 beats)
- Cardiac arrhythmias not controlled or unresponsive to management
- Chest pain with ECG changes, consistent with angina or myocardial infarction
- Cardiac tamponade
- Intubation for >72 hours
- Renal failure requiring dialysis >72 hours

Coma or toxic psychosis lasting >48 hours

Repetitive or difficult to control seizures

Bowel ischemia/perforation

GI bleeding requiring surgery

WARNINGS

See boxed “WARNINGS”

Because of the severe adverse events which generally accompany PROLEUKIN® (aldesleukin) therapy at the recommended dosages, thorough clinical evaluation should be performed to identify patients with significant cardiac, pulmonary, renal, hepatic, or CNS impairment in whom PROLEUKIN is contraindicated. Patients with normal cardiovascular, pulmonary, hepatic, and CNS function may experience serious, life threatening or fatal adverse events. Adverse events are frequent, often serious, and sometimes fatal.

Should adverse events, which require dose modification occur, dosage should be withheld rather than reduced (See “DOSAGE AND ADMINISTRATION” section, “Dose Modifications” subsection).

PROLEUKIN has been associated with exacerbation of pre-existing or initial presentation of autoimmune disease and inflammatory disorders. Exacerbation of Crohn’s disease, scleroderma, thyroiditis, inflammatory arthritis, diabetes mellitus, oculo-bulbar myasthenia gravis, crescentic IgA glomerulonephritis, cholecystitis, cerebral vasculitis, Stevens-Johnson syndrome and bullous pemphigoid, has been reported following treatment with IL-2.

All patients should have thorough evaluation and treatment of CNS metastases and have a negative scan prior to receiving PROLEUKIN therapy. New neurologic signs, symptoms, and anatomic lesions following PROLEUKIN therapy have been reported in patients without evidence of CNS metastases. Clinical manifestations included changes in mental status, speech difficulties, cortical blindness, limb or gait ataxia, hallucinations, agitation, obtundation, and coma. Radiological findings included multiple and, less commonly, single cortical lesions on MRI and evidence of demyelination. Neurologic signs and symptoms associated with PROLEUKIN therapy usually improve after discontinuation of PROLEUKIN therapy; however, there are reports of permanent neurologic defects. One case of possible cerebral vasculitis, responsive to dexamethasone, has been reported. In patients with known seizure disorders, extreme caution should be exercised as PROLEUKIN may cause seizures.

PRECAUTIONS

General

Patients should have normal cardiac, pulmonary, hepatic, and CNS function at the start of therapy. (See “PRECAUTIONS” section, “Laboratory Tests” subsection). Capillary leak syndrome (CLS) begins immediately after PROLEUKIN®

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(aldesleukin) treatment starts and is marked by increased capillary permeability to protein and fluids and reduced vascular tone. In most patients, this results in a concomitant drop in mean arterial blood pressure within 2 to 12 hours after the start of treatment. With continued therapy, clinically significant hypotension (defined as systolic blood pressure below 90 mm Hg or a 20 mm Hg drop from baseline systolic pressure) and hypoperfusion will occur. In addition, extravasation of protein and fluids into the extravascular space will lead to the formation of edema and creation of new effusions.

Medical management of CLS begins with careful monitoring of the patient’s fluid and organ perfusion status. This is achieved by frequent determination of blood pressure and pulse, and by monitoring organ function, which includes assessment of mental status and urine output. Hypovolemia is assessed by catheterization and central pressure monitoring.

Flexibility in fluid and pressor management is essential for maintaining organ perfusion and blood pressure. Consequently, extreme caution should be used in treating patients with fixed requirements for large volumes of fluid (e.g., patients with hypercalcemia). Administration of IV fluids, either colloids or crystalloids is recommended for treatment of hypovolemia. Correction of hypovolemia may require large volumes of IV fluids but caution is required because unrestrained fluid administration may exacerbate problems associated with edema formation or effusions. With extravascular fluid accumulation, edema is common and ascites, pleural or pericardial effusions may develop. Management of these events depends on a careful balancing of the effects of fluid shifts so that neither the consequences of hypovolemia (e.g., impaired organ perfusion) nor the consequences of fluid accumulations (e.g., pulmonary edema) exceed the patient’s tolerance.

Clinical experience has shown that early administration of dopamine (1 to 5 µg/kg/min) to patients manifesting capillary leak syndrome, before the onset of hypotension, can help to maintain organ perfusion particularly to the kidney and thus preserve urine output. Weight and urine output should be carefully monitored. If organ perfusion and blood pressure are not sustained by dopamine therapy, clinical investigators have increased the dose of dopamine to 6 to 10 µg/kg/min or have added phenylephrine hydrochloride (1 to 5 µg/kg/min) to low dose dopamine (See “ADVERSE REACTIONS” section). Prolonged use of pressors, either in combination or as individual agents, at relatively high doses, may be associated with cardiac rhythm disturbances. If there has been excessive weight gain or edema formation, particularly if associated with shortness of breath from pulmonary congestion, use of diuretics, once blood pressure has normalized, has been shown to hasten recovery. NOTE: Prior to the use of any product mentioned, the physician should refer to the package insert for the respective product.

PROLEUKIN® (aldesleukin) treatment should be withheld for failure to maintain organ perfusion as demonstrated by altered mental status, reduced urine output, a fall in the systolic blood pressure below 90 mm Hg or onset of cardiac arrhythmias (See “DOSAGE AND ADMINISTRATION” section, “Dose Modifications”

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subsection). Recovery from CLS begins soon after cessation of PROLEUKIN therapy. Usually, within a few hours, the blood pressure rises, organ perfusion is restored and reabsorption of extravasated fluid and protein begins.

Kidney and liver function are impaired during PROLEUKIN treatment. Use of concomitant nephrotoxic or hepatotoxic medications may further increase toxicity to the kidney or liver.

Mental status changes including irritability, confusion, or depression which occur while receiving PROLEUKIN may be indicators of bacteremia or early bacterial sepsis, hypoperfusion, occult CNS malignancy, or direct PROLEUKIN-induced CNS toxicity. Alterations in mental status due solely to PROLEUKIN therapy may progress for several days before recovery begins. Rarely, patients have sustained permanent neurologic deficits (See “PRECAUTIONS” section “Drug Interactions” subsection).

Exacerbation of pre-existing autoimmune disease or initial presentation of autoimmune and inflammatory disorders has been reported following PROLEUKIN alone or in combination with interferon (See “PRECAUTIONS” section “Drug Interactions” subsection and “ADVERSE REACTIONS” section). Hypothyroidism, sometimes preceded by hyperthyroidism, has been reported following PROLEUKIN treatment. Some of these patients required thyroid replacement therapy. Changes in thyroid function may be a manifestation of autoimmunity. Onset of symptomatic hyperglycemia and/or diabetes mellitus has been reported during PROLEUKIN therapy.

PROLEUKIN enhancement of cellular immune function may increase the risk of allograft rejection in transplant patients.

Laboratory Tests

The following clinical evaluations are recommended for all patients, prior to beginning treatment and then daily during drug administration.

Standard hematologic tests-including CBC, differential and platelet counts

Blood chemistries-including electrolytes, renal and hepatic function tests

Chest x-rays

Serum creatinine should be ≤1.5 mg/dL prior to initiation of PROLEUKIN treatment.

All patients should have baseline pulmonary function tests with arterial blood gases. Adequate pulmonary function should be documented (FEV1 >2 liters or ≥75% of predicted for height and age) prior to initiating therapy.

All patients should be screened with a stress thallium study. Normal ejection fraction and unimpaired wall motion should be documented. If a thallium stress test suggests minor wall motion abnormalities further testing is suggested to exclude significant coronary artery disease.

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Daily monitoring during therapy with PROLEUKIN should include vital signs (temperature, pulse, blood pressure, and respiration rate), weight, and fluid intake and output. In a patient with a decreased systolic blood pressure, especially less than 90 mm Hg, constant cardiac rhythm monitoring should be conducted. If an abnormal complex or rhythm is seen, an ECG should be performed. Vital signs in these hypotensive patients should be taken hourly.

During treatment, pulmonary function should be monitored on a regular basis by clinical examination, assessment of vital signs and pulse oximetry. Patients with dyspnea or clinical signs of respiratory impairment (tachypnea or rales) should be further assessed with arterial blood gas determination. These tests are to be repeated as often as clinically indicated.

Cardiac function should be assessed daily by clinical examination and assessment of vital signs. Patients with signs or symptoms of chest pain, murmurs, gallops, irregular rhythm or palpitations should be further assessed with an ECG examination and cardiac enzyme evaluation. Evidence of myocardial injury, including findings compatible with myocardial infarction or myocarditis, has been reported. Ventricular hypokinesia due to myocarditis may be persistent for several months. If there is evidence of cardiac ischemia or congestive heart failure, PROLEUKIN therapy should be held, and a repeat thallium study should be done.

Drug Interactions

PROLEUKIN may affect central nervous function. Therefore, interactions could occur following concomitant administration of psychotropic drugs (e.g., narcotics, analgesics, antiemetics, sedatives, tranquilizers).

Concurrent administration of drugs possessing nephrotoxic (e.g., aminoglycosides, indomethacin), myelotoxic (e.g., cytotoxic chemotherapy), cardiotoxic (e.g., doxorubicin) or hepatotoxic (e.g., methotrexate, asparaginase) effects with PROLEUKIN may increase toxicity in these organ systems. The safety and efficacy of PROLEUKIN in combination with any antineoplastic agents have not been established.

In addition, reduced kidney and liver function secondary to PROLEUKIN treatment may delay elimination of concomitant medications and increase the risk of adverse events from those drugs.

Hypersensitivity reactions have been reported in patients receiving combination regimens containing sequential high dose PROLEUKIN and antineoplastic agents, specifically, dacarbazine, cis-platinum, tamoxifen and interferon-alfa. These reactions consisted of erythema, pruritus, and hypotension and occurred within hours of administration of chemotherapy. These events required medical intervention in some patients.

Myocardial injury, including myocardial infarction, myocarditis, ventricular hypokinesia, and severe rhabdomyolysis appear to be increased in patients receiving PROLEUKIN and interferon-alfa concurrently.

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Exacerbation or the initial presentation of a number of autoimmune and inflammatory disorders has been observed following concurrent use of interferon-alfa and PROLEUKIN, including crescentic IgA glomerulonephritis, oculo-bulbar myasthenia gravis, inflammatory arthritis, thyroiditis, bullous pemphigoid, and Stevens-Johnson syndrome.

Although glucocorticoids have been shown to reduce PROLEUKIN-induced side effects including fever, renal insufficiency, hyperbilirubinemia, confusion, and dyspnea, concomitant administration of these agents with PROLEUKIN may reduce the antitumor effectiveness of PROLEUKIN and thus should be avoided.12

Beta-blockers and other antihypertensives may potentiate the hypotension seen with PROLEUKIN.

Delayed Adverse Reactions to lodinated Contrast Media

A review of the literature revealed that 12.6% (range 11-28%) of 501 patients treated with various interleukin-2 containing regimens who were subsequently administered radiographic iodinated contrast media experienced acute, atypical adverse reactions. The onset of symptoms usually occurred within hours (most commonly 1 to 4 hours) following the administration of contrast media. These reactions include fever, chills, nausea, vomiting, pruritus, rash, diarrhea, hypotension, edema, and oliguria. Some clinicians have noted that these reactions resemble the immediate side effects caused by interleukin-2 administration, however the cause of contrast reactions after interleukin-2 therapy is unknown. Most events were reported to occur when contrast media was given within 4 weeks after the last dose of interleukin-2. These events were also reported to occur when contrast media was given several months after interleukin-2 treatment.13

Carcinogenesis, Mutagenesis, Impairment of Fertility

There have been no studies conducted assessing the carcinogenic or mutagenic potential of PROLEUKIN.

There have been no studies conducted assessing the effect of PROLEUKIN on fertility. It is recommended that this drug not be administered to fertile persons of either gender not practicing effective contraception.

Pregnancy

Pregnancy Category C.

PROLEUKIN has been shown to have embryolethal effects in rats when given in doses at 27 to 36 times the human dose (scaled by body weight). Significant maternal toxicities were observed in pregnant rats administered PROLEUKIN by IV injection at doses 2.1 to 36 times higher than the human dose during critical period of organogenesis. No evidence of teratogenicity was observed other than that attributed to maternal toxicity. There are no adequate well-controlled studies of

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PROLEUKIN in pregnant women. PROLEUKIN should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus.

Nursing Mothers

It is not known whether this drug is excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from PROLEUKIN, a decision should be made whether to discontinue nursing or to discontinue the drug, taking into account the importance of the drug to the mother.

Pediatric Use

Safety and effectiveness in children under 18 years of age have not been established.

Geriatric Use

There were a small number of patients aged 65 and over in clinical trials of PROLEUKIN; experience is limited to 27 patients, eight with metastatic melanoma and nineteen with metastatic renal cell carcinoma. The response rates were similar in patients 65 years and over as compared to those less than 65 years of age. The median number of courses and the median number of doses per course were similar between older and younger patients.

PROLEUKIN is known to be substantially excreted by the kidney, and the risk of toxic reactions to this drug may be greater in patients with impaired renal function. The pattern of organ system toxicity and the proportion of patients with severe toxicities by organ system were generally similar in patients 65 and older and younger patients. There was a trend, however, towards an increased incidence of severe urogenital toxicities and dyspnea in the older patients.

ADVERSE REACTIONS

The rate of drug-related deaths in the 255 metastatic RCC patients who received single-agent PROLEUKIN® (aldesleukin) was 4% (11/255); the rate of drug-related deaths in the 270 metastatic melanoma patients who received single-agent PROLEUKIN was 2% (6/270).

The following data on common adverse events (reported in greater than 10% of patients, any grade), presented by body system, decreasing frequency and by preferred term (COSTART) are based on 525 patients (255 with renal cell cancer and 270 with metastatic melanoma) treated with the recommended infusion dosing regimen.

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TABLE 3: ADVERSE EVENTS OCCURRING IN ≥10% OF PATIENTS (n=525)

Body System	% Patients	Body System	% Patients
Body as a Whole		**Metabolic and Nutritional Disorders**	
Chills	52	Bilirubinemia	40
Fever	29	Creatinine increase	33
Malaise	27	Peripheral edema	28
Asthenia	23	SGOT increase	23
Infection	13	Weight gain	16
Pain	12	Edema	15
Abdominal pain	11	Acidosis	12
Abdomen enlarged	10	Hypomagnesemia	12
Cardiovascular		Hypocalcemia	11
Hypotension	71	Alkaline phosphatase increase	10
Tachycardia	23	**Nervous**	
Vasodilation	13	Confusion	34
Supraventricular tachycardia	12	Somnolence	22
Cardiovascular disorder[a]	11	Anxiety	12
Arrhythmia	10	Dizziness	11
Digestive		**Respiratory**	
Diarrhea	67	Dyspnea	43
Vomiting	50	Lung disorder[b]	24
Nausea	35	Respiratory disorder[c]	11
Stomatitis	22	Cough increase	11
Anorexia	20	Rhinitis	10
Nausea and vomiting	19	**Skin and Appendages**	
Hemic and Lymphatic		Rash	42
Thrombocytopenia	37	Pruritus	24
Anemia	29	Exfoliative dermatitis	18
Leukopenia	16	**Urogenital**	
		Oliguria	63

[a] Cardiovascular disorder: fluctuations in blood pressure, asymptomatic ECG changes, CHF.
[b] Lung disorder: physical findings associated with pulmonary congestion, rales, rhonchi.
[c] Respiratory disorder: ARDS, CXR infiltrates, unspecified pulmonary changes.

The following data on life-threatening adverse events (reported in greater than 1% of patients, grade 4), presented by body system, and by preferred term (COSTART) are based on 525 patients (255 with renal cell cancer and 270 with metastatic melanoma) treated with the recommended infusion dosing regimen.

TABLE 4: LIFE-THREATENING (GRADE 4) ADVERSE EVENTS (n= 525)

Body System	# (%) Patients	Body System	# (%) Patients
Body as a Whole		**Metabolic and Nutritional Disorders**	
Fever	5 (1%)	Bilirubinemia	13 (2%)
Infection	7 (1%)	Creatinine increase	5 (1%)
Sepsis	6 (1%)	SGOT increase	3 (1%)
Cardiovascular		Acidosis	4 (1%)
Hypotension	15 (3%)	**Nervous**	
Supraventricular tachycardia	3 (1%)	Confusion	5 (1%)
Cardiovascular disorder[a]	7 (1%)	Stupor	3 (1%)
Myocardial infarct	7 (1%)	Coma	8 (2%)
Ventricular tachycardia	5 (1%)	Psychosis	7 (1%)
Heart arrest	4 (1%)	**Respiratory**	
Digestive		Dyspnea	5 (1%)
Diarrhea	10 (2%)	Respiratory disorder[c]	14 (3%)
Vomiting	7 (1%)	Apnea	5 (1%)
Hemic and Lymphatic		**Urogenital**	
Thrombocytopenia	5 (1%)	Oliguria	33 (6%)
Coagulation disorder[b]	4 (1%)	Anuria	25 (5%)
		Acute kidney failure	3 (1%)

[a] Cardiovascular disorder: fluctuations in blood pressure.
[b] Coagulation disorder: intravascular coagulopathy.
[c] Respiratory disorder: ARDS, respiratory failure, intubation.

The following life-threatening (grade 4) events were reported by <1% of the 525 patients: hypothermia; shock; bradycardia; ventricular extrasystoles; myocardial ischemia; syncope; hemorrhage; atrial arrhythmia; phlebitis; AV block second degree; endocarditis; pericardial effusion; peripheral gangrene; thrombosis; coronary artery disorder; stomatitis; nausea and vomiting; liver function tests abnormal; gastrointestinal hemorrhage; hematemesis; bloody diarrhea; gastrointestinal disorder; intestinal perforation; pancreatitis; anemia; leukopenia; leukocytosis; hypocalcemia; alkaline phosphatase increase; BUN increase; hyperuricemia; NPN increase; respiratory acidosis; somnolence; agitation; neuropathy; paranoid reaction; convulsion; grand mal convulsion; delirium; asthma, lung edema; hyperventilation; hypoxia; hemoptysis; hypoventilation; pneumothorax; mydriasis; pupillary disorder; kidney function abnormal; kidney failure; acute tubular necrosis.

In an additional population of greater than 1,800 patients treated with PROLEUKIN-based regimens using a variety of doses and schedules (e.g., subcutaneous, continuous infusion, administration with LAK cells) the following serious adverse events were reported: duodenal ulceration; bowel necrosis; myocarditis; supraventricular tachycardia; permanent or transient blindness secondary to optic neuritis; transient ischemic attacks; meningitis; cerebral edema; pericarditis; allergic interstitial nephritis; tracheo-esophageal fistula.

In the same clinical population, the following fatal events each occurred with a frequency of <1%: malignant hyperthermia; cardiac arrest; myocardial infarction; pulmonary emboli; stroke; intestinal perforation; liver or renal failure; severe depression leading to suicide; pulmonary edema; respiratory arrest; respiratory failure. In patients with both metastatic RCC and metastatic melanoma, those with ECOG PS of 1 or higher had a higher treatment-related mortality and serious adverse events.

Most adverse reactions are self-limiting and, usually, but not invariably, reverse or improve within 2 or 3 days of discontinuation of therapy. Examples of adverse reactions with permanent sequelae include: myocardial infarction, bowel perforation/infarction, and gangrene.

Immunogenicity

Fifty-seven of 77 (74%) metastatic renal cell carcinoma patients treated with an every 8-hour PROLEUKIN regimen and 33 of 50 (66%) metastatic melanoma patients treated with a variety of IV regimens developed low titers of non-neutralizing anti-PROLEUKIN antibodies. Neutralizing antibodies were not detected in this group of patients, but have been detected in 1/106 (<1%) patients treated with IV PROLEUKIN using a wide variety of schedules and doses. The clinical significance of anti-PROLEUKIN antibodies is unknown.

Post Marketing Experience

The following adverse reactions have been identified during post-approval use of PROLEUKIN. Because these reactions are reported voluntarily from a population of uncertain size, it Is not always possible to reliably estimate their frequency or establish a causal relationship to drug exposure.

Anaphylaxis; cellulitis; injection site necrosis; retroperitoneal hemorrhage; cardiomyopathy; cerebral hemorrhage; fatal endocarditis ; hypertension; cholecystitis; colitis; gastritis; hepatitis; hepatosplenomegaly; intestinal obstruction; hyperthyroidism; neutropenia; myopathy; myositis; rhabdomyolysis; cerebral lesions; encephalopathy; extrapyramidal syndrome; insomnia; neuralgia; neuritis; neuropathy (demyelination); urticaria; pneumonia (bacterial, fungal, viral).

Exacerbation or initial presentation of a number of autoimmune and inflammatory disorders have been reported (See “WARNINGS” section, “PRECAUTIONS” section, “Drug Interactions” subsection). Persistent but nonprogressive vitiligo has been observed in malignant melanoma patients treated with interleukin-2. Synergistic, additive and novel toxicities have been reported with PROLEUKIN used in combination with other drugs. Novel toxicities include delayed adverse reactions to iodinated contrast media and hypersensitivity reactions to antineoplastic agents (See “PRECAUTIONS” section, “Drug Interactions” subsection).

Experience has shown the following concomitant medications to be useful in the management of patients on PROLEUKIN therapy: a) standard antipyretic therapy,

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including nonsteroidal anti-inflammatories (NSAIDs), started immediately prior to PROLEUKIN to reduce fever. Renal function should be monitored as some NSAIDs may cause synergistic nephrotoxicity; b) meperidine used to control the rigors associated with fever; c) H2 antagonists given for prophylaxis of gastrointestinal irritation and bleeding; d) antiemetics and antidiarrheals used as needed to treat other gastrointestinal side effects. Generally these medications were discontinued 12 hours after the last dose of PROLEUKIN.

Patients with indwelling central lines have a higher risk of infection with gram positive organisms.9-11 A reduced incidence of staphylococcal infections in PROLEUKIN studies has been associated with the use of antibiotic prophylaxis which includes the use of oxacillin, nafcillin, ciprofloxacin, or vancomycin. Hydroxyzine or diphenhydramine has been used to control symptoms from pruritic rashes and continued until resolution of pruritus. Topical creams and ointments should be applied as needed for skin manifestations. Preparations containing a steroid (e.g., hydrocortisone) should be avoided. NOTE: Prior to the use of any product mentioned, the physician should refer to the package insert for the respective product.

OVERDOSAGE

Side effects following the use of PROLEUKIN® (aldesleukin) appear to be dose-related. Exceeding the recommended dose has been associated with a more rapid onset of expected dose-limiting toxicities. Symptoms which persist after cessation of PROLEUKIN should be monitored and treated supportively. Life-threatening toxicities may be ameliorated by the intravenous administration of dexamethasone, which may also result in loss of the therapeutic effects of PROLEUKIN.12 NOTE: Prior to the use of dexamethasone, the physician should refer to the package insert for this product.

DOSAGE AND ADMINISTRATION

The recommended PROLEUKIN® (aldesleukin) treatment regimen is administered by a 15-minute IV infusion every 8 hours. Before initiating treatment, carefully review the “INDICATIONS AND USAGE”, “CONTRAINDICATIONS”, “WARNINGS”, “PRECAUTIONS”, and “ADVERSE REACTIONS” sections, particularly regarding patient selection, possible serious adverse events, patient monitoring and withholding dosage. The following schedule has been used to treat adult patients with metastatic renal cell carcinoma (metastatic RCC) or metastatic melanoma. Each course of treatment consists of two 5-day treatment cycles separated by a rest period.

600,000 lU/kg (0.037 mg/kg) dose administered every 8 hours by a 15-minute IV infusion for a maximum of 14 doses. Following 9 days of rest, the schedule is repeated for another 14 doses, for a maximum of 28 doses per course, as tolerated. During clinical trials, doses were frequently withheld for toxicity (See “Clinical Experience” and “Dose Modifications” subsections). Metastatic RCC patients treated with this

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schedule received a median of 20 of the 28 doses during the first course of therapy. Metastatic melanoma patients received a median of 18 doses during the first course of therapy.

Retreatment

Patients should be evaluated for response approximately 4 weeks after completion of a course of therapy and again immediately prior to the scheduled start of the next treatment course. Additional courses of treatment should be given to patients only if there is some tumor shrinkage following the last course and retreatment is not contraindicated (See "**CONTRAINDICATIONS**" section). Each treatment course should be separated by a rest period of at least 7 weeks from the date of hospital discharge.

Dose Modifications

Dose modification for toxicity should be accomplished by withholding or interrupting a dose rather than reducing the dose to be given. Decisions to stop, hold, or restart PROLEUKIN therapy must be made after a global assessment of the patient. With this in mind, the following guidelines should be used:

Retreatment with PROLEUKIN is contraindicated in patients who have experienced the following toxicities:

Body System	
Cardiovascular	Sustained ventricular tachycardia (≥5 beats)
	Cardiac rhythm disturbances not controlled or unresponsive to management
	Chest pain with ECG changes, consistent with angina or myocardial infarction
	Cardiac tamponade
Respiratory	Intubation for >72 hours
Urogenital	Renal failure requiring dialysis >72 hours
Nervous	Coma or toxic psychosis lasting >48 hours
	Repetitive or difficult to control seizures
Digestive	Bowel ischemia/perforation
	GI bleeding requiring surgery

Doses should be held and restarted according to the following:

Body System	Hold dose for	Subsequent doses may be given if
Cardiovascular	Atrial fibrillation, supraventricular tachycardia or bradycardia that requires treatment or is recurrent or persistent	Patient is asymptomatic with full recovery to normal sinus rhythm
	Systolic bp <90 mm Hg with increasing requirements for pressors	Systolic bp ≥90 mm Hg and stable or improving requirements for pressors
	Any ECG change consistent with	Patient is asymptomatic, MI and

	MI, ischemia or myocarditis with or without chest pain; suspicion of cardiac ischemia	myocarditis have been ruled out, clinical suspicion of angina is low; there is no evidence of ventricular hypokinesia
Respiratory	O_2 saturation <90%	O_2 saturation >90%
Nervous	Mental status changes, including moderate confusion or agitation	Mental status changes completely resolved
Body as a Whole	Sepsis syndrome, patient is clinically unstable	Sepsis syndrome has resolved, patient is clinically stable, infection is under treatment
Urogenital	Serum creatinine >4.5 mg/dL or a serum creatinine of ≥4 mg/dL in the presence of severe volume overload, acidosis, or hyperkalemia	Serum creatinine <4 mg/dL and fluid and electrolyte status is stable
	Persistent oliguria, urine output of <10 mL/hour for 16 to 24 hours with rising serum creatinine	Urine output >10 mL/hour with a decrease of serum creatinine >1.5 mg/dL or normalization of serum creatinine
Digestive	Signs of hepatic failure including encephalopathy, increasing ascites, liver pain, hypoglycemia	All signs of hepatic failure have resolved*
	Stool guaiac repeatedly >3-4+	Stool guaiac negative
Skin	Bullous dermatitis or marked worsening of pre-existing skin condition, avoid topical steroid therapy	Resolution of all signs of bullous dermatitis

* Discontinue all further treatment for that course. A new course of treatment, if warranted, should be initiated no sooner than 7 weeks after cessation of adverse event and hospital discharge.

Reconstitution and Dilution Directions: Reconstitution and dilution procedures other than those recommended may alter the delivery and/or pharmacology of PROLEUKIN and thus should be avoided.

1. PROLEUKIN® (aldesleukin) is a sterile, white to off-white, preservative-free, lyophilized powder suitable for IV infusion upon reconstitution and dilution. **EACH VIAL CONTAINS 22 MILLION IU (1.3 MG) OF PROLEUKIN AND SHOULD BE RECONSTITUTED ASEPTICALLY WITH 1.2 ML OF STERILE WATER FOR INJECTION, USP. WHEN RECONSTITUTED AS DIRECTED, EACH ML CONTAINS 18 MILLION IU (1.1 MG) OF PROLEUKIN.** The resulting solution should be a clear, colorless to slightly yellow liquid. The vial is for single-use only and any unused portion should be discarded.
2. During reconstitution, the Sterile Water for Injection, USP should be directed at the side of the vial and the contents gently swirled to avoid excess foaming. DO NOT SHAKE.
3. The dose of PROLEUKIN, reconstituted with Sterile Water for Injection, USP (without preservative) should be diluted aseptically in 50 mL of 5% Dextrose Injection, USP (D5W) and infused over a 15-minute period.

   In cases where the total dose of PROLEUKIN is 1.5 mg or less (e.g., a patient with a body weight of less than 40 kilograms), the dose of PROLEUKIN should be diluted in a smaller volume of D5W. Concentrations of PROLEUKIN below 30 µg/mL and above 70 µg/mL have shown increased variability in drug delivery. Dilution and delivery of PROLEUKIN outside of this concentration range should be avoided.

4. Glass bottles and plastic (polyvinyl chloride) bags have been used in clinical trials with comparable results. It is recommended that plastic bags be used as the dilution container since experimental studies suggest that use of plastic containers results in more consistent drug delivery. In-line filters should not be used when administering PROLEUKIN.

5. Before and after reconstitution and dilution, store in a refrigerator at 2° to 8°C (36° to 46°F). Do not freeze. Administer PROLEUKIN within 48 hours of reconstitution. The solution should be brought to room temperature prior to infusion in the patient.

6. Reconstitution or dilution with Bacteriostatic Water for Injection, USP, or 0.9% Sodium Chloride Injection, USP should be avoided because of increased aggregation. PROLEUKIN should not be coadministered with other drugs in the same container.

7. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration, whenever solution and container permit.

HOW SUPPLIED

PROLEUKIN® (aldesleukin) is supplied in individually boxed singie-use vials. Each vial contains 22 x 106 IU of PROLEUKIN. Discard unused portion.

NDC 0078-0495-61 Individually boxed single-use vial

Store vials of lyophilized PROLEUKIN in a refrigerator at 2° to 8°C (36° to 46°F). PROTECT FROM LIGHT. Store in carton until time of use.

Reconstituted or diluted PROLEUKIN is stable for up to 48 hours at refrigerated and room temperatures, 2° to 25°C (36° to 77°F). However, since this product contains no preservative, the reconstituted and diluted solutions should be stored in the refrigerator.

Do not use beyond the expiration date printed on the vial. NOTE: This product contains no preservative.

Rx Only

REFERENCES

1. Doyle MV, Lee MT, Fong S. Comparison of the biological activities of human recombinant interleukin-2125 and native interleukin-2. J Biol Response Mod 1985; 4:96-109.

2. Ralph P, Nakoinz I, Doyle M, et al. Human B and T lymphocyte stimulating properties of interleukin-2 (IL-2) muteins. In: Immune Regulation By Characterized Polypeptides. Alan R. Liss, Inc. 1987; 453-62,

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3. Winkelhake JL and Gauny SS. Human recombinant interleukin-2 as an experimental therapeutic. Pharmacol Rev 1990; 42:1-28.

4. Rosenberg SA, Mule JJ, Spiess PJ, et al. Regression of established pulmonary metastases and subcutaneous tumor mediated by the systemic administration of high-dose recombinant interleukin-2. J Exp Med 1985; 161:1169-88.

5. Konrad MW, Hemstreet G, Hersh EM, et al. Pharmacokinetics of recombinant interleukin-2 in humans. Cancer Res 1990; 50:2009-17.

6. Donohue JH and Rosenberg SA. The fate of interleukin-2 after in vivo administration. J Immunol 1983; 130:2203-8.

7. Koths K, Halenbeck R. Pharmacokinetic studies on 35S-labeled recombinant interleukin-2 in mice. In: Sorg C and Schimpl A, eds. Cellular and Molecular Biology of Lymphokines. Academic Press: Orlando, FL, 1985;779.

8. Gibbons JA, Luo ZP, Hansen ER, et al. Quantitation of the renal clearance of interleukin-2 using nephrectomized and ureter ligated rats, J Pharmacol Exp Ther 1995; 272: 119-125.

9. Bock SN, Lee RE, Fisher B, et al. A prospective randomized trial evaluating prophylactic antibiotics to prevent triple-lumen catheter-related sepsis in patients treated with immunotherapy. J Clin Oncol 1990; 8:161-69.

10. Hartman LC, Urba WJ, Steis RG, et al. Use of prophylactic antibiotics for prevention of intravascular catheter-related infections in interleukin-2-treated patients. J Natl Cancer Inst 1989; 81:1190-93.

11. Snydman DR, Sullivan B, Gill M, et al. Nosocomial sepsis associated with interleukin-2. Ann Intern Med 1990; 112:102-07.

12. Mier JW, Vachino G, Klempner MS, et al. Inhibition of interleukin-2-induced tumor necrosis factor release by dexamethasone: Prevention of an acquired neutrophil chemotaxis defect and differential suppression of interleukin-2 associated side effects. Blood 1990; 76:1933-40.

13. Choyke PL, Miller DL, Lotze MT, et al. Delayed reactions to contrast media after interleukin-2 immunotherapy. Radiology 1992; 183:111-114.

Manufactured by:

Novartis Vaccines and Diagnostics, Inc. Emeryville, CA 94608 U.S. License No. 1751

At

Bayer Healthcare Pharmaceuticals Emeryville, CA 94608

Distributed by:

Novartis Pharmaceuticals Corporation East Hanover, NJ 07936

For additional information, contact Novartis Pharmaceuticals Corporation 1-888-669-6682.

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U.S. Patent Nos. RE 33653; 4,530,787; 4,569,790; 4,604,377; 4,748,234; 4,572,798; 4,853,332; 4,959,314; 5,464,939

REV: April, 2009 ©Novartis

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NOVARTIS

PROLEUKIN* (aldesleukin)

Interleukin-2 22 million IU/vial

Pharmaceutical Standard: Biologic Response Modifier

ACTIONS, CLINICAL PHARMACOLOGY

PROLEUKIN* (aldesleukin) an analogue of human interleukin-2 produced by recombinant DNA technology, has been shown to possess the biological activities of human native interleukin-2. PROLEUKIN exhibits antitumor activity; the exact mechanism by which PROLEUKIN mediates its antitumor activity in animals and humans is unknown.

In vitro studies performed on human cell lines demonstrate the immunoregulatory properties of PROLEUKIN, including: a) enhancement of lymphocyte mitogenesis and stimulation of long-term growth of human interleukin-2 dependent cell lines; b) enhancement of lymphocyte cytotoxicity; c) induction of killer cell (lymphokine-activated (LAK) and natural (NK)) activity; and d) induction of interferon-gamma production.

The in vivo administration of PROLEUKIN in animals and humans produces multiple immunological effects in a dose dependent manner. These effects include activation of cellular immunity with profound lymphocytosis, eosinophilia, and thrombocytopenia, and the production of cytokines including tumor necrosis factor, IL-1 and gamma interferon. In vivo experiments in murine tumor models have shown inhibition of tumor growth. Pharmacokinetics: PROLEUKIN exists as biologically active, non-covalently bound microaggregates with an average size of 27 recombinant interleukin-2 molecules. The solubilizing agent, sodium dodecyl sulfate, may have an effect on the kinetic properties of this product. The pharmacokinetic profile of PROLEUKIN is characterized by high plasma concentrations following a short intravenous (IV) infusion, rapid distribution into the extravascular space and elimination from the body by metabolism in the kidneys with little or no bioactive protein excreted in the urine.

Studies of IV PROLEUKIN in sheep and humans indicated that upon completion of infusion approximately 30% of the administered dose is detectable in plasma. This finding is consistent with studies in rats using radiolabeled PROLEUKIN, which demonstrate a rapid (<1 minute) uptake of the majority of the label into the lungs, liver, kidney, and spleen.

The serum half-life (T1/2) curves of PROLEUKIN remaining in the plasma are derived from studies done in 52 cancer patients following a 5-minute IV infusion. These patients were shown to have a distribution and elimination T1/2 of 13 and 85 minutes, respectively.

The relatively rapid clearance rate of PROLEUKIN has led to dosage schedules characterized by frequent, short infusions. Observed serum levels are proportional to the dose of PROLEUKIN.

Following the initial rapid organ distribution, the primary route of clearance of circulating PROLEUKIN is the kidney. In humans and animals, PROLEUKIN is cleared from the circulation by both glomerular filtration and peritubular extraction in the kidney. This dual mechanism for delivery of PROLEUKIN to the proximal tubule may account for the preservation of clearance in patients with rising serum creatinine values. Greater than 80% of the amount of PROLEUKIN distributed to plasma, cleared from the circulation and presented to the kidney is metabolized to amino acids in the cells lining the proximal convoluted tubules. In humans, the mean clearance rate in cancer patients is 268 mL/min.

INDICATIONS AND CLINICAL USE

PROLEUKIN* (aldesleukin) is indicated for the treatment of adults (≥18 years of age) with metastatic renal cell carcinoma (metastatic RCC). PROLEUKIN is indicated for the treatment of adults (≥18 years of age) with metastatic malignant melanoma.

In the renal cell cancer studies (n=255), objective response was seen in 37 (15%) patients, with 17 (7%) complete and 20 (8%) partial responders. In the metastatic malignant melanoma studies (n=270), objective response was seen in 43 (16%) patients, with 17 (6%) complete and 26 (10%) partial responders. Prior to enrollment into the studies, patients had progression of disease after prior therapies. A majority (96%) of patients had previous surgical resection of their primary lesions, lymph node dissections, or area of relapse.

Careful patient selection is mandatory prior to the administration of PROLEUKIN. See “CONTRAINDICATIONS,” “WARNINGS,” and “PRECAUTIONS” sections regarding patient screening, including recommended cardiac and pulmonary function tests and laboratory tests.

Evaluation of clinical studies to date reveals that patients with more favorable ECOG performance status (ECOG PS 0) at treatment initiation respond better to PROLEUKIN, with a higher response rate and lower toxicity (see “ADVERSE REACTION” section). Therefore, selection of patients for treatment should include assessment of performance status. Experience in patients with ECOG PS >1 is limited.

TABLE I: PROLEUKIN CLINICAL RESPONSE BY ECOG PERFORMANCE STATUS (PS)

Pretreatment METASTATIC RCC METASTATIC MALIGNANT MELANOMA

ECOG PS CR PR CR PR

0 14/166 (8%) 16/166 (10%) 14/191 (7%) 22/191 (12%)

>1 3/89 (3%) 4/89 (4%) 3/79 (4%) 4/79 (5%)

CONTRAINDICATIONS

PROLEUKIN* (aldesleukin) is contraindicated in patients with a known history of hypersensitivity to interleukin-2 or any component of the PROLEUKIN formulation.

PROLEUKIN is contraindicated in patients with an abnormal thallium stress test or abnormal pulmonary function tests and those with organ allo-grafts. Retreatment with PROLEUKIN is contraindicated in patients who experienced the following drug related toxicities while receiving an earlier course of therapy:

Sustained ventricular tachycardia (≥5 beats)

Cardiac arrhythmias not controlled or unresponsive to management

Chest pain with electrocardiogram (ECG) changes, consistent with angina or myocardial infarction

Cardiac tamponade

Intubation required >72 hours

Renal failure requiring dialysis >72 hours

Coma or toxic psychosis lasting >48 hours

Repetitive or difficult to control seizures

Bowel ischemia/perforation

GI bleeding requiring surgery

WARNINGS

PROLEUKIN* (aldesleukin) should be administered only to well informed patients in a hospital setting under the supervision of a qualified physician experienced in the use of anti-cancer agents. An intensive care facility and specialists skilled in cardiopulmonary or intensive care medicine must be available.

PROLEUKIN administration has been associated with capillary leak syndrome (CLS) which is characterized by a loss of vascular tone and extravasation of plasma proteins and fluid into the extravascular space. CLS results in hypotension and reduced organ perfusion, which may be severe and can result in death. CLS may be associated with cardiac arrhythmias (supraventricular and ventricular), angina, myocardial infarction, respiratory insufficiency requiring intubation, gastrointestinal bleeding or infarction, renal insufficiency, edema and mental status changes. Because of the severe adverse events which generally accompany PROLEUKIN therapy at the recommended dosages, thorough clinical evaluation should be performed to identify patients with significant cardiac, pulmonary, renal, hepatic, or central nervous system (CNS) impairment; PROLEUKIN is contraindicated in these patients.

Therapy with PROLEUKIN should be restricted to patients with normal cardiac and pulmonary functions as defined by thallium stress testing and formal pulmonary function testing. Extreme caution should be used in patients with normal thallium stress tests and pulmonary function tests who have a history of prior cardiac or pulmonary disease.

Patients with normal cardiovascular, pulmonary, hepatic, and CNS function may experience serious, life threatening or fatal adverse events. Adverse events are frequent, often serious, and sometimes fatal.

Should adverse events, which require dose modification occur, dosage should be withheld rather than reduced (see “DOSAGE AND ADMINISTRATION” section, “Dose Modifications” subsection).

PROLEUKIN has been associated with exacerbation of pre-existing or initial presentation of autoimmune disease and inflammatory disorders. Exacerbation of Crohn’s disease, scleroderma, thyroiditis, inflammatory arthritis, diabetes mellitus, oculo-bulbar myasthenia gravis, crescentic IgA glomerulonephritis, cholecystitis, cerebral vasculitis, Stevens-Johnson syndrome and bullous pemphigoid, has been reported following treatment with IL-2.

All patients should have thorough evaluation and treatment of CNS metastases and have a negative scan prior to receiving PROLEUKIN therapy. New neurologic signs, symptoms, and anatomic lesions following PROLEUKIN therapy have been reported in patients without evidence of CNS metastases. Clinical manifestations included changes in mental status, speech difficulties, cortical blindness, limb or gait ataxia, hallucinations, agitation, obtundation, and coma. Radiological findings included multiple and, less commonly, single cortical lesions on MRI and evidence of demyelination. Neurologic signs and symptoms associated with PROLEUKIN therapy usually improve after discontinuation of PROLEUKIN therapy; however, there are reports of permanent neurologic defects. One case of possible cerebral vasculitis, responsive to dexamethasone, has been reported. In patients with known seizure disorders, extreme caution should be exercised as PROLEUKIN may cause seizures.

PROLEUKIN administration should be held in patients developing moderate to severe lethargy or somnolence; continued administration may result in coma.

PROLEUKIN treatment is associated with impaired neutrophil function (reduced chemotaxis) and with an increased risk of disseminated infection, including sepsis and bacterial endocarditis. Consequently, pre-existing bacterial infections should be adequately treated prior to initiation of PROLEUKIN therapy. Patients with indwelling central lines are particularly at risk for infection with gram positive microorganisms. Antibiotic prophylaxis with oxacillin, nafcillin, ciprofloxacin, or vancomycin has been associated with a reduced incidence of staphylococcal infections. Disseminated infections acquired in the course of PROLEUKIN treatment are a major contributor to treatment morbidity and use of antibiotic prophylaxis and aggressive treatment of suspected and documented infections may reduce the morbidity of PROLEUKIN treatment. NOTE: Prior to the use of any product mentioned in this paragraph, the physician should refer to the Product Monograph for the respective product. PRECAUTIONS

General: Patients should have normal cardiac, pulmonary, hepatic, and CNS function at the start of therapy. Metastatic renal cell carcinoma patients who have had a nephrectomy are eligible for treatment if they have serum creatinine levels ≤1.5 mg/dL.

Patients with normal cardiovascular, pulmonary, hepatic, and CNS function may experience serious life threatening or fatal adverse events. Adverse events are frequent, often serious, and sometimes fatal.

Capillary leak syndrome (CLS) begins immediately after PROLEUKIN* (aldesleukin) treatment starts and is marked by increased capillary permeability to protein and fluids and reduced vascular tone. In most patients, this results in a concomitant drop in mean arterial blood pressure within 2 to 12 hours after the start of treatment. With continued therapy, clinically significant hypotension (defined as systolic blood pressure below 90 mm Hg or a 20 mm Hg drop from baseline systolic pressure) and hypoperfusion will occur. In addition, extravasation of protein and fluids into the extravascular space will lead to the formation of edema and creation of new effusions.

Medical management of CLS begins with careful monitoring of the patient’s fluid and organ perfusion status. This is achieved by frequent determination of blood pressure and pulse, and by monitoring organ function, which includes assessment of mental status and urine output. Hypovolemia is assessed by catheterization and central pressure monitoring.

Flexibility in fluid and pressor management is essential for maintaining organ perfusion and blood pressure. Consequently, extreme caution should be used in treating patients with fixed requirements for large volumes of fluid (e.g., patients with hypercalcemia).

Administration of IV fluids, either colloids or crystalloids is recommended for treatment of hypovolemia. IV fluids are usually given when the central venous pressure (CVP) is below 3 to 4 mm H2O. Correction of hypovolemia may require large volumes of IV fluids but caution is required because unrestrained fluid administration may exacerbate problems associated with edema formation or effusions.

With extravascular fluid accumulation, edema is common and ascites, pleural or pericardial effusions may develop. Management of these events depends on a careful balancing of the effects of fluid shifts so that neither the consequences of hypovolemia (e.g., impaired organ perfusion) nor the consequences of fluid accumulations (e.g., pulmonary edema) exceeds the patient’s tolerance.

Clinical experience has shown that early administration of dopamine (1 to 5 µg/kg/min) to patients manifesting capillary leak syndrome, before the onset of hypotension, can help to maintain organ perfusion particularly to the kidney and thus preserve urine output. Weight and urine output should be carefully monitored. If organ perfusion and blood pressure are not sustained by dopamine therapy, clinical investigators have increased the dose of dopamine to 6 to 10 µg/kg/min or have added phenylephrine hydrochloride (1 to 5 µg/kg/min) to low dose dopamine. Prolonged use of pressors, either in combination or as individual agents, at relatively high doses, may be associated with cardiac rhythm disturbances. If there has been excessive weight gain or edema formation, particularly if associated with shortness of breath from pulmonary congestion, use of diuretics, once blood pressure has normalized, has been shown to hasten recovery. NOTE: Prior to the use of any product mentioned, the physician should refer to the Product Monograph for the respective product.

PROLEUKIN treatment should be withheld for failure to maintain organ perfusion, as demonstrated by altered mental status, reduced urine output, a fall in the systolic blood pressure below 90 mm Hg or onset of cardiac arrhythmias (see “DOSAGE AND ADMINISTRATION” section, “Dose Modification” subsection). Recovery from CLS begins soon after cessation of PROLEUKIN therapy. Usually, within a few hours, the blood pressure rises, organ perfusion is restored and reabsorption of extravasated fluid and protein begins.

Oxygen is given to the patient if pulmonary function monitoring confirms that PaO2 is decreased.

PROLEUKIN administration may cause anemia and/or thrombocytopenia. Packed red blood cell transfusions have been given both for relief of anemia and to insure maximal oxygen carrying capacity. Platelet transfusions have been given to resolve absolute thrombocytopenia and to reduce the risk of GI bleeding. In addition, leukopenia and neutropenia are observed.

PROLEUKIN administration results in fever, chills, rigors, pruritus, and gastrointestinal side effects in most patients treated at recommended doses. These side effects have been aggressively managed as described in the “ADVERSE REACTIONS” section.

Kidney and liver function are impaired during PROLEUKIN treatment. Use of concomitant nephrotoxic or hepatotoxic medications may further increase toxicity to the kidney or liver.

Mental status changes including irritability, confusion, or depression which occur while receiving PROLEUKIN may be indicators of bacteremia or early bacterial sepsis, hypoperfusion, occult CNS malignancy, or direct PROLEUKIN-induced CNS toxicity. Alterations in mental status due solely to PROLEUKIN may progress for several days before recovery begins. Rarely, patients have sustained permanent neurologic deficits (see

“ADVERSE REACTIONS” section).

Exacerbation of preexisting autoimmune disease or initial presentation of autoimmune and inflammatory disorders has been reported following PROLEUKIN alone or in combination with interferon (see “ADVERSE REACTIONS” section). Impairment of thyroid function, sometimes preceded by hyperthyroidism, has been reported following PROLEUKIN treatment. Some of these patients required thyroid replacement therapy. Changes in thyroid function may be a manifestation of autoimmunity. Onset of symptomatic hyperglycemia and/or diabetes mellitus has been reported during PROLEUKIN therapy.

PROLEUKIN enhancement of cellular immune function may increase the risk of allograft rejection in transplant patients.

Laboratory Tests: The following clinical evaluations are recommended for all patients, prior to beginning treatment and then daily during drug administration.

Standard hematologic tests - including complete blood count (CBC), differential and platelet counts

Blood chemistries - including electrolytes, renal and hepatic function tests

Chest x-rays

Serum creatinine should be ≤1.5 mg/dL prior to initiation of PROLEUKIN treatment.

All patients should have baseline pulmonary function tests with arterial blood gases. Adequate pulmonary function should be documented (FEV1 >2 liters or ≥75% of predicted for height and age) prior to initiating therapy. All patients should be screened with a stress thallium study. Normal ejection fraction and unimpaired wall motion should be documented. If a thallium stress test suggests minor wall motion abnormalities further testing is suggested to exclude significant coronary artery disease.

Daily monitoring during therapy with PROLEUKIN should include vital signs (temperature, pulse, blood pressure, and respiration rate), weight, and fluid intake and output. In a patient with a decreased systolic blood pressure, especially less than 90 mm Hg, constant cardiac rhythm monitoring should be conducted. If an abnormal complex or rhythm is seen, an ECG should be performed. Vital signs in these hypotensive patients should be taken hourly.

During treatment, pulmonary function should be monitored on a regular basis by clinical examination, assessment of vital signs and pulse oximetry. Patients with dyspnea or clinical signs of respiratory impairment (tachypnea or rales) should be further assessed with arterial blood gas determination. These tests are to be repeated as often as clinically indicated.

Cardiac function should be assessed daily by clinical examination and assessment of vital signs. Patients with signs or symptoms of chest pain, murmurs, gallops, irregular rhythm or palpitations should be further assessed with an ECG examination and cardiac enzyme evaluation. Evidence of myocardial injury, including findings compatible with myocardial infarction or myocarditis, has been reported. Ventricular hypokinesia due to myocarditis may be persistent for several months. If there is evidence of cardiac ischemia or congestive heart failure, PROLEUKIN therapy should be held, and a repeat thallium study should be done.

Drug Interactions: PROLEUKIN may affect central nervous function. Therefore, interactions could occur following concomitant administration of psychotropic drugs (e.g., narcotics, analgesics, antiemetics, sedatives, and tranquilizers).

Concurrent administration of drugs possessing nephrotoxic (e.g., aminoglycosides, indomethacin), myelotoxic (e.g., cytotoxic chemotherapy), cardiotoxic (e.g., doxorubicin) or hepatotoxic (e.g., methotrexate, asparaginase) effects with PROLEUKIN may increase toxicity in these organ systems. The safety and efficacy of PROLEUKIN in combination with any antineoplastics have not been established.

In addition, reduced kidney and liver function secondary to PROLEUKIN treatment may delay elimination of concomitant medications and increase the risk of adverse events from those drugs.

Hypersensitivity reactions have been reported in patients receiving combination regimens containing sequential high dose PROLEUKIN and anti-neoplastic agents, specifically, dacarbazine, cis-platinum, tamoxifen and interferon-alfa. These reactions consisted of erythema, pruritus, and hypotension and occurred within hours of administration of chemotherapy. These events required medical intervention in some patients. Myocardial injury, including myocardial infarction, myocarditis, ventricular hypokinesia, and severe rhabdomyolysis appear to be increased in patients receiving PROLEUKIN and interferon-alfa concurrently.

Exacerbation or the initial presentation of a number of autoimmune and inflammatory disorders has been observed following concurrent use of interferon-alfa and PROLEUKIN, including crescentic IgA glomerulonephritis, oculo-bulbar myasthenia gravis, inflammatory arthritis, thyroiditis, bullous pemphigoid, and Stevens-Johnson syndrome.

Although glucocorticoids have been shown to reduce PROLEUKIN-induced side effects including fever, renal insufficiency, hyperbilirubinemia, confusion, and dyspnea, concomitant administration of these agents with PROLEUKIN may reduce the antitumor effectiveness of PROLEUKIN and thus should be avoided.

Beta-blockers and other antihypertensives may potentiate the hypotension seen with PROLEUKIN.

Delayed adverse reactions to iodinated contrast media: A review of the literature revealed that 12.6% (range 11-28%) of 501 patients treated with various interleukin-2 containing regimens who were then subsequently administered radiographic iodinated contrast media experienced acute, atypical adverse reactions. The onset of symptoms usually occurred within hours (most commonly 1 to 4 hours) following the administration of contrast media. These reactions include fever, chills, nausea, vomiting, pruritus, rash, diarrhea, hypotension, edema, and oliguria. Some clinicians have noted that these reactions resemble the immediate side effects caused by interleukin-2 administration, however the cause of contrast reactions after interleukin-2 therapy is unknown. Most events were reported to occur when contrast media was given within 4 weeks after the last dose of interleukin-2. These events were also reported to occur when contrast media was given several months after interleukin-2 treatment. Carcinogenesis, Mutagenesis, Impairment of Fertility: There have been no studies conducted assessing the carcinogenic or mutagenic potential of PROLEUKIN.

There have been no studies conducted assessing the effect of PROLEUKIN on fertility. It is recommended that this drug not be administered to fertile persons of either gender not practicing effective contraception.

Use in Pregnancy: PROLEUKIN has been shown to have embryolethal effects in rats when given in doses at 27 to 36 times the human dose (scaled by body weight). Significant maternal toxicities were observed in pregnant rats administered PROLEUKIN by IV injection at doses 2.1 to 36 times higher than the human dose during critical period of organogenesis. No evidence of teratogenicity was observed other than that attributed to maternal toxicity. There are no adequate well-controlled studies of PROLEUKIN in pregnant women. PROLEUKIN should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus.

Nursing Mothers: It is not known whether this drug is excreted in human milk. Because many drugs are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from PROLEUKIN, a decision should be made whether to discontinue nursing or to discontinue the drug, taking into account the importance of the drug to the mother.

Use in Children: Safety and effectiveness in children under 18 years of age have not been established.

ADVERSE REACTIONS

The rate of drug-related deaths in the 255 metastatic RCC patients who received single-agent PROLEUKIN* (aldesleukin) was

4% (11/255); the rate of drug-related deaths in the 270 metastatic malignant melanoma patients who received single-agent PROLEUKIN was 2% (6/270).

The following data on common adverse events (reported in greater than 10% of patients, any grade), presented by body system, decreasing frequency and by preferred term (COSTART) are based on 525 patients (255 with renal cell cancer and 270 with metastatic malignant melanoma) treated with the recommended infusion dosing regimen.

TABLE II: ADVERSE EVENTS OCCURRING IN ≥10% OF PATIENTS (n=525)

Body System% of patients Body System% of patients

Body as a Whole Metabolic and Nutritional Disorders

Chills 52 Bilirubinemia 40

Fever 29 Creatinine increased 33

Malaise 27 Peripheral edema 28

Asthenia 23 SGOT increased 23

Infection 13 Weight gain 16

Pain 12 Edema 15

Abdominal pain 11 Acidosis 12

Abdomen enlarged 10 Hypomagnesemia 12

Cardiovascular System Hypocalcemia 11

Hypotension 71 Alkaline phosphatase increased 10

Tachycardia 23 Nervous System

Vasodilation 13 Confusion 34

Supraventricular tachycardia 12 Somnolence 22

Cardiovascular disordera 11 Anxiety 12

Arrhythmia 10 Dizziness 11

Digestive System Respiratory System

Diarrhea 67 Dyspnea 43

Vomiting 50 Lung disorderb 24

Nausea 35 Respiratory disorderc 11

Stomatitis 22 Cough increase 11

Anorexia 20 Rhinitis 10

Nausea and vomiting 19 Skin and Appendages

Hemic and Lymphatic System Rash 42

Thrombocytopenia 37 Pruritus 24

Anemia 29 Exfoliative dermatitis 18

Leukopenia 16 Urogenital System

Oliguria 63

a Cardiovascular disorder: fluctuations in blood pressure, asymptomatic ECG changes, CHF. b Lung disorder: physical findings associated with pulmonary congestion, rales, and rhonchi. c Respiratory disorder: ARDS, CXR infiltrates, unspecified pulmonary changes.

The following data on life-threatening adverse events (reported in greater than 1% of patients, grade 4), presented by body system, and by preferred term (COSTART) are based on 525 patients (255 with renal cell cancer and 270 with metastatic malignant melanoma) treated with the recommended infusion dosing regimen.

E-25

TABLE III: LIFE-THREATENING (GRADE 4) ADVERSE EVENTS (n= 525)

Body System # (%) of PatientsBody System # (%) of Patients

Body as a Whole Metabolic and Nutritional Disorders

Fever 5 (1%) Bilirubinemia 13 (2%)

Infection 7 (1%) Creatinine increased 5 (1%)

Sepsis 6 (1%) SGOT increased 3 (1%)

Cardiovascular Acidosis 4 (1%)

Hypotension 15 (3%) Nervous

Supraventricular tachycardia 3 (1%) Confusion 5 (1%)

Cardiovascular disordera 7 (1%) Stupor 3 (1%)

Myocardial infarct 7 (1%) Coma 8 (2%)

Ventricular tachycardia 5 (1%) Psychosis 7 (1%)

Heart arrest 4 (1%) Respiratory

Digestive Dyspnea 5 (1%)

Diarrhea 10 (2%) Respiratory disorderc 14 (3%)

Vomiting 7 (1%) Apnea 5 (1%)

Hemic and Lymphatic Urogenital

Thrombocytopenia 5 (1%) Oliguria 33 (6%)

Coagulation disorderb 4 (1%) Anuria 25 (5%)

Acute kidney failure 3 (1%)

a Cardiovascular disorder: fluctuations in blood pressure. b Coagulation disorder: intravascular coagulopathy. c Respiratory disorder: ARDS, respiratory failure, intubation.

The following life threatening (grade 4) adverse events were reported by <1% of the 525: reaction unevaluable; hypothermia; shock; bradycardia; ventricular extrasystoles; myocardial ischemia; syncope; hemorrhage; atrial arrhythmia; phlebitis; AV block second degree; endocarditis; pericar-dial effusion; peripheral gangrene; thrombosis; coronary artery disorder; stomatitis; nausea and vomiting; liver function tests abnormal; gastrointestinal hemorrhage; hematemesis; bloody diarrhea; gastrointestinal disorder; intestinal perforation; pancreatitis; anemia; leukopenia; leukocytosis; hypocalcemia; alkaline phosphatase increased; BUN increased; hyperuricemia; NPN increase; respiratory acidosis; somnolence; agitation; neuropathy; paranoid reaction; convulsion; grand mal convulsion; delirium; lung edema; hyperventilation; hypoxia; hemoptysis; hypoventilation; pneu-mothorax; mydriasis; pupillary disorder; kidney function abnormal; kidney failure; acute tubular necrosis.

In an additional population of greater than 1,800 patients treated with PROLEUKIN-based regimens using a variety of doses and schedules (e.g., subcutaneous, continuous infusion, administration with LAK cells) the following serious adverse events were reported: duodenal ulceration; bowel necrosis; myocarditis; supraventricular tachycardia; permanent or transient blindness secondary to optic neuritis; transient ischemic attacks; meningitis; cerebral edema; pericarditis; allergic interstitial nephritis; tracheo-esophageal fistula.

In the same clinical population, the following events which were fatal or resulted in death each occurred with a frequency of <1%: liver or renal failure; intestinal perforation; cardiac arrest; myocardial infarction; malignant hyperthermia; pulmonary edema; respiratory arrest; respiratory failure; stroke; pulmonary emboli; severe depression leading to suicide.

In world-wide postmarketing experience, the following serious adverse events have been reported in a variety of treatment regimens that include interleukin-2: hypertension; pneumonia (bacterial, fungal, viral); neutropenia; cholecystitis; colitis; gastritis; hepatitis; hepatosplenomegaly; intestinal obstruction; retroperitoneal hemorrhage; cerebral lesions; cerebral hemorrhage; encephalopathy; extrapyramidal syndrome; neuralgia; neuritis; neuropathy (demyelination); rhabdomyolysis; myopathy; myositis; hyperthyroidism; anaphylaxis; cellulitis; injection site necrosis; insomnia. Exacerbation or initial presentations of a number of autoimmune and inflammatory disorders have been reported (see “WARNINGS” section). Persistent but non-progressive vitiligo has been observed in metastatic malignant melanoma patients treated with interleukin-2. Synergistic, additive and novel toxicities have been reported with PROLEUKIN used in combination with other drugs. Novel toxicities include delayed adverse reactions to iodinated contrast media and hypersensitivity reactions to antineoplastic agents (see

“PRECAUTIONS” section).

Experience has shown the following concomitant medications to be useful in the management of patients on PROLEUKIN therapy: a) standard antipyretic therapy, including non-steroidal anti-inflammatories (NSAIDs), started immediately prior to PROLEUKIN to reduce fever. Renal function should be monitored as some NSAIDs may cause synergistic nephrotoxicity; b) meperidine used to control the rigors associated with fever; c) H2 antagonists given for prophylaxis of gastrointestinal irritation and bleeding; d) antiemetics and antidiarrheals used as needed to treat other gastrointestinal side effects. Generally these medications were discontinued 12 hours after the last dose of PROLEUKIN.

Patients with in-dwelling central lines have a higher risk of infection with gram positive organisms. A reduced incidence of staphylococcal infections in PROLEUKIN studies has been associated with the use of antibiotic prophylaxis which includes the use of oxacillin, nafcillin, ciprofloxacin, or vancomycin. Hydroxyzine or diphenhydramine have been used to control symptoms from pruritic rashes and continued until resolution of pruri-tus. Topical creams and ointments should be applied as needed for skin manifestations. Preparations containing a steroid (e.g., hydrocortisone) should be avoided. NOTE: Prior to the use of any product mentioned, the physician should refer to the Product Monograph for the respective product.

Immunogenicity: Fifty-seven of 77 (74%) metastatic renal cell carcinoma patients treated with an every 8-hour PROLEUKIN regimen and 33 of 50 (66%) metastatic malignant melanoma patients treated with a variety of IV regimens developed low titers of non-neutralizing anti-PROLEUKIN antibodies. Neutralizing antibodies were not detected in this group of patients, but have been detected in 1/106 (<1%) patients treated with IV PROLEUKIN using a wide variety of schedules and doses. The clinical significance of anti-PROLEUKIN antibodies is unknown.

SYMPTOMS AND TREATMENT OF OVERDOSAGE

Side effects following the use of PROLEUKIN*(aldesleukin) appear to be dose-related. Exceeding the recommended dose has been associated with a more rapid onset of expected dose-limiting toxicities. Symptoms which persist after cessation of PROLEUKIN should be monitored and treated supportively. Life-threatening toxicities may be ameliorated by the intravenous administration of dexamethasone, which may result in loss of the therapeutic effects of PROLEUKIN. NOTE: Prior to the use of dexamethasone, the physician should refer to the Product Monograph for this product.

DOSAGE AND ADMINISTRATION

The recommended PROLEUKIN* (aldesleukin) treatment regimen is administered by a 15- minute IV infusion every 8 hours. Before initiating treatment, carefully review the “INDICATIONS AND CLINICAL USE,” “CONTRAINDICATIONS,” “WARNINGS,” “PRECAUTIONS,” and “ADVERSE REACTIONS” sections, particularly regarding patient selection, possible serious adverse events, patient monitoring and withholding dosage.

The following schedule has been used to treat adult patients with metastatic renal cell carcinoma (metastatic RCC) or metastatic malignant melanoma. Each course of treatment consists of two 5-day treatment cycles separated by a rest period.

600,000 IU/kg (0.037 mg/kg) dose administered every 8 hours by a 15-minute IV infusion for a maximum of 14 doses. Following 9 days of rest, the schedule is repeated for another 14 doses, for a maximum of 28 doses per course, as tolerated. During clinical trials, doses were frequently withheld for toxicity (see “Clinical Experience” and “Dose Modifications” subsections). Metastatic RCC patients treated with this schedule received a median of 20 of the 28 doses during the first course of therapy. Metastatic malignant melanoma patients received a median of 18 doses during the first course of therapy.

Retreatment: Patients should be evaluated for response approximately 4 weeks after completion of a course of therapy and again immediately prior to the scheduled start of the next treatment course. Additional courses of treatment should be given to patients only if there is some tumor shrinkage following the last course and retreatment is not contraindicated (see “CONTRAINDICATIONS” section). Each treatment course should be separated by a rest period of at least 7 weeks from the date of hospital discharge.

Dose Modifications: Dose modification for toxicity should be accomplished by withholding or interrupting a dose rather than reducing the dose to be given. Decisions to stop, hold, or restart PROLEUKIN therapy must be made after a global assessment of the patient. With this in mind, the following guidelines should be used:

Retreatment with PROLEUKIN is contraindicated in patients who experience the following toxicities:

Body System

Cardiovascular Sustained ventricular tachycardia (≥5 beats)

Cardiac rhythm disturbances not controlled or unresponsive to management

Chest pain with ECG changes, consistent with angina or myocardial infarction

Cardiac tamponade

Respiratory Intubation for > 72 hours

Urogenital Renal failure requiring dialysis > 72 hours

Nervous Coma or toxic psychosis lasting > 48 hours

Repetitive or difficult to control seizures

Digestive Bowel ischemia/perforation

GI bleeding requiring surgery

Doses should be held and restarted according to the following:

Body System Hold dose for Subsequent doses may be given if

Cardiovascular Atrial fibrillation, supraventricular tachycardia, Patient is asymptomatic with full recovery to or bradycardia that requires treatment or is normal sinus rhythm recurrent or persistent

Systolic bp <90 mm Hg with increasing Systolic bp ≥90 mm Hg and stable or improving requirements for pressors requirements for pressors

Any ECG change consistent with MI, ischemia Patient is asymptomatic, MI and myocarditis have or myocarditis with or without chest pain; been ruled out, clinical suspicion of angina is low;

suspicion of cardiac ischemia there is no evidence of ventricular hypokinesia

Respiratory O2 saturation < 94% on room air or O2 saturation > 94% on room air or > 90%

< 90% with 2 liters O2 by nasal prongs with 2 liters O2 by nasal prongs

Nervous Mental status changes, including moderate Mental status changes completely resolved confusion or agitation

Body as a Whole Sepsis syndrome, patient is clinically unstable Sepsis syndrome has resolved, patient is clinically stable, infection is under treatment

Urogenital Serum creatinine > 4.5 mg/dL or a serum Serum creatinine < 4 mg/dL and fluid and creatinine of ≥4 mg/dL in the presence of electrolyte status is stable severe volume overload, acidosis, or

hyperkalemia

Persistent oliguria, urine output of Urine output >10 mL/hour with a decrease of

< 10 mL/hour for 16 to 24 hours with serum creatinine > 1.5 mg/dL or rising serum creatinine normalization of serum creatinine

Digestive Signs of hepatic failure including All signs of hepatic failure have resolved*

encephalopathy, increasing ascites,

liver pain, hypoglycemia

Stool guaiac repeatedly >3-4+ Stool guaiac negative

Skin Bullous dermatitis or marked worsening of pre-existing skin condition, avoid topical steroid therapy

Resolution of all signs of bullous dermatitis

*Discontinue all further treatment for that course. A new course of treatment, if warranted, should be initiated no sooner than 7 weeks after cessation of adverse event and hospital discharge.

PHARMACEUTICAL INFORMATION

PROLEUKIN* (aldesleukin), a human recombinant interleukin-2 product, is a highly purified protein with a molecular weight of approximately 15,300 daltons. The chemical name is des-alanyl-1, serine-125 human interleukin-2. PROLEUKIN, a lymphokine, is produced by recombinant DNA technology using a genetically engineered E. coli strain containing an analog of the human interleukin-2 gene. Genetic engineering techniques were used to modify the human interleukin-2 gene, and the resulting expression clone encodes a modified human interleukin-2. This recombinant form differs from native interleukin-2 in the following ways: a) PROLEUKIN is not glycosylated because it is derived from E. coli; b) the molecule has no N-terminal alanine; the codon for this amino acid was deleted during the genetic engineering procedure; c) the molecule has serine substituted for cysteine at amino acid position 125; this was accomplished by site specific manipulation during the genetic engineering procedure; and d) the aggregation state of PROLEUKIN is likely to be different from that of native interleukin-2.

The in vitro biological activities of the native non-recombinant molecule have been reproduced with PROLEUKIN.

PROLEUKIN biological potency is determined by a lymphocyte proliferation bioassay and is expressed in International Units (IU) as established by the World Health Organization 1st International Standard for Interleukin 2 (human). The relationship between potency and protein mass is as follows: 18 million (18x106) IU PROLEUKIN = 1.1 mg protein Composition: PROLEUKIN is supplied as a sterile, white to off-white, lyophilized cake in single-use vials intended for intravenous (IV) administration. When reconstituted with 1.2 mL Sterile Water for Injection, USP, each mL contains 18 million IU (1.1 mg) PROLEUKIN, 50 mg mannitol, and 0.18 mg sodium dodecyl sulfate, buffered with approximately 0.17 mg monobasic and 0.89 mg dibasic sodium phosphate to a pH of 7.5 (range 7.2 to 7.8). The manufacturing process for PROLEUKIN involves fermentation in a defined medium containing tetracycline hydrochloride. The presence of the antibiotic is not detectable in the final product. PROLEUKIN contains no preservatives in the final product.

Stability and Storage Recommendations: Store vials of lyophilized PROLEUKIN in a refrigerator at 2° to 8°C (36° to 46°F). Avoid exposure to heat and light.

Reconstituted or diluted PROLEUKIN is stable for up to 48 hours at refrigerated and room temperatures, 2° to 25°C (36° to 77°F). However, since this product contains no preservative, the reconstituted and diluted solutions should be stored in the refrigerator.

Do not use beyond the expiration date printed on the vial. NOTE: This product contains no preservative.

Reconstitution: Reconstitution and dilution procedures other than those recommended may alter the delivery and/or pharmacology of PROLEUKIN and thus should be avoided.

1. PROLEUKIN* (aldesleukin) is a sterile, white to off-white, preservative-free, lyophilized powder suitable for IV infusion upon reconstitution and dilution. EACH VIAL CONTAINS 22 MILLION IU (1.3 MG) OF PROLEUKIN AND SHOULD BE RECONSTITUTED ASEPTICALLY WITH 1.2 ML

OF STERILE WATER FOR INJECTION, USP. WHEN RECONSTITUTED AS DIRECTED, EACH ML CONTAINS 18 MILLION IU (1.1 MG) OF PROLEUKIN. The resulting solution should be a clear, colorless to slightly yellow liquid. The vial is for single-use only and any unused portion should be discarded.

2. During reconstitution, the Sterile Water for Injection, USP should be directed at the side of the vial and the contents gently swirled to avoid excess foaming. DO NOT SHAKE.

3. The dose of PROLEUKIN, reconstituted with Sterile Water for Injection, USP (without preservative) should be diluted aseptically in 50 mL of

5% Dextrose Injection, USP (D5W) and infused over a 15-minute period.

In cases where the total dose of PROLEUKIN is 1.5 mg or less (e.g., a patient with a body weight of less than 40 kilograms), the dose of PROLEUKIN should be diluted in a smaller volume of D5W.

Concentrations of PROLEUKIN below 30 µg/mL and above 70 µg/mL have shown increased variability in drug delivery. Dilution and delivery of PROLEUKIN outside of this concentration range should be avoided.

4. Glass bottles and plastic (polyvinyl chloride) bags have been used in clinical trials with comparable results; it is recommended that plastic bags be used as the dilution container since experimental studies suggest that use of plastic containers results in more consistent drug delivery.

In-line filters should not be used when administering PROLEUKIN.

5. Before and after reconstitution and dilution, store in a refrigerator at 2° to 8°C (36° to 46°F). Do not freeze. Administer PROLEUKIN within 48 hours of reconstitution. The solution should be brought to room temperature prior to infusion in the patient.

6. Reconstitution or dilution with Bacteriostatic Water for Injection, USP, or 0.9% Sodium Chloride Injection, USP should be avoided because of increased aggregation PROLEUKIN should not be co-administered with other drugs in the same container.

7. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration, whenever solution and container permit.

DOSAGE FORMS

Availability: PROLEUKIN* (aldesleukin) is supplied as a sterile, white to off-white, preservative-free lyophilized product in single-use vials containing 22 million IU (1.3 mg) intended for intravenous (IV) administration. When reconstituted with 1.2 mL Sterile Water for Injection, USP, each mL contains 18 million IU (1.1 mg) of PROLEUKIN. Discard unused portion.

PHARMACOLOGY

Clinical: The pharmacokinetic profile of PROLEUKIN* (aldesleukin) is characterized by high plasma concentrations following a short intravenous infusion, rapid distribution to extravascular, extracellular space, and elimination from the body by metabolism in the kidneys with little or no bioac-tive protein excreted in the urine. In humans the half lives for distribution and elimination are 13 and 85 minutes, respectively. A third, slower phase of clearance has been observed in laboratory animals. The relatively rapid clearance rate of interleukin-2 has led to dosage schedules characterized by frequent bolus administrations or infusions.

PROLEUKIN is cleared from the body primarily (80-90%) by metabolism to amino acids in the cells lining the proximal convoluted tubules of the kidneys. Access of the protein to the tubules is apparently by direct filtration at the glomerular membrane of Bowman’s capsule, and by peritubular extraction from the efferent arterioles surrounding the proximal tubules. This dual mechanism for access to the tubules may account for the normal clearance pattern of interleukin-2 in patients experiencing kidney toxicity with serum creatinine values between 1.5 and 3 mg/dL. Limited data suggest that serum creatinine greater than 3 mg/dL may correlate with an extended elimination half life.

In clinical studies, PROLEUKIN was diluted in 5% Dextrose Injection, USP (D5W), D5W containing 0.1% human serum albumin (HSA), or 5% HSA in normal saline. Pharmacokinetic studies showed that a higher amount of bioactive drug was found in the circulation of animals dosed with solutions containing HSA. Preclinical efficacy studies in a murine tumor model showed no differences when the dose was diluted in either 5% HSA in normal saline or 0.1% HSA in D5W. However, it appeared that no difference in either objective response rate, or on-study mortality were observed in groups of patients receiving PROLEUKIN diluted in different ways.

CLINICAL EXPERIENCE

Two hundred fifty-five patients with metastatic renal cell cancer (metastatic RCC) were treated with single agent PROLEUKIN in 7 clinical studies conducted at 21 institutions. Two hundred seventy patients with metastatic malignant melanoma were treated with single agent PROLEUKIN in 8 clinical studies conducted at 22 institutions. Patients enrolled in trials of single agent PROLEUKIN were required to have an Eastern Cooperative Oncology Group (ECOG) Performance Status (PS) of 0 or 1 and normal organ function as determined by cardiac stress test, pulmonary function tests, and creatinine ?1.5 mg/dL. Patients with brain metastases, active infections, organ allografts and diseases requiring steroid treatment were excluded.

PROLEUKIN was given by 15 min IV infusion every 8 hours for up to 5 days (maximum of 14 doses). No treatment was given on days 6 to 14 and then dosing was repeated for up to 5 days on days 15 to 19 (maximum of 14 doses). These 2 cycles constituted 1 course of therapy. Patients could receive a maximum of 28 doses during a course of therapy. In practice >90% of patients had doses withheld. Metastatic RCC patients received a median of 20 of 28 scheduled doses of PROLEUKIN. Metastatic malignant melanoma patients received a median of 18 of 28 scheduled doses of PROLEUKIN during the first course of therapy. Doses were withheld for specific toxicities (see “DOSAGE AND ADMINISTRATION” section, “Dose Modifications” subsection and “ADVERSE REACTIONS” section).

In the renal cell cancer studies (n=255), objective response was seen in 37 (15%) patients, with 17 (7%) complete and 20 (8%) partial responders. The 95% confidence interval for objective response was 11% to 20%. Onset of tumor regression was observed as early as 4 weeks after completion of the first course of treatment, and in some cases, tumor regression continued for up to 12 months after the start of treatment. The median duration of response for all responding patients is 54 months (3 to 131+ months). The median duration for patients with complete responses has not yet been observed and for patients with partial response was 20 months. Twelve patients who achieved a complete response and six patients who achieved a partial response had responses ongoing at the time of last contact. The median progression-free survival for all responding patients was 55 months. Responses were observed in both lung and non-lung sites (e.g., liver, lymph node, renal bed occurrences, and soft tissue). Of the 37 responding patients, 12 patients with individual bulky lesions (largest lesion > 25 cm2) and 22 patients with large cumulative tumor burden (total > 26 cm2) achieved responses.

In the metastatic malignant melanoma studies (n=270), objective response was seen in 43 (16%) patients, with 17 (6%) complete and 26 (10%) partial responders. The 95% confidence interval for objective response was 12% to 21%. The median duration of response for all responding patients was 9 months (1 to 122+ months); the median duration of objective complete responses has not been observed and the median duration for partial response was 6 months. Ten patients who achieved a complete response and three patients who achieved a partial response had responses ongoing at the time of last contact. The median progression-free survival for the 43 responding patients was 13 months. Responses in metastatic malignant melanoma patients were observed in both visceral and non-visceral sites (e.g., lung, liver, lymph node, soft tissue, adrenal, subcutaneous). Of the 43 responding patients, 14 patients with individual bulky lesions (largest lesion > 25 cm2) and 21 patients with large cumulative tumor burden (total > 25 cm2) achieved responses.

TABLE IV: PROLEUKIN CLINICAL RESPONSE DATA

METASTATIC RCC METASTATIC MALIGNANT MELANOMA

Number of Median Response Number of Median Response

Responding Patients Duration in Months Responding Patients Duration in Months

(response rate)(range)(response rate)(range)

CR’s 17 (7%) 80+* (7 to 131+) 17 (6%) 59+* (3 to 122+)

PR’s 20 (8%) 20 (3 to 126+) 26 (10%) 6 (1 to 111+)

PR’s + CR’s 37 (15%) 54 (3 to 131+) 43 (16%) 9 (1 to 122+)

(+) sign means ongoing

*Median duration not yet observed; a conservative value is presented which represents the minimum median duration of response.

*PROLEUKIN is a registered trademark of Novartis Vaccines and Diagnostics, Inc. used under permission by Novartis Pharmaceuticals Canada inc.

Novartis Pharmaceuticals Canada inc., 385 Bouchard Blvd., Dorval, Quebec H9S 1A9

709558-EI

Last Revised: July 6th, 2006

E-26

Novartis

PROLEUKIN* (aldesleukine)

Interleukine-2 22 millions IU/Flacon

Norme pharmaceutique: Modificateur de la réponse biologique

ACTIONS, PHARMACOLOGIE CLINIQUE

PROLEUKIN* (aldesleukine) est analogue à l’interteukine-2 humaine, et elle est produite par technologie d’ADN recombinant, elle possède une activité biologique analogue à celle de l’interteukine-2 native humaine. PROLEUKIN possède un pouvoir antitumoral, on ignore par quel mécanisme précis PROLEUKIN exerce son pouvoir antitumoral chez les animaux et chez les humains.

Des études in vitro sur des lignée cellulaires humaines démontrent les propriétés immunorégulatoires de PROLEUKIN, incluant: a) une mitogénèse accrue des lymphocytes et stimulation d’une croissance à long terme des lignées cellulaires humaines dépendantes de l’interleukine-2; b) une lymphocytoxicité plus poussée; c) une induction de l’activité des cellules tueuses dites LAK (lymphokine activated killer) et NK (natural killer); et, d) l’induction de la production d’interféron gamma.

L’administration in vivo de PROLEUKIN chez les animaux et les humains entraîne de multiples effets immunologiques liés à la dose. Ces effets comprennent l’activation de l’immunité cellulaire avec lymphocytose, eosinophilie et thrombocytopénie importantes, et la production de cytokines, dont le facteur de nécrose des tumeurs, IL-1 et l’interféron gamma. Les études in vivo sur des modèles de tumeur murine ont démontré une inhibition de la croissance de la tumeur.

Pharmacocinétique : PROLEUKIN se compose de micro-agrégats biologiquement actifs, à liaisons non covalentes, dont la taille moyenne est de 27 molécules d’interleukine-2 recombinante. L’agent de solubilité, le dodécytsulfate de sodium, peut avoir un effet sur les propriétés cinétiques de ce produit. Le profil pharmacocinétique de PROLEUKIN se caractérise par des concentrations plasmatiques élevées suite à une perfusion intraveineuse (IV) de courte durée, une distribution rapide dans l’espace extravasculaire et par élimination rénale, avec peu à aucune protéine bioactive excrétée dans les urines.

Les études au cours desquelles PROLEUKIN a été injectée par IV à des moutons et des humains ont montré qu’une fois la perfusion terminée, environ 30 % de la dose administrée est détectable dans le plasma. Ceci concorde avec les études faites sur les rats à l’aide de PROLEUKIN radio-marquée qui démontrent une capture rapide (< 1 minute) de la quasi-totalité du marqueur dans les poumons, le foie, les reins et la rate.

Les courbes de demi-vie sérique (T1/2) de PROLEUKIN restant dans le plasma sont tirées d’études conduites sur 52 patients atteints d’un cancer, après qu’ils ont reçu une perfusion IV de 5 minutes. Les études ont montré que chez ces patients, le temps de distribution et d’élimination de T1/2 était respectivement de 13 et 85 minutes.

Le taux de clairance relativement rapide de PROLEUKIN a conduit à des schémas posologiques caractérisés par des perfusions fréquentes et de courte durée. Les taux sériques observés sont proportionnels à la dose de PROLEUKIN.

Après la distribution initiale rapide dans les organes, la voie de clairance principale du PROLEUKIN en circulation est le rein. Chez les humains et les animaux, l’élimination de PROLEUKIN se fait par filtration glomérulaire et par extraction péritubulaire dans le rein. Il est possible que ce double mécanisme de livraison de PROLEUKIN au tube proximal soit responsable de la préservation de la clairance chez les patients dont les valeurs de créatinine sérique sont en hausse. Plus de 80 % de la quantité PROLEUKIN qui est distribuée au plasma, éliminée de la circulation et délivrée aux reins se métabolise en acide aminé dans les cellules qui tapissent les tubes contournés proximaux. Chez les humains, le taux de clairance moyen des patients cancéreux est de 268 mL/mn.

INDICATIONS ET UTILISATION CLINIQUE

PROLEUKIN* (aldesleukine) est indiquée pour le traitement d’adultes (de 18 ans ou plus) atteints d’un adénocarcinome rénal métastatique. PROLEUKIN est indiquée pour le traitement d’adultes (de 18 ans ou plus) atteints d’un mélanome malin métastatique.

Parmi les 255 patients atteints d’un adénocarcinome rénal métastatique, une réponse objective fut observée chez 37 des patients (15%), avec 17 (7%) patients répondeurs complets (PRC) et 20 (8%) patients répondeurs partiels (PRP). Parmi les 270 patients atteints d’un mélanome malin métastatique, une réponse objective fut observée chez 43 des patients (16%), avec 17 (6%) patients répondeurs complets et 26 (10%) patients répondeurs partiels. Avant de prendre part à ces études, les patients avaient vu leur maladie progresser après avoir suivi des thérapies antérieures. Une majorité des patients (96%) avaient déjà subi une résection chirurgicale de leur lésion primaire, un curage ganglionnaire ou montré une zone de récidive.

Il est obligatoire de bien choisir les patients avant d’administrer PROLEUKIN. Voir les sections « CONTRE-INDICATIONS »,

« AVERTISSEMENTS » et « MISES EN GARDE » en ce qui concerne la sélection des patients, y compris les examens recommandés de la fonction cardiaque et respiratoire et les analyses de laboratoire.

À ce jour, l’évaluation des études cliniques révèle que les patients ayant un indice fonctionnel ECOG plus favorable, c’est-à-dire égal à 0, au début du traitement répondent mieux à PROLEUKIN, ils ont un taux de réponse plus élevé et une toxicité plus faible (voir la section « EFFETS INDESIRABLES »). C’est pourquoi l’évaluation de l’indice fonctionnel doit être inclue lors de la sélection des patients pour le traitement. L’expérience avec des patients ayant un indice fonctionnel ECOG > 1 est limitée.

TABLEAU I : RÉPONSE CLINIQUE À PROLEUKIN PAR ÉTAT D’INDICE FONCTIONNEL (IF) ECOG

Prétraitement ADÉNOCARCINOME RÉNAL MÉTASTATIQUE MÉLANOME MALIN MÉTASTATIQUE

IF ECOG PRC PRP PRC PRP

0 14/166 (8%) 16/166 (10%) 14/191 (7%) 22/191 (12%)

> 1 3/89 (3%) 4/89 (4%) 3/79 (4%) 4/79 (5%)

CONTRE-INDICATIONS

PROLEUKIN* (aldesleukine) est contre-indiquée chez les patients ayant des antécédents connus d’hypersensibilité à l’interleukine-2 ou tout autre composant entrant dans la composition de PROLEUKIN.

Les patients qui obtiennent des résultats anormaux à l’épreuve d’effort au thallium ou aux examens de la fonction respiratoire et ceux qui ont des allogreffes d’organe ne doivent pas être traités avec PROLEUKIN. De plus, une réadministration de PROLEUKIN est contre-indiquée chez les patients qui ont manifesté les toxicités suivantes lors d’une première cure :

Tachycardie ventriculaire prolongée (??5 battements)

Troubles du rythme cardiaque non maîtrisés ou ne répondant pas

Douleur thoracique récurrente accompagnée de modifications de poitrine ou un infarctus du myocarde

Tamponnade cardiaque

Intubation exigée > 72 heures

Dysfonctionnement rénal exigeant une dialyse > 72 heures

Coma ou psychose toxique se prolongeant au-delà de 48 heures

Crises à répétitions ou difficiles à calmer

Ischémie ou perforation intestinale

Hémorragie gastro-intestinale nécessitant une intervention chirurgicale

AVERTISSEMENTS

PROLEUKIN* (aldesleukine) ne doit être administrée qu’à des patients ayant été bien informés, dans un cadre hospitalier, sous la surveillance d’un médecin qualifié et rompu au traitement du cancer par agents thérapeutiques. Une unité de soins intensifs et des spécialistes compétents en médecine cardio-pulmonaire ou en soins intensifs doivent être disponibles.

L’administration de PROLEUKIN a été associée au syndrome de fuite capillaire (SFC) qui se caractérise par la perte de tonicité vasculaire, l’épanchement de protéines et de fluide du plasma dans l’espace extravasculaire. Le SFC entraîne une hypotension et une réduction de l’irrigation sanguine des organes qui peut être grave et causer la mort. Le SFC peut être associé à des arythmies cardiaques (supraventriculaires et ventriculaires), angine de poitrine, infarctus du myocarde, insuffisance respiratoire nécessitant une intubation, hémorragie gastro-intestinale ou infarctus de l’intestin, insuffisance rénale, œdème et changements de l’humeur.

En raison des effets indésirables graves qui accompagnent généralement le traitement par PROLEUKIN aux posologies recommandées, une évaluation clinique approfondie doit être effectuée pour identifier les patients qui ont d’importantes insuffisances cardiaques, pulmonaires, rénales, hépatiques ou du système nerveux central car PROLEUKIN est contre-indiquée chez ces patients.

Le traitement par PROLEUKIN doit être réservé aux patients dont les fonctions pulmonaire et cardiaque sont normales d’après les résultats de l’épreuve au thallium et les examens de la fonction respiratoire. Il faut faire preuve d’une extrême prudence chez les patients avec des résultats normaux à l’épreuve au thallium et aux examens de la fonction respiratoire qui ont des antécédents de maladie cardiaque ou pulmonaire.

Les patients ayant une fonction cardio-vasculaire, pulmonaire, hépatique et nerveuse normale peuvent subir des effets indésirables graves, mettant leur vie en danger ou entraînant leur décès. Les effets indésirables sont fréquents, souvent graves et entraînent parfois la mort. Si des effets indésirables apparaissent et que la dose doit être modifiée, il est préférable d’interrompre le posologie plutôt que de la réduire (voir le paragraphe « Modification de le dose » dans le section « POSOLOGIE ET ADMINISTRATION »).

L’administration de PROLEUKIN a été associée à une exacerbation d’une maladie auto-immune préexistante ou débutante et des troubles inflammatoires. Une exacerbation des maladies suivantes a été rapportée après un traitement avec l’IL-2 : maladie de Crohn, sclérodermie, thyroïdite, arthrite inflammatoire, diabète sucré, myasthénie grave oculobulbaire, néphropathie à lgA en forme de croissant, cholécystite, vascularite cérébrale, syndrome de Stevens-Johnson et pemphigoïde bulleuse.

Tous les patients doivent subir une évaluation approfondie, un traitement des métastases du S.N.C. et avoir un scintigramme négatif avant de débuter la PROLEUKIN. De nouveaux signes et symptômes neurologiques et lésions anatomiques sont apparus à la suite d’un traitement par PROLEUKIN chez des patients qui ne montraient aucune évidence de métastases du S.N.C. Les manifestations cliniques incluent des changements de l’humeur, troubles de la parole, cécité corticale, ataxie des membres, hallucinations, agitation, obnubilation et coma. Les images obtenues par I.R.M. ont montré de multiples, et moins souvent, de simples lésions corticales et mis en évidence une démyélinisation. Les signes et symptômes neurologiques associés à la prise de PROLEUKIN disparaissent normalement à l’arrêt du traitement; cependant, des anomalies neurologiques permanentes ont été signalées. Un cas de vascularite cérébrale, en réponse à la dexaméthasone, a été rapporté. Il faut faire preuve d’une extrême prudence avec les patients ayant des antécédents de crises épileptiques, du fait que PROLEUKIN peut provoquer des crises d’épilepsie.

L’administration de PROLEUKIN doit être suspendue chez les patients qui manifestent des états léthargiques ou somnolents modérés ou profonds, la poursuite du traitement pouvant entraîner un coma.

Le traitement par PROLEUKIN a été associé à une détérioration de la fonction neutrophile (chimiotactisme réduit) et à des risques accrus d’infection disséminée, y compris les septicémies et endocardites bactériennes. Par conséquent, il importe de traiter convenablement toutes les infections bactériennes préexistantes avant de débuter la thérapie par PROLEUKIN. Les patients qui ont des lignées germinales à demeure sont particulièrement exposés aux risques d’infection par des micro-organismes Gram positifs. La prophylaxie antibiotique qui a été associée à une incidence réduite d’infections staphylococciques comprend l’usage d’oxacilline, de nafcilline, de ciprofloxacine ou de vancomycine. Les infections disséminées acquises durant le traitement par PROLEUKIN contribuent largement à la morbidité liée au traitement et l’utilisation d’une prophylaxie antibiotique et un traitement agressif des infections soupçonnées ou documentées pourraient réduire la morbidité liée au traitement par PROLEUKIN. REMARQUE : Avant d’utiliser tout produit mentionné dans ce paragraphe, le médecin devra consulter la monographie du produit utilisé.

MISES EN GARDE

Mises en garde générales : Les patients doivent avoir une fonction cardiaque, pulmonaire, hépatique et nerveuse normale en début de traitement. Les patients atteints d’un adénocarcinome rénal métastatique ayant subi une néphrectomie peuvent quand même être admis si leur taux de créatinine sérique est ?1,5 mg/dL.

Les patients ayant une fonction cardio-vasculaire, pulmonaire, hépatique et nerveuse normale peuvent subir des effets indésirables graves, mettant leur vie en danger ou entraînant leur décès. Les effets indésirables sont fréquents, souvent graves et entraînent parfois la mort. Le syndrome de fuite capillaire (SFC.) se produit immédiatement après le commencement du traitement par PROLEUKIN* (aldesleukine) et se traduit par une augmentation de la perméabilité capillaire aux protéines et aux fluides et par une perte de tonicité. Chez la plupart des patients, ceci résulte en une chute concomitante de la tension artérielle moyenne dans les 2 à 12 heures qui suivent le début du traitement. Si le traitement est poursuivi, il en résultera une hypotension significative du point de vue clinique (définie en tant que pression sanguine systolique en dessous de 90 mm Hg ou une chute de 20 mm Hg par rapport à la pression systolique à sa valeur initiale) et une hypoperfusion s’en suivra. En outre, un épanchement de protéines et de liquides dans l’espace extravasculaire entraînera des œdèmes et de nouveaux épanchements.

La prise en charge médicale du syndrome de fuite capillaire commence par une surveillance vigilante de l’état hydrique et d’irrigation d’organe du patient. Ceci s’accomplit en mesurant fréquemment la tension artérielle et le pouls et en surveillant la fonction des organes, ce qui comprend l’évaluation de l’état mental et du débit urinaire. L’hypovolémie est évaluée au moyen d’un cathétérisme et en surveillant la pression veineuse centrale.

Une gestion souple des fluides et des vasopresseurs est indispensable pour le maintien de l’irrigation d’organe et de la tension artérielle. Par conséquent, il faudra faire preuve d’une extrême prudence dans le traitement de patients qui exigent ponctuellement de grandes quantités de liquides (par ex. les patients souffrant d’hypercalcémie).

La prise en charge des patients qui ont une hypovolémie implique l’administration de liquides intraveineux, soit colloïdes, soit cristalloïdes. Les liquides intraveineux sont généralement administrés lorsque le pression veineuse centrale (P.V.C.) est en dessous de 3 à 4 mm H2O. Il se peut qu’il faille employer d’importantes quantités de liquides IV afin de corriger une hypovolémie, mais il faut alors être très prudent car l’administration non limitée de liquides peut exacerber les problèmes liés à la formation d’œdèmes ou aux épanchements.

Lorsqu’il y a une accumulation de liquides extravasculaires, la formation d’œdèmes est commune et des ascites ainsi que des épanchements pleuraux ou péricardiques peuvent se développer. La prise en charge de ces événements repose sur un équilibre judicieux des effets des échanges hydriques de façon à ce que ni les conséquences de l’hypovolémie (par ex. réduction de l’irrigation sanguine des organes) ni les conséquences de l’accumulation de liquide (par ex. oedème pulmonaire) ne dépassent la tolérance du patient.

L’étude clinique a démontré que l’administration précoce de dopamine (1 à 5 µg/kg/mn) aux patients manifestant un syndrome de fuite capillaire, avant l’apparition de l’hypotension, peut aider à maintenir l’irrigation sanguine de l’organe particulièrement du rein, préservant ainsi le débit urinaire. Le poids et le débit urinaire doivent être soigneusement surveillés. Si l’irrigation sanguine d’organe et la pression artérielle se sont pas entretenues par une thérapie par dopamine, les experts cliniciens ont augmenté la dose de dopamine de 6 à 10 µg/kg/mn ou ont ajouté du chlorhydrate de phényléphrine (1 à 5 µg/kg/mn) à une faible dose de dopamine. L’utilisation prolongée de vasopresseurs, que ce soit un seul ou une combinaison de plusieurs, à des doses relativement élevées peut être associée à des troubles du rythme cardiaque. Il a été démontré que l’emploi de diurétiques (une fois que la pression artérielle est redevenue normale) accélère le rétablissement dans les cas où il y a eu une prise de poids excessive ou la formation d’un œdème, notamment associées à un essoufflement dû à une congestion pulmonaire. REMARQUE : Avant d’utiliser tout produit mentionné dans ce paragraphe, le médecin devra consulter la monographie du produit utilisé.

Une irrigation d’organe insuffisamment maintenue, se traduisant par une modification de la conscience, une réduction du débit urinaire, une chute de la pression systolique au-dessous de 90 mm Hg ou le début d’arythmies cardiaques, entraînera automatiquement la suspension du traitement par PROLEUKIN (voir le paragraphe « Modification de la dose » dans la section « POSOLOGIE ET ADMINISTRATION »). Le syndrome de fuite capillaire commence à se corriger peu après la fin du traitement par PROLEUKIN. Normalement, en quelques heures la tension artérielle augmente, l’irrigation sanguine d’organe se rétablit et une réabsorption des liquides et protéines épanchés commencent à se produire. On administrera de l’oxygène au patient si la surveillance de la fonction respiratoire confirme que la PaO2 a baissé.

Il est possible que l’administration de PROLEUKIN cause une anémie et (ou) une thrombocytopénie. On administre des transfusions d’hématites concentrées, à la fois pour soigner l’anémie et pour garantir un transport d’oxygène maximal. On administre des transfusions de plaquettes pour corriger une thrombocytopénie absolue et pour réduire les risques d’hémorragie gastro-intestinale. En outre, on observe des leucopénies et des neutropénies.

L’administration de PROLEUKIN entraîne des effets secondaires tels que fièvre, frissons, raideurs, prurits et troubles gastro-intestinaux chez la plupart des patients traités aux doses recommandées. Ces effets secondaires ont été énergiquement maîtrisés de la manière décrite dans la partie intitulée « EFFETS INDESIRABLES ».

Les fonctions rénale et hépatique sont insuffisantes pendant le traitement par PROLEUKIN. L’utilisation de médicaments concomitants connus pour leurs effets néphrotoxiques ou hépatotoxiques augmente probablement davantage les effets toxiques sur le rein ou le foie.

Les changements d’humeur tels qu’une irritabilité, une confusion ou une dépression au cours du traitement par PROLEUKIN peuvent être le signal d’une bactériémie ou d’une septicémie bactérienne à ses débuts, d’une hypoperfusion, une malignité occulte du S.N.C. ou une toxicité du S.N.C. directe provoquée par PROLEUKIN. Les changements d’humeur qui sont uniquement dus à PROLEUKIN peuvent progresser pendant plusieurs jours avant que le rétablissement ne commence. Il est rare que les patients souffrent d’anomalies neurologiques permanentes (voir la section « EFFETS INDESIRABLES »).

Une exacerbation d’une maladie auto-immune pré-existante ou débutante et des troubles inflammatoires a été signalée suite au traitement par PROLEUKIN employée seule ou en combinaison avec l’interféron (voir la section « EFFETS INDESIRABLES »). Suite au traitement par PROLEUKIN, on a noté une insuffisance de la fonction thyroïdienne qui est quelquefois précédée d’une hyperthyroïdie. Un petit nombre de ces patients a nécessité une thérapie thyroïdienne de remplacement. Il se peut que cette insuffisance de la fonction thyroïdienne soit une manifestation d’auto-immunité. L’apparition d’hyperglycémie et (ou) de diabète sucré a été signalée au cours du traitement par PROLEUKIN. Le renforcement de la fonction d’immunité cellulaire causé par PROLEUKIN peut augmenter les risques de rejet d’allogreffes chez les patients qui ont reçu un transplant.

Tests de laboratoire : Les évaluations cliniques suivantes sont recommandées pour tous les patients, avant que ne commence le traitement, puis quotidiennement pendant la durée d’administration du médicament.

Analyses hématologiques standard, y compris hémogramme, formule leucocytaire et numération plaquettaire

Analyses de chimie sanguine, y compris ionogramme sanguin, épreuves fonctionnelles hépatiques et rénales

Radiographies pulmonaires

Le taux de créatinine sérique doit être ?1,5 mg/dL avant de débuter le traitement par PROLEUKIN.

Tous les patients doivent passer un examen de la fonction respiratoire à l’état de base avec gazométrie artérielle. Une fonction pulmonaire adéquate doit être relevée (FEV1 > 2 litres ou ??75 % du résultat prévu pour un sujet de cette taille et de cet âge) avant de commencer le traitement.Tous les patients doivent subir un dépistage au moyen d’une épreuve d’effort au thallium. Les résultats doivent montrer une fraction d’éjection normale et un mouvement normal de la paroi. Si l’épreuve au thallium décèle des anomalies du mouvement de la paroi mineure, d’autres tests sont suggérés afin d’exclure une maladie coronarienne significative.

La surveillance quotidienne pendant le traitement par PROLEUKIN doit inclure la surveillance des signes vitaux (température, pouls, tension artérielle et taux respiratoire), du poids ainsi que de la prise et du rejet des liquides. Chez les patients dont la tension artérielle est en baisse, notamment en dessous de 90 mm Hg, on doit surveiller en permanence le rythme cardiaque. Si on note un complexe ou un rythme anormal, il faut effectuer un électrocardiogramme. Les signes vitaux des patients qui sont hypotensifs doivent être mesurés toutes les heures. Pendant le traitement, il faut surveiller de façon routinière la fonction respiratoire par des examens cliniques, l’évaluation des signes vitaux et oxymétrie du pouls. Les sujets manifestant une dyspnée ou les signes cliniques d’une insuffisance respiratoire (trachypnée ou râles) doivent subir des examens plus poussés par gazométrie artérielle. On doit répéter ces tests aussi souvent qu’ils seront cliniquement indiqués. La fonction cardiaque doit être mesurée quotidiennement par examen clinique et par évaluation des signes vitaux. Les patients qui manifestent des signes ou des symptômes de douleurs thoraciques, souffles du cœur, bruits de galop, rythmes cardiaques irréguliers ou de palpitations doivent être soumis à un ECG et une analyse de la créatine-phosphokinase (CPK). Des lésions myocardiaques ont été rapportées, y compris des observations compatibles avec un infarctus du myocarde ou une myocardite. Une hypocinésie ventriculaire due à une myocardite peut durer pendant plusieurs mois. Si des examens montrent l’existence d’ischémie ou d’insuffisance cardiaque congestive, il faut arrêter le traitement par PROLEUKIN et procéder de nouveau à une épreuve au thallium.

Interactions médicamenteuses : PROLEUKIN peut affecter la fonction nerveuse centrale. Par conséquent, des interactions peuvent se produire suite à l’administration concomitante de médicaments psychotropiques tels que narcotiques, analgésiques, antiémétiques, sédatifs et tranquillisants.

L’administration de médicaments ayant des effets néphrotoxiques (par exemple des aminosides, de l’indométhacine), myélotoxiques (par exemple une chimiothérapie cytotoxique), cardiotoxiques (par exemple la doxorubicine) ou hépatotoxiques (par exemple le méthotrexate ou l’asparaginase), en concomitance avec PROLEUKIN peut accroître la toxicité dans ces systèmes d’organe. La sécurité et l’efficacité de PROLEUKIN en combinaison avec des antinéplastiques n’ont pas été établies.

De plus, l’insuffisance rénale et hépatique secondaire au traitement par PROLEUKIN peut retarder l’élimination des médicaments concomitants et augmenter le risque des effets indésirables de ces médicaments.

Des réactions d’hypersensibilité ont été rapportées chez les patients recevant des schémas de combinaisons contenant une dose élevée séquentielle de PROLEUKIN et des agents anticancéreux, notamment de la dacarbazine, du cis-platinum, du tamoxifène et de l’interféron alpha. Ces réactions consistent en un érythème, un prurit et une hypotension et sont apparues dans les heures qui ont suivi l’administration de la chimiothérapie. Pour certains patients, ces réactions ont demandé une intervention médicale. Il semble que les lésions myocardiques, y compris un infarctus du myocarde, une myocardite, une hypocinésie ventriculaire et une rhabdomyolyse sévère soient plus nombreuses chez les patients recevant PROLEUKIN et l’interféron alpha simultanément.

Suite à l’administration concomitante d’interféron alpha et de PROLEUKIN, on a observé l’exacerbation ou le début de nombreux troubles auto-immuns et inflammatoires tels néphropathie à IgA en forme de croissant, myasthénie grave oculobulbaire, arthrite inflammatoire, thyroïdite, pemphigoïde bulleuse et syndrome de Stevens-Johnson.

Bien qu’on ait démontré que les glucocorticoïdes réduisent les effets secondaires provoqués par PROLEUKIN, y compris fièvre, insuffisance rénale, hyperbilirubinémie, confusion et dyspnée, l’administration concomitante de ces agents avec PROLEUKIN peut limiter l’efficacité antitumorale de PROLEUKIN et doit, par conséquent, être évitée.

Les inhibiteurs B-adrénergiques et autres antihypotenseurs peuvent exacerber l’hypotension que l’on remarque avec PROLEUKIN.

Réactions indésirables à retardement des produits de contraste iodés : Une analyse de la documentations a révélé que 12,6% (plage entre 11 et 28%) des 501 patients traités par divers régimes à base d’interleukine-2, auxquels on avait ensuite administré des produits de contraste iodés, manifestèrent des réactions indésirables aiguës atypiques. Les symptômes apparaissaient en général dans les quelques heures (le plus souvent d’une à quatre heures) après l’administration des produits de contraste. Ces réactions comprennent fièvre, frissons, nausée, vomissement, prurit, éruption cutanée, diarrhée, hypotension, œdème et oligurie. Certains cliniciens ont remarqué que ces réactions ressemblent aux effets secondaires immédiats provoqués par l’administration d’interleukine-2; on ignore toutefois la cause des réactions indésirables aux produits de contraste suivant un traitement par interleukine-2. On a remarqué que la plupart de ces incidents se produisaient lorsque des produits de contraste étaient administrés dans les quatre semaines qui suivaient la dernière prise d’interleukine -2. Ces incidents ont également été signalés lorsque les produits de contraste étaient utilisés plusieurs mois après le traitement à base d’interleukine-2. Carcinogenèse, mutagenèse, altération de la fécondité : Aucune étude n’a été menée afin d’évaluer le potentiel carcinogénique ou mutagénique de PROLEUKIN.

Aucune étude n’a été menée afin d’évaluer les effets de PROLEUKIN sur la fécondité. Par conséquent, le produit ne doit être administré qu’à des sujets se soumettant à une méthode efficace de contraception.

Utilisation pendant la grossesse : Donnée à des rats des doses de 27 à 36 fois celles des humains (calculées par poids corporel), PROLEUKIN a montré avoir des effets mortels sur l’embryon. Des toxicités maternelles ont été observées chez les rates enceintes chez qui on avait administré PROLEUKIN par injection IV à des doses 2,1 à 36 fois supérieures à la dose humaine durant la période critique de l’organogenèse. Aucune tératogénicité autre que celle attribuée à la toxicité maternelle n’a été observée. Il n’y a aucune étude contrôlée adéquate concernant PROLEUKIN chez les femmes enceintes. PROLEUKIN ne doit être administrée durant la grossesse que si le bénéfice potentiel pour la femme enceinte justifie le risque potentiel pour le fœtus.

Utilisation pendant l’allaitement : L’excrétion de PROLEUKIN dans le lait maternel n’a pas été étudiée. Étant donné qu’un grand nombre de médicaments est excrété dans le lait maternel et en raison du potentiel d’effets indésirables graves provoqués par PROLEUKIN sur les nourrissons allaités, on doit prendre la décision soit d’arrêter l’allaitement soit d’arrêter le traitement, en tenant compte de l’importance du médicament pour la mère.

Usage pédiatrique : La sécurité et l’efficacité de ce médicament chez les enfants de moins de 18 ans n’ont pas été établies.

EFFETS INDESIRABLES

Le taux de morbidité liée au traitement parmi les 255 patients atteints d’un adénocarcinome rénal métastatique ayant reçu l’agent unique PROLEUKIN* (aldesleukine) s’est élevé à 4% (11 sur 255). Le taux de morbidité au traitement parmi les 270 patients atteints d’un mélanome malin métastatique ayant reçu l’agent unique PROLEUKIN (aldesleukine) s’est élevé à 2% (6 sur 270).

Les données sur les effets indésirables communs ci-dessous (rapportés chez plus de 10 % des patients, quel que soit le stade) sont présentées par organe, par fréquence d’apparition et par terme de préférence (COSTART). Ces données sont basées sur 525 patients (255 souffrant d’un adénocarcinome rénal métastatique et 270 souffrant d’un mélanome malin métastatique) auxquels les doses recommandées ont été injectées.

TABLEAU II : EFFETS INDÉSIRABLES RAPPORTÉS CHEZ PLUS DE 10 % DES PATIENTS (N=525)

Organe% de patients Organe% de patients

Manifestations générales Troubles métaboliques et nutritionnels

Frissons 52 Bilirubinémie 40

Fièvre 29 Elévation de la créatinine 33

Malaise général 27 Œdème périphérique 28

Asthénie 23 Élévation de la SGDl 23

Infection 13 Prise de poids 16

Douleur générale 12 Œdème 15

Douleur abdominale 11 Acidose 12

Augmentation de l’abdomen 10 Hypomagnésémie 12

Manifestations cardio-vasculaires Hypocalcémie 11

Hypotension 71 Élévation des phosphatases alcalines 10

Tachycardie 23 Manifestations neuropsychiques

Vasodilatation 13 Contusion 34

Tachycardie supraventriculaire 12 Somnolence 22

Trouble cardio-vasculairesa 11 Anxiété 12

Arythmie 10 Vertiges 11

Troubles digestifs Manifestations respiratoires

Diarrhée 67 Dyspnée 43

Vomissement 50 Trouble pulmonaireb 24

Nausée 35 Trouble respiratoirec 11

Stomatite 22 Augmentation de la toux 11

Anorexie 20 Rhinite 10

Nausée et vomissement 19 Atteinte de la peau et des annexes cutanées

Manifestations hématologiques Eurythème 42

Thrombocytopénie 37 Prurit 24

Anémie 29 Eczéma exfoliatif 18

Leucopénie 16 Troubles génito-urinaires

Oligurie 63

E-27

a Trouble cardio-vasculaire : fluctuations de la pression artérielle, modifications électrocardiographies asymptomatiques, insuffisance cardiaque congestive.

b Trouble pulmonaire : observations physiques associées à une congestion pulmonaire, râle et ronchus.

c Trouble respiratoire : SDRA, infiltrats observés lors d’une radiographie du poumon, changements pulmonaires non spécifiés.

Les données suivantes sur les effets indésirables qui mettent en danger la vie du patient (rapportés chez plus de 1 % des patients, stade IV), par organe, par fréquence d’apparition et par terme de préférence (COSTART). Ces données sont basées sur 525 patients (255 souffrant d’un adénocarcinome rénal métastatique et 270 souffrant d’un mélanome malin métastatique) auxquels les doses recommandées ont été injectées.

TABLEAU III : EFFETS INDÉSIRABLES METTANT EN DANGER LA VIE DU PATIENT (STADE IV) (N 525)

Organe Nombre de patients (%) Organe Nombre de patients (%)

Manifestations générales Troubles métaboliques et nutritionnels

Fièvre 5 (1%) Bilirubinémie 13 (2%)

Infection 7 (1%) Elévation de la créatinine 5 (1%)

Septicémie 6 (1%) Elévation de la SGDl 3 (1%)

Manifestations cardio-vasculaires Acidose 4 (1%)

Hypotension 15 (3%) Manifestations neuropsychiques

Tachycardie supraventriculaire 3 (1%) Confusion 5 (1%)

Trouble cardio-vasculairea 7 (1%) Stupeur 3 (1%)

Infarctus myocardique 7 (1%) Coma 8 (2%)

Tachycardie ventriculaire 5 (1%) Psychose 7 (1%)

Arrêt cardiaque 4 (1%) Manifestations respiratoires

Troubles digestifs Dyspnée 5 (1%)

Diarrhée 10 (2%) Trouble respiratoirec 14 (3%)

Vomissement 7 (1%) Apnée 5 (1%)

Manifestations hématologiques Troubles génito-urinaires

Thrombocytopénie 5 (1%) Oligurie 33 (6%)

Trouble de la coagulationb 4 (1%) Anurie 25 (5%)

Insuffisance rénale aiguë 3 (1%)

a Trouble cardio-vasculaire : oscillations tensionnelles.

b Trouble de la coagulation : coagulopathie intravasculaire.

c Trouble respiratoire : SDRA, insuffisance respiratoire, intubation.

Les effets indésirables mettant en danger la vie du patient (stade IV) suivants ont été signalés chez < 1 % des 525 patients : réaction non évaluable; hypothermie; état de choc; bradycardie; extrasystoles ventriculaires; ischémie myocardique; syncope; hémorragie; arythmie auriculaire; phlébite; bloc auriculo-ventriculaire de second degré; endocardite; épanchement péricardique; gangrène périphérique; thrombose; trouble coronaire; stomatite; nausée et vomissement; tests anormaux de la fonction hépatique; hémorragie gastro-intestinale; hématémèse; diarrhée sanglante; trouble gastro-intestinal; perforation intestinale; pancréatite; anémie; leucopénie; leucocytose; hypocalcémie; élévation des phosphatases alcalines; élévation de l’azote uréïque du sang; hyperuricémie; élévation de l’azote non protéique; acidose respiratoire; somnolence; agitation; neuropathie; réaction paranoïde; convulsion; épilepsie; tonicoclonique; délire; œdème pulmonaire; hyperventilation; hypoxie; hémoptysie; hypoventilation; pneumothorax; mydriase; trouble pupillaire; fonction rénale anormale; insuffisance rénale; néphrite interstitielle aiguë.

D’autres effets indésirables graves ont été signalés au cours d’une étude à laquelle participaient plus de 1 800 patients traités par des régimes à base de PROLEUKIN à différentes doses et suivant différents schémas posologiques (par ex : sous-cutané, perfusion continue, administration de cellules LAK). Ces effets incluaient : ulcération duodénale; nécrose intestinale; myocardite; tachycardie supraventriculaire; cécité permanente ou transitoire secondaire à une névrite optiqué; attaques ischémiques transitoires; méningite; œdème cérébral; péricardite; néphrite interstitielle allergique;fistule œsophago-trachéale.

Parmi ces 1 800 patients, les incidents suivants qui furent mortels ou entraînèrent la mort se sont produits à une fréquence de < 1 % etincluent :insuffisance hépatique ou rénale;perforation intestinale arrêt cardiaque;infarctus du myocarde hyperthermie maligne;œdèmepulmonaire;arrêt respiratoire;insuffisance respiratoire;accident vasculaire cérébral;embolie pulmonaire;dépression sévère menant ausuicide.

Lors d’une étude post-marketing menée au niveau international, les effets indésirables suivants ont été rapportés au cours de différents régimes de traitements par interleukine-2 : hypertension; pneumonie (bactérienne, fongique, virale); neutropénie; cholécystite; colite; gastrite; hépatite; hépato-splénomégalie; obstruction intestinale; hémorragie rétropéritonéale; lésions cérébrales; hémorragie cérébrale; encéphalopathie; syndrome extrapyramidal; névralgie; névrite; neuropathie (démyélinisation); rhabdomyolyse; myopathie; myosite; hyperthyroïdie; anaphylaxie; cellulite; nécrose du site d’injection; insomnie.

L’exacerbation ou le début de nombreux troubles auto-immuns et inflammatoires ont été rapportés (voir la section

« AVERTISSEMENT »). Chez les patients atteints d’un mélanome malin métastatique traités par interleukine-2, on a observé un vitiligo persistent mais non progressif. Des toxicités synergiques, additives et nouvelles ont été observées lorsque PROLEUKIN est combinée avec d’autres médicaments. Les toxicités nouvelles incluent des réactions adverses différées aux produits de contraste et des réactions d’hypersensibilité aux agents anticancéreux (voir la section « MISES EN GARDE »).

L’expérience a montré que les médicaments concomitants peuvent s’avérer utiles dans la prise en charge des patients traités par PROLEUKIN : a) traitement antipyrétique standard, y compris les anti-inflammatoires non stéroïdiens, débuté immédiatement avant le traitement par PROLEUKIN pour réduire la fièvre. La fonction rénale doit être surveillée étant donné que les anti-inflammatoires non stéroïdiens peuvent causer une néphrotoxicité synergique; b) mépéridine utilisée pour contrôler les rigueurs associées à la fièvre; c) inhibiteurs de l’H2 donnés pour la prophylaxie de l’irritation et de l’hémorragie gastro-intestinales; d) antiémétiques et antidïarrhéiques utilisés, le cas échéant, pour traiter les effets secondaires gastro-intestinaux. Généralement, ces médicaments sont arrêtés 12 heures après la dernière dose de PROLEUKIN.

Les patients qui ont des lignées germinales à demeure sont plus exposés aux risques d’infection par des micro-organismes Gram positifs.9.11 L’incidence réduite d’infections staphylococciques dans les études sur PROLEUKIN a été associée à l’utilisation d’une antibiothérapie qui inclut l’utilisation de l’oxacilline, de la nafcilline, de la ciprofloxacine ou de la vancomycine. L’hydroxyzine ou la diphénhydramine ont été utilisées pour contrôler les symptômes d’eczémas prurigineux et continuées jusqu’à la résolution du prurit. Des crèmes et des pommades locales doivent être appliquées, le cas échéant, pour les manifestations cutanées. Les préparations contenant un stéroïde (par ex. hydrocortisone) doivent être évitées. REMARQUE : Avant d’utiliser tout produit mentionné dans ce paragraphe, le médecin devra consulter la monographie du produit utilisé.

Immunogénicité : Cinquante-sept des 77 (74%) patients atteints d’un adénocarcinome rénal métastatique traités avec un régime de PPOLEUKIN administrée toutes les 8 heures et 33 des 50 (66%) patients atteints d’un mélanome malin métastatique traités avec une variété de régime d’IV développèrent de faibles titres d’anticorps anti-PROLEUKIN non neutralisants. Des anticorps neutralisants n’ont pas été détectés dans ce groupe de patients, mais ont été détectés chez 1/106 (<1%) des patients recevant PROLEUKIN par IV au moyen d’une grande variété de schémas et de doses. On ignore la significativité clinique des anticorps anti-PROLEUKIN.

SYMTÔMES ET TRAITEMENT D’UN SURDOSAGE

Les effets indésirables qui suivent l’utilisation de PROLEUKIN* (aldesleukine) semblent liés à la dose administrée. Un dépassement de la dose recommandée a été associé à un début plus rapide des toxicités limitantes de la dose. Les symptômes qui persistent après l’arrêt de PROLEUKIN doivent être surveillés et doivent faire l’objet d’un traitement de soutien. Les toxicités qui mettent en danger la vie du patient peuvent être améliorées par administration intraveineuse de dexaméthasone, qui peut entraîner une perte des effets thérapeutiques de PROLEUKIN. REMARQUE : Avant d’utiliser tout produit mentionné dans ce paragraphe, le médecin devra consulter la monographie du produit utilisé.

POSOLOGIE ET ADMINISTRATION

Le régime de traitement recommandé pour PROLEUKIN* (aldesleukine) est administré par perfusion IV de 15 minutes toutes les 8 heures. Avant de débuter le traitement, revoir soigneusement les sections « INDICATIONS ET UTILISATION CLINIQUE », « CONTRE-INDICATIONS », « AVERTISSEMENTS», « MISES EN GARDE » et « EFFETS INDÉSIRABLES », particulièrement en ce qui concerne la sélection des patients, les possibles effets indésirables graves, la surveillance des patients et la suspension des doses.

Le schéma posologique suivant a été utilisé pour traiter les patients adultes atteints d’un adénocarcinome rénal métastatique ou d’un mélanome malin métastatique. Chaque cycle de la cure consiste en deux cycles de traitement de cinq jours interrompus par une période de repos.

Une dose de 600 000 UI/kg (0,037 mg/kg) fut administré en perfusion intraveineuse de 15 minutes (14 doses maximum) toutes les 8 heures, suivie d’un repos thérapeutique de 9 jours; après ce repos, ce schéma est répété pour 14 nouvelles doses, pour un maximum de 28 doses par cure, tant que les doses sont tolérées. Durant les études cliniques, les doses furent souvent suspendues pour des raisons de toxicité (voir les paragraphes « Expérience clinique » et « Modifications de la dose »). Les patients atteints d’un adénocarcinome rénal métastatique et traités avec ce schéma reçurent une moyenne de 20 doses sur les 28 doses prévues au cours de la première cure. Les patients souffrant d’un mélanome malin métastatique reçurent une moyenne de 18 doses durant la première cure.

Réadministration : On doit évaluer une réponse des patients environ 4 semaines après qu’ils ont complété une cure, puis de nouveau immédiatement avant le début prévu de la cure suivante. Les patients ne pourront recevoir d’autres cures que s’il y a eu une diminution de la taille de leur tumeur suite à la cure effectuée et si une réadministration n’est pas contre-indiquée (voir la section « CONTRE-INDICATIONS »). Chaque cure devra être suivie d’une période d’au moins 7 semaines de repos thérapeutique, à partir de la date de sortie d’hôpital.

Modifications de la dose : Une modification de la dose en raison de la toxicité se fera en suspendant ou en interrompant la dose plutôt qu’en la réduisant. On décidera d’arrêter, de suspendre ou de reprendre le traitement par PROLEUKIN uniquement après avoir procédé à une évaluation globale du patient. Tenant compte de cela, on devra suivre les lignes de conduite suivantes :

Un nouveau traitement avec PROLEUKIN est contre-indiqué chez les patients qui développent les toxicités suivantes :

Organe

Manifestations

cardio-vasculaires

Manifestations respiratoires

Troubles

génito-urinaires

Manifestations

neuropsychiques

Troubles digestifs

Les doses doivent être suspendues et reprises dans les conditions suivantes :

Organe

Manifestations

cardio-vasculaires

Manifestations respiratoires

Manifestations

neuropsychiques

Manifestations générales

Troubles

génito-urinaires

Troubles digestifs

Dermatologique

Tachycardie ventriculaire prolongée (≥5 battements)

Troubles du rythme cardiaque non maîtrisés ou ne répondant pas aux mesures palliatives Douleur thoracique récurrente accompagnée de modifications de l’électrocardiogramme (ECG), concordant avec une angine de poitrine ou un infarctus du myocarde Tamponnade cardiaque

Intubation de plus de 72 heures

Dysfonctionnement rénal exigeant une dialyse > 72 heures

Coma ou psychose toxique se prolongeant au-delà de 48 heures

Crises à répétitions ou difficiles à calmer

Ischémie ou perforation intestinale

Hémorrahie gastro-intestinale nécessitant une intervention chirurgicale

Suspendre la dose en cas de :

Fibrillation auriculaire, tachycardie

supraventriculaire ou bradycardie exigeant un traitement ou qui est récurrente ou persistante TA systolique < 90 mm Hg et de plus en plus de vasopresseurs Toute modification de l’ECG compatible avec un infarctus du myocarde ou une myocardite, avec ou sans douleurs de poitrine, ischémie cardiaque soupçonnée

Saturation en O2 < 94% à partir de l’air ambiant

ou < 90 % avec 2 litres d’O2 par fourche nasale

Changement d’humeur incluant confusion ou

agitation modérée

Syndrome septicémique, le sujet est cliniquement

instable

Créatinine sérique > 4,5 mg/dL ou créatinine

sérique ≥4 mg/dL en présence d’une surcharge volumique importante, acidose ou hyperkalémie Oligurie persistante, débit urinaire < 10 mL/heure pendant 16 à 24 heures avec élévation de la créatinine sérique

Signes d’insuffisance hépatique, y compris encéphalopathie, augmentations d’ascites, douleur au foie, hypoglycémie. Sang occulte dans les selles régulièrement > 3-4+

Eczéma bulleux ou aggravation d’une affection cutanée pré-existante (éviter tout traitement local à base de stéroïde)

Les doses peuvent être reprises si :

Le sujet est asymptomatique et a retrouvé un

rythme sinusal normal

TA systolique ≥90 mm Hg et l’administration exigés de vasopresseurs se stabilise ou diminue Le sujet est asymptomatique, l’infarctus du myocarde et la myocardite ont été exclus, l’angine de poitrine est cliniquement peu probable, il n’y a aucune évidence d’hypocinésie ventriculaire

Saturation en O2 > 94% à partir de l’air ambiant

ou > 90 % avec 2 litres d’O2 par fourche nasale

Disparition des changements d’humeur

Syndrome septicémique résolu, le sujet est

cliniquement stable et l’infection sous traitement

Créatinine sérique < 4 mg/dL et état électrolytique

et hydrique stable Débit urinaire > 10 mL/heure avec baisse de la créatinine sérique > 1,5 mg/dL ou retour à la créatinine normale

Les signes d’insuffisance hépatique ont entièrement disparu* Absence de sang occulte dans les selles

Toute manifestation d’eczéma bulleux a disparu

*Arrêter complètement le traitement pour cette cure. Prévoir de commencer une nouvelle cure, si elle est justifiée, 7 semaines au moins après disparition des effets indésirables et sortie d’hôpital.

INFORMATIONS PHARMACEUTIQUES

PROLEUKIN*(aldesleukine), l’interleukine-2 humaine recombinante est une protéine fortement purifiée d’un poids moléculaire proche de

15 300 daltons. Son nom chimique est des-alanyl-1, sérine 125-interleukine-2 humaine. PROLEUKIN, une lymphokine, est produite par technologie d’ADN recombinant sur souche d’E. coli dans laquelle se trouve un analogue du gène de l’interleukine-2 humaine. Des techniques de génie génétique ont été utilisées pour modifier le gène de l’interleukine-2 humaine pour obtenir un clone d’expressivité codé pour l’interteukine-2 humaine modifiée. Cette forme recombinante diffère de l’interleukine-2 native par : a) absence de glycosylation (production par la souche d’E coli; b) absence d’alanine N-terminale (perte du codon pour l’alanine durant la procédure de génie génétique); c) la substitution de la cystéïne en position 125 par la sérine; ceci a été obtenu en manipulant le site spécifique durant la procédure de génie génétique et d) l’état d’agrégation de PROLEUKIN sera vraisemblablement différent de celui de l’interleukine-2 native.

L’activité biologique in vitro de la molécule non recombinante native a été reproduite avec PROLEUKIN.1,2

Le pouvoir biologique de PROLEUKIN est déterminé par dosage biologique de la prolifération lymphocytaire et s’exprime en Unités Internationales (Ul), selon la Première norme internationale de l’O.M.S. pour l’interleukine 2 humaine. La relation entre pouvoir et masse protéique est la suivante : 18 millions (18 x 106) UI de PROLEUKIN = 1,1 mg de protéine Composition : PROLEUKIN se présente sous flacon de lyophilisat stérile, blanc ou blanc cassé, à usage unique destiné à être administré par perfusion intraveineuse (IV). Après reconstitution avec 1,2 mL d’eau stérile pour préparation injectable, USP (Pharmacopée des États-Unis), chaque mL contient 18 millions Ul (1,1 mg) de PROLEUKIN, 50 mg de mannitol et 0,18 mg de dodécylsulfate de sodium tamponné avec environ 0,17 mg de phosphate de sodium monobasique et 0,89 mg de phosphate de sodium dibasique à un pH de 7,5 (allant de 7,2 à 7,8). Le procédé de fabrication de PROLEUKIN implique la fermentation dans un milieu défini contenant du chlorhydrate de tétracycline. La présence de cet antibiotique n’est pas décelable dans le produit fini. PROLEUKIN ne contient aucun conservateur dans le produit fini. Stabilité et conservation : Conserver les flacons de lyophilisat PROLEUKIN dans le réfrigérateur entre 2° et 8° C (36° et 46° F). Éviter toute exposition à la chaleur et à la lumière.

Le produit reconstitué ou dilué PROLEUKIN est stable pendant 48 heures au réfrigérateur ou à température ambiante, 2° à 25° C (36° à 77° F). Toutefois, comme ce produit ne contient pas de conservateur, les solutions reconstituées et diluées devront être conservées au réfrigérateur. Ne pas utiliser au-delà de la date de péremption indiquée sur le flacon. REMARQUE : Ce produit ne contient aucun conservateur.

Reconstitution : Des procédures de reconstitution et de dilution autres que celles recommandées pourraient altérer les propriétés de délivrance et/ou pharmacologiques et doivent par conséquent être évitées.

1. PROLEUKIN* (aldesleukine) est un lyophilisat stérile, blanc ou blanc cassé, sans conservateur, prévu pour être administré par perfusion IV après reconstitution et dilution. CHAQUE FLACON CONTIENT 22 MILLIONS UI (1,3 MG) DE PROLEUKIN ET DOIT ÊTRE RECONSTITUÉ DANS DES CONDITIONS ASEPTIQUES AVEC 1,2 ML D’EAU STÉRILE POUR PRÉPARATION INJECTABLE, USP. UNE FOIS RECONSTITUÉ COMME INDIQUE, CHAQUE ML CONTIENT 18 MILLIONS UI (1,1 MG) DE PROLEUKIN. La solution obtenue doit être un liquide clair, transparent ou légèrement jaunâtre. Le flacon est prévu pour un usage unique et il faut veiller à jeter toute portion inutilisée du produit.

2. Au cours de la reconstitution, on doit diriger l’eau stérile pour préparation injectable, USP, au contact de la paroi interne du flacon, puis remuer doucement le contenu en tournant pour éviter la formation de mousse excessive. NE PAS SECOUER.

3. La dose de PROLEUKIN, reconstituée avec de l’eau stérile pour préparation injectable, USP (sans conservateur) doit être diluée dans des conditions aseptiques dans 50 mL de 5 % de dextrose pour préparation injectable, USP (D5W) et administrée par perfusion intraveineuse pendant 15 minutes.

Dans les cas où la dose totale de PROLEUKIN est de 1,5 mg ou moins (par ex. un patient dont le poids est inférieur à 40 kilogrammes), la dose de PROLEUKIN doit alors être diluée dans un plus petit volume de D5W.

Les concentrations de PROLEUKIN inférieures à 30 µg/mL et supérieures à 70 µg/mL ont montré des variabilités croissantes lors de la délivrance du médicament. Une dilution et une délivrance de PROLEUKIN en dehors de ces plages doivent être évitées.

4. Bien qu’on ait utilisé avec des résultats comparables des flacons de verre et des poches en plastique (chlorure de polyvinyle) pendant les essais cliniques, il est recommandé de choisir les poches en plastique comme récipient de dilution; en effet, des études expérimentales ont indiqué qu’on obtenait une délivrance du médicament plus homogène avec les poches en plastique. On ne doit pas employer de filtres internes intratubulaires pendant l’administration de PROLEUKIN.

5. Avant et après reconstitution et dilution, conserver au réfrigérateur entre 2° et 8° C (36° et 46° F). Ne pas congeler. Administrer PROLEUKIN dans les 48 heures qui suivent la reconstitution. La solution doit être amenée à température ambiante avant d’être administrée au patient.

6. Il faut éviter de reconstituer ou de diluer le lyophilisat avec de l’eau bactériostalique pour préparation injectable, USP, ou 0,9 % de chlorure de sodium pour préparation injectable, USP en raison de l’hyperagrégabilité qui en résulte. PROLEUKIN ne doit pas être mélangée dans un même récipient avec d’autres médicaments.

7. Avant de commencer l’administration, inspecter visuellement, chaque fois que la solution et le flacon le permettent, les produits pharmaceutiques parentéraux pour déceler d’éventuelles particules ou décolorations.

FORMES POSOLOGIQUES

Forme : PROLEUKIN* (aldesleukine) est fournie sous forme de lyophilisat stérile, blanc ou blanc cassé, sans conservateur. Chaque flacon à usage unique contient 22 millions UI (1,3 mg) et est destiné à une administration par injection intraveineuse (IV). Une fois reconstitué avec 1,2 mL d’eau stérile pour préparation injectable, USP, chaque mL contient 18 millions UI (1,1 mg) de PROLEUKIN. Jeter toute portion non utilisée.

PHARMACOLOGIE

Clinique : Le profile pharmacocinétique de PROLEUKIN* (aldesleukine) se caractérise par des concentrations plasmatiques élevées suite à une perfusion intraveineuse (IV) de courte durée, une distribution rapide aux espaces extravasculaire et extracellulaire et par élimination rénale, avec peu ou aucune protéine bioactive excrétée dans les urines. Chez les sujets humains, la demi-vie de distribution et d’élimination sont respectivement de 13 et 85 minutes. On a observé une troisième phase de clairance, plus lente, chez l’animal de laboratoire. Le taux de clairance relativement rapide de l’interleukine-2 a donné lieu à des schémas posologiques se caractérisant par une administration sous forme de bolus fréquents de médicament ou de perfusions.

PROLEUKIN est éliminée de l’organisme en majeure partie (80 à 90%) par métabolisme en aminoacides dans les cellules qui tapissent le tube proximal contourné des reins. Il apparaît que les protéines accèdent à ce tube par infiltration directe au travers de la membrane glomérulaire de la capsule de Bowman, ainsi que par une extraction péritubulaire des artérioles efférentes qui entourent le tube proximal. Il est possible que ce double mécanisme d’accès au tube proximal permette le schéma normal d’élimination de l’interleukine-2 chez les patients qui ont une toxicité rénale avec des valeurs de créatinine sérique entre 1,5 et 3 mg/dL. Le peu de données dont on dispose suggère que la créatinine sérique supérieure à 3 mg/dL puisse avoir une corrélation avec une demi-vie d’élimination prolongée.

Dans les études cliniques, PROLEUKIN a été diluée dans 5 % de dextrose pour préparation injectable, USP (D5W), D5W contenant 0,1 % de sérum-albumine humaine (SAH) ou 5 % de SAH. Les études pharmacocinétiques montrent qu’on retrouve des quantités plus élevées du médicament bioactif dans la circulation d’animaux dont les doses contiennent de la BAH dans une solution saline normale. Des études précliniques sur l’efficacité sur un modèle de tumeur murine n’indiquent aucune différence, que les doses aient été diluées dans 5 % de BAH dans une solution salée normale ou dans 0,1 % de BAH dans D5W.Toutefois, il semblerait qu’il n’y ait aucune différence du taux de réponses objectives ou du taux de mortalité en cours d’étude entre les groupes de patients recevant PROLEUKIN diluée de différentes façons.

EXPÉRIENCE CLINIQUE

Deux cent cinquante-cinq patients atteints d’un adénocarcinome rénal métastatique furent traités par agent unique PROLEUKIN au cours de

7 études cliniques conduites dans 21 établissements. Deux cent soixante-dix patients atteints d’un mélanome malin métastatique furent traités par agent unique PROLEUKIN au cours de 8 études cliniques conduites dans 22 établissements. Pour pouvoir prendre part à ces études, les patients devaient avoir un indice fonctionnel (IF) égal à 0 ou 1 tel que le définit le Eastern Cooperative Oncology Group (ECOG) et une fonction d’organe normale définie par une épreuve d’effort cardiaque, des examens de la fonction respiratoire et un taux de créatinine ?1,5 mg/dL. Les patients avec des métastases cérébrales, des infections actives, allogreffes d’organes et des maladies exigeant un traitement à base de stéroïde furent exclus des études.

PROLEUKIN fut administrée par perfusion IV de 15 minutes toutes les 8 heures pendant un maximum de 5 jours (14 doses maximum). Le traitement fut suspendu du 6e au 14e jour inclusivement, puis le schéma posologique fut répété pendant un maximum de 5 jours du 15e au 19e jour (14 doses maximum). Ces deux cycles ont constitué une cure. Durant une cure, les patients pouvaient recevoir un maximum de 28 doses. En fait, plus de 90 % des patients n’ont pas reçu toutes les doses. Les patients atteints d’un adénocarcinome rénal métastatique reçurent une moyenne de 20 à 28 doses prévues de PROLEUKIN. Les patients souffrant d’un mélanome malin métastatique reçurent une moyenne de 18 à 28 doses prévues de PROLEUKIN durant la première cure. Les doses furent suspendues en raison de toxicités spécifiques (voir le paragraphe

« Modification de la dose » dans la section « POSOLOGIE ET ADMINISTRATION » et la section « EFFETS INDESlRABLES »).

Parmi les 255 patients atteints d’un adénocarcinome rénal métastatique, une réponse objective fut observée chez 37 des patients (15%), avec

17 (7%) patients répondeurs complets (PRC) et 20 (8%) patients répondeurs partiels (PRP). L’intervalle de confiance de 95 % pour la réponse objective fut compris entre 11 % et 20%. On a pu observer un début de régression tumorale dès les 4 semaines suivant la fin de la première cure et, dans certains cas, la régression a continué jusqu’à 12 mois après le début du traitement. La durée moyenne des réponses de tous les patients qui ont répondu est de 54 mois (3 à + de 131 mois). La durée moyenne des réponses complètes objectives n’a pas été observée et pour la réponse partielle, elle fut de 20 mois. Douze des patients qui avaient atteint une réponse complète et six de ceux qui avaient atteint une réponse partielle avaient des réponses en cours au moment de la dernière visite. La survie moyenne sans progression pour tous les patients répondeurs fut de 55 mois. Les réponses furent observées sur les sites pulmonaires et non pulmonaires (par ex. foie, ganglion lymphatique, phénomènes de lit rénaux et tissu mou). Sur les 37 patients répondeurs, 12 patients avec de grosses lésions individuelles (la lésion la plus grande étant ≥25 cm2) et 22 patients avec un grand nombre de tumeurs cumulatives (total ≥25 cm2) ont eu des réponses.

Parmi les 270 patients atteints d’un mélanome malin métastatique, une réponse objective fut observée chez 43 des patients (16%), avec 17

(6%) patients répondeurs complets et 26 (10%) patients répondeurs partiels. L’intervalle de confiance de 95 % pour la réponse objective fut compris entre 12 % et 21%. La durée moyenne de le réponse objective (partielle ou complète) fut de 9 mois (1 à 122+ mois); la durée moyenne des réponses complètes objectives n’a pas été observée et pour la réponse partielle, elle fut de 6 mois. Dix des patients qui avaient atteint une réponse complète et trois de ceux qui avaient atteint une réponse partielle avaient des réponses en cours au moment de la dernière visite. La survie moyenne sans progression pour tous les 43 patients répondeurs fut de 13 mois. Les réponses furent observées sur les sites viscéraux et non viscéraux (par ex. poumon, foie, ganglion lymphatique, tissu mou, surrénal et sous-cutané). Sur les 43 patients répondeurs, 14 patients avec de grosses lésions individuelles (la lésion la plus grande étant ≥25 cm2) et 21 patients avec un grand nombre de tumeurs cumulatives (total ≥25 cm2) ont eu des réponses.

TABLEAU IV : DONNÉES DE RÉPONSE CLINIQUE À PROLEUKIN

ADÉNOCARCINOME RÉNAL MÉTASTATIQUE MÉLANOME MALIN MÉTASTATIQUE

Nombre de Durée de Nombre de Durée de

patients répondeurs Réponse moyenne en mois patients répondeurs Réponse moyenne en mois

(taux de réponse)(plage)(taux de réponse)(plage)

PRC 17 (7%) 80+* (7 à 131+) 17 (6%) 59+* (3 à 122+)

PRP 20 (8%) 20 (3 à 126+) 26 (10%) 6 (1 à 111+)

PRP + PRC 37 (15%) 54 (3 à 131+) 43 (16%) 9 (1 à 122+)

Le signe (+) signifie en cours

* La durée médiane n’est pas encore observée; une valeur prudente est donnée, elle représente la durée de réponse moyenne minimale.

*PROLEUKIN et une marque de commerce déposée de Novartis Vaccins et Diagnostiques, utilisées sous permission par Novartis Pharma Canada inc.

Novartis Pharma Canada inc., 385 boul. Bouchard, Dorval (Québec) H9S 1A9

709558-FI

Derniére mise à jour: 06 juillet 2006

E-28

*Registered trademark/*Marque déposée
Novartis Pharmaceuticals Canada Inc./
Novartis Pharma Canada inc.
385 Bouchard, Dorval, Quebec, H9S1A9

0 63601 09558 5

DIN: 02130181

Pr

Proleukin*

Aldesleukin

FOR IV USE ONLY
POUR ADMINISTRATION
IV UNIQUEMENT

22 million IU [1.3 mg]
22 millions UI [1,3 mg]

SINGLE-USE VIAL
REFRIGERATE
AVOID EXPOSURE TO HEAT
AND LIGHT

AMPOULE À USAGE UNIQUE
RÉFRIGÉRER
ÉVITER TOUTE EXPOSITION
À LA CHALEUR ET À
LA LUMIÈRE

NOVARTIS

Lot

Exp.

709558-C

Before and after reconstitution, store in a refrigerator at 2°-8°C (36°-46°F). Use within 48 hours after reconstitution.

RECONSTITUTE WITH 1.2 ML STERILE WATER FOR INJECTION, USP. SWIRL GENTLY. DO NOT SHAKE WHEN RECONSTITUTED, EACH ML CONTAINS 18 MILLION IU (1.1 MG) PROLEUKIN*, 50 mg mannitol, 0.18 mg sodium dodecyl sulfate buffered with 0.17 mg monobasic sodium phosphate and 0.89 mg dibasic sodium phosphate.

Contains no preservative. Discard unused portion.

See package insert for usual dose and complete prescribing information.

Avant et après reconstitution, conserver au réfrigérateur entre 2°-8°C (36°-46°F). Utiliser dans les 48 heures après reconstitution.
RECONSTITUER AVEC 1,2 ML D'EAU STÉRILE POUR PRÉPARATION INJECTABLE, USP. REMUER DOUCEMENT EN TOURNANT. NE PAS SECOUER. APRÈS RECONSTITUTION, CHAQUE ML CONTIENT 18 MILLIONS UI (1,1 MG) DE PROLEUKIN*, 50 mg de mannitol, 0,18 mg de dodécylsulfate de sodium tamponné avec 0,17 mg de phosphate monobasique de sodium et 0,89 mg de phosphate dibasique de sodium. Ne contient pas de conservateur. Jeter la portion inutilisée.
Voir la notice accompagnant le produit pour la posologie usuelle et les conditions complètes de délivrance.

Pr

Proleukin*

Aldesleukin

FOR IV USE ONLY
POUR ADMINISTRATION
IV UNIQUEMENT

22 million IU [1.3 mg]
22 millions UI [1,3 mg]

SEE BOTTOM PANEL FOR LOT
NO. AND EXP DATE

Description: Aldesleukin Proleukin 1.3 mg Canadian Carton	LD&C: ______ Date: ______
Material Group No.: • ZNV • • Dimensions:	LD&C: ______ Date: ______
Component No.: • 709558-C • •	Engineer: ______ Date: ______
Supersedes Component No.: • 10004534 • •	

Number of Colors: 2 Black PMS 520 PMS 520 @ 40%

Do Not Print Dotted Lines - - - - - - - FPO - For Position Only - Do Not Print - - - - - - -

NOVARTIS

Canadian Proleukin P/N 709558-VL 2-1/2 X 3/4” Corner .125”R Colors: 2 - Black & PMS 520

Pr Proleukin* DIN: 02130181

Aldesleukin

22 million IU [1.3 mg]

22 millions UI [1,3 mg]

FOR IV USE ONLY

ADMINISTRATION IV UNIQUEMENT

SINGLE-USE VIAL NO PRESERVATIVE

REFRIGERATE 2°-8°C (36°-46°F)

AVOID EXPOSURE TO HEAT AND LIGHT

USAGE UNIQUE PAS DE CONSERVATEUR

CONSERVER ENTRE 2°-8°C (36°-46°F).

ÉVITER TOUTE EXPOSITION À LA

CHALEUR ET À LA LUMIÈRE

See product leaflet for usual dose reconstitution directions, and complete prescribing information.

Voir la notice accompagnant le produit pour plus d’informations sur la posologie usuelle, le mode de reconstitution et les conditions complètes de délivrance.

*Registered trademark/*Marque déposée Novartis Pharmaceuticals Canada Inc. Novartis Pharma Canada inc.

385 Bouchard, Dorval, Quebec, H9S 1A9

Novartis

LOT

EXP.

10011500 9/06 709558-VL

E-30

EXHIBIT F

REGULATORY APPROVALS

US Regulatory Approvals for Product Indications

Metastatic Renal Cell Carcinoma

FDA Reference nos: 88-0659 and 88-0660

Approved May 5, 1992

Metastatic Melanoma

FDA Reference nos: 96-1367, 97-0501, and 97-0522

Approved on January 9, 1998.

Canada Main Notices of Compliance (NOC) for Product Indications

Manufacturer: CHIRON CORPORATION

NOC Date: 1994-09-15

Medicinal Ingredients: ALDESLEUKIN

DIN: 02130181

Reason for submission (NDS): indication for the treatment of adults with metastatic renal cell carcinoma

Control number:08524

Manufacturer: CHIRON CORPORATION

NOC Date: 1998-12-10

Medicinal Ingredients: ALDESLEUKIN

DIN: N/A

Reason for submission (SNDS): New indication: Treatment of patients with Metastatic melanoma

Control number:051232

Manufacturer: NOVARTIS PHARMACEUTICALS CANADA INC.

NOC Date: 2006-07-06

Medicinal Ingredients: ALDESLEUKIN

DIN: 02130181

Reason for submission (NDS): Change in Manufacturer To Novartis

Control number:106086

F-1

EXHIBIT G

NOVARTIS PROMOTIONAL MATERIALS

As of the Effective Date, the Novartis Promotional Materials consist of the following:

•	The Product web site located at www.proleukin.com

•	The following items:

ITEM	DESCRIPTION
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

G-1

EXHIBIT H

MINIMUM MARKETING AND PROMOTION INVESTMENT

MINIMUM MARKETING SPEND:

During the first Contract Year, Prometheus’ Minimum Marketing Spend shall be [***] U.S. dollars ($[* * *]).

During the second Contract Year, Prometheus’ Minimum Marketing Spend shall be [* * *] U.S. dollars ($[* * *]).

During the third Contract Year, Prometheus’ Minimum Marketing Spend shall be [* * *] U.S. dollars ($[* * *]).

During the fourth Contract Year, Prometheus’ Minimum Marketing Spend shall be [* * *] U.S. dollars ($[* * *]).

During the fifth Contract Year, Prometheus’ Minimum Marketing Spend shall be [* * *] U.S. dollars ($[* * *]).

MINIMUM DETAIL REQUIREMENTS:

Prometheus’ annual Minimum Detail Requirement shall be [* * *] ([* * *]) PDEs during each of the first [* * *] ([* * *]) Contract Years of the Term.

With respect to the PDEs annual Minimum Detail Requirement in any Contract Year, the compensation structure for the applicable members of Prometheus’ oncology Sales Force who are responsible for performing such PDEs for the Products (each a “Sales Representative”) shall, unless otherwise agreed to by the Parties, include a [* * *] component based on the Promotion of the Products, as described below:

(a) At least [* * *] percent ([* * *]%) of the [* * *] for each Sales Representative for the [* * *] ([* * *]) Contract Year shall be based on his/her performance related to the Detailing of the Product.

(b) At least [* * *] percent ([* * *]%) of the [* * *] for each Sales Representative for the [* * *] ([* * *]) Contract Year shall be based on his/her performance related to the Detailing of the Product.

(c) At least [* * *] percent ([* * *]%) of the [* * *] for each Sales Representative for the [* * *] ([* * *]) Contract Year shall be based on his/her performance related to the Detailing of the Product.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

H-1

(d) At least [* * *] percent ([* * *]%) of the [* * *] for each Sales Representative for the [* * *] ([* * *]) Contract Year shall be based on his/her performance related to the Detailing of the Product.

(e) At least [* * *] percent ([* * *]%) of the [* * *] for each Sales Representative for the [* * *] ([* * *]) Contract Year shall be based on his/her performance related to the Detailing of the Product.

For purposes of this Exhibit H, the applicable [* * *] for a particular Contract Year will be measured based on the targeted [* * *] set forth in Prometheus’ compensation plan for such Contract Year, not based on the [* * *] amounts earned or paid for such Contract Year.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

H-2

EXHIBIT I

MARKETING PLAN CRITERIA

Beginning on the First Sales Booking Date, the marketing and promotional activities of Prometheus will be conducted materially in accordance with an annual marketing plan (“Marketing Plan”). The Marketing Plan will set forth the strategy and key marketing issues in the following operational sub-plans:

(a) a promotional strategy (including activity regarding KOLs);

(b) a budget for M&S Expenses by media category;

(c) a Product Sales Force deployment plan; and

(d) a Detail management plan, which will include PDEs (including number of Primary Product Presentations) by the Prometheus Sales Force and a targeting plan for the Prometheus Sales Force.

I-1

EXHIBIT J

NOVARTIS PROMOTION GUIDELINES

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

J-1

EXHIBIT K

PIPELINE INVENTORY ADJUSTMENT

I.	Definitions

“Average Daily Usage” means the “sold volume” of Product dispensed by Novartis in the Territory over the six (6) months prior to the Effective Date as calculated by dividing the Units Sold by the number of Business Days in such period per the relevant IMS 852 reports.

“Units Sold” means the number of units of retail Product dispensed by the Top 3 Customers in the Territory in a period as presented in the Top 3 Customer’s 852 reports.

[***].

II.	Pipeline Inventory Adjustment as of the First Sales Booking Date

In order to calculate the Pipeline Inventory Adjustment:

[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

K-1

EXHIBIT L

INVESTIGATOR-INITIATED CLINICAL TRIALS AND

PRE-CLINICAL MATERIAL TRANSFER AGREEMENTS

See below.

MTAs

Project Name	Study description	Recipient
[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]

Proleukin Investigator-Initiated Trials Program

Active studies with open enrollment: 15

NCC Study Code	Protocol Title	Remain to pay as of Nov 09	2009 Budget	2010 Budget	Budget after 2010	Drug Support Vials remaining	Trial Status	Enrolment Target	Current Enrolment	FPFV	Est. LPFV, LPLV
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	Multicenter Phase II Trial of High-Dose Interleukin-2 (IL-2) with Priming and Concomitant Sargramostim (GM-CSF) in Patients with Advanced Melanoma	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NCC Study Code	Protocol Title	Remain to pay as of Nov 09	2009 Budget	2010 Budget	Budget after 2010	Drug Support Vials remaining	Trial Status	Enrolment Target	Current Enrolment	FPFV	Est. LPFV, LPLV
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	Phase II Study of Metastatic cancer that Overexpresses p53 Using Lymphodepleting Conditioning Followed by Infusion of Anti-p53 TCR-Gene Engineered Lymphoctes	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]		[* * *]

[* * *]	Phase II Study of Metastatic Melanoma Using Lymphodepleting Conditioning Followed by Infusion of Anti-gp 100:154-162 TCR -Gene Engineered Lymphocytes	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]		[* * *]

[* * *]	Phase II Study of Metastatic Melanoma Using Lymphodepleting Conditioning Followed by Infusion of Anti- Mart-1 F5 TCR-Gene Engineered Lymphocytes	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]		[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]		[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NCC Study Code	Protocol Title	Remain to pay as of Nov 09	2009 Budget	2010 Budget	Budget after 2010	Drug Support Vials remaining	Trial Status	Enrolment Target	Current Enrolment	FPFV	Est. LPFV, LPLV
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	Epstein-Barr Virus-Specific Adoptive Immunotherapy for Nasopharyngeal Carcinoma: A Phase II Trial	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	A Phase II Study Using Short-Term Cultured Anti-Tumor Autologous Lymphocytes Following a Non-Myeloablative Lymphocyte Depleting Chemotherapy Regimen in Metastatic Melanoma	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

(* NIH studies were considered as one trial under a mast agreement)

Studies with enrollment closed: 9

NCC Study Code	Protocol Title	Remaining to pay as of Nov	2009 Budget	2010 Budget	Budget after 2010	Drug Support	Trial Status	Enrolment Target	Current Enrollment	LPFV
[* * *]	Phase III Trial of High Dose Interferon Alfa 2-b versus Cisplatin, Vinblastine, DTIC Plus IL-2 and Interferon in Patients with High Risk Melanoma	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	A Limited Dose Exploration / Phase II Study of Bevacizumab and Aldesleukin in Patients with Metastatic Renal Cell Carcinoma (RCC)	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

NCC Study Code	Protocol Title	Remaining to pay as of Nov	2009 Budget	2010 Budget	Budget after 2010	Drug Support	Trial Status	Enrolment Target	Current Enrollment	LPFV
[* * *]	Phase II Study of Immuno-modulation with GM-CSF, IL-2 and Rituximab in Patients with Relapsed/Refractory B Cell Lymphoma, or Hodgkin’s Lymphoma or Mantle Cell Lymphoma Following High Dose Chemotherapy and Stem Cell Rescue	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	A Phase II Trial using a Universal GM-CSF-Producing and CD40L-Expressing Bystander Cell Line (GM. CD40L) in the Formulation of Autologous Tumor Cell-Based Vaccines for Patients with Mantle Cell Lymphoma	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	A Phase III Multi-Institutional Randomized Study of Immunization with the gp 100; 209-217(210M) Peptide followed by High Dose IL-2 vs. High Dose IL-2 Alone in Patients with Metastatic Melanoma	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Studies to start-up: 3

NCC Study Code	Protocol Title	Remaining to pay as of Nov	2009 Budget	2010 Budget	Budget after 2010	Drug Support	Trial Status	Enrolment Total
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT M

PRE-AGREED ROW AMENDMENT TERMS

The pre-agreed terms in principle of the ROW Amendment shall be as follows, which terms shall not be subject to amendment or renegotiation in connection with such ROW Amendment and shall be incorporated into the ROW Amendment as set forth in this Exhibit M:

– Territory: The Territory shall include all countries of the world excluding the U.S. and Canada.

– Product, Field, Term, Grant of Rights, Sublicensing, Compliance, Product Intellectual Property, Non-Compete, Change of Control, and Transitional Services: The terms of the ROW Amendment shall be generally consistent with the terms set forth in this Agreement.

– Marketing and Selling Investment: The terms of the ROW Amendment shall be generally consistent with the terms set forth in this Agreement, except that the ROW Amendment shall not introduce any additional minimum marketing and promotion investment commitments for Prometheus.

– Manufacture and Supply and Alternate Manufacturer: The terms of the ROW Amendment shall be generally consistent with the terms set forth in the Supply Agreement, except that the Novartis point(s) of delivery of Product to Prometheus in the ROW Amendment shall be defined therein and the nature of final labeling and packaging for the Product for the ROW Territory may differ from that for the Product as delivered for the U.S. and Canada.

– Consideration:

•	A non-refundable, upfront payment of [***] U.S. dollars ($[* * *]) in cash to be paid to Novartis within [* * *] ([* * *]) Business Days after the effective date of the ROW Amendment;

•	Royalties: The royalties on aggregate Net Sales of the Products set forth in the ROW Amendment shall be at the royalty rate calculated in accordance with the provisions below:

(a) [* * *] percent ([* * *]%) of aggregate worldwide Net Sales of the Products in each calendar year up to and including [* * *] U.S. dollars ($[* * *]);

(b) [* * *] ([* * *]%) of aggregate worldwide Net Sales of the Products in each calendar year above [* * *] U.S. dollars ($[* * *]) up to and including [* * *] U.S. dollars ($[* * *]); and

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

M-1

(c) [* * *] percent ([* * *]%) of aggregate worldwide Net Sales of the Products in each calendar year above [* * *] U.S. dollars ($[* * *]).

To be clear, the above royalties shall apply worldwide and shall replace the royalties under this Agreement.

•

Annual Option Fee: The terms applicable to the extension of the Term of this Agreement and the payment by Prometheus of the applicable annual option fee [* * *] as a result of the ROW Amendment, and extension of this Agreement with respect to the ROW Territory may only be done in conjunction with extension of this Agreement as a whole.

•

Milestone Payments: The terms of the ROW Amendment under the milestone payments section shall be consistent with the terms specified in this Agreement, except that the milestone payments due to Novartis and corresponding thresholds in the milestone payments section of this Agreement (the “Incremental Product Net Sales Milestones”) shall be superseded (solely to the extent that any milestone has not already been realized and the corresponding milestone payment already has not already been paid by Prometheus) by the following milestone payments due to Novartis and corresponding thresholds:

(a) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate worldwide annual Net Sales of the Products deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]);

(b) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate worldwide annual Net Sales of the Products deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]);

(c) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate worldwide annual Net Sales of the Products deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]); and

(d) [* * *] U.S. dollars ($[* * *]) payable upon the achievement of aggregate worldwide annual Net Sales of the Products deemed sold as a consequence of sales of Third Party Products equal to [* * *] U.S. dollars ($[* * *]).

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

M-2

EXHIBIT N

ROW OPTION CONDITIONS

Prometheus may exercise the ROW Option only after it has demonstrated to Novartis that it has fulfilled the following requirements for each and all of the countries listed below (the “Exhibit N Countries”) (the Parties acknowledge that once the ROW Option is properly exercised, that the Territory shall not be limited to only the countries set forth below but shall include the entire world).

[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]
[* * *]

Prometheus shall demonstrate to Novartis that, upon exercise of its ROW Option,

Prometheus has established an Affiliate, including a warehouse in [* * *], provided that the Affiliate and warehouse may be in different countries upon approval of Novartis, such approval not to be unreasonably withheld, and is capable of fulfilling the following requirements:

–	ability to receive the goods for all ROW countries

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

–	warehousing for the Product which complies with Applicable Law

–	ability to distribute the Product to the ROW countries in compliance with Applicable Law and all relevant agreements

–	ability to receive the invoices from Novartis Pharma AG or its Affiliates for the ROW countries

–	ability to pay the invoices for the ROW countries on a timely basis, according to the terms of this Agreement

–	ability to issue invoices to Affiliates or established pharmaceutical distributors in each Exhibit N Country

and

Prometheus has either

(a)	established Affiliates, or

(b)	entered into written agreements with established pharmaceutical distributors, reasonably acceptable to Novartis to service each Exhibit N Country, which are capable of fulfilling the following minimum requirements:

–	maintain and operate a supply chain which distributes the Product in each Exhibit N Country without interruption

–	maintain and operate a regulatory set-up as required by Applicable Law

–	take over the applicable Regulatory Approvals for the Product on a timely basis in each Exhibit N Country

–	perform the product release to market (minimum of (1) trained and assigned person for this specific task is required)

–	perform pharmacovigilance and provide Novartis with the pharmacovigilance data

–	maintain and operate a commercial organization with resources and expertise to take over from Novartis the Product under the terms, conditions and timelines contained in this Agreement.

Prometheus and Novartis will jointly carry out an analysis to determine whether any anti-trust approvals or notifications from the relevant merger control authorities are required in connection with the transaction contemplated by this Agreement, and will seek approvals or make notifications as required.

Prometheus agrees that the Product will be shipped under the trade term [***] in the ROW Territory to Prometheus’ designated delivery point, such delivery point to be located in [* * *], provided that the Affiliate and warehouse may be in different countries upon approval of Novartis, such approval not to be unreasonably withheld.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT O

INITIAL PRESS RELEASE

[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

O-1

EXHIBIT P

NOVARTIS KNOWLEDGE

[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

P-1

EXHIBIT Q

NOVARTIS EXCLUDED PRODUCTS

Product 1) [* * *]

Product 2) [* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Q-1

EXHIBIT R

NOVARTIS TRADEMARK GUIDELINES

Prometheus shall use the Product Marks and Product Trade Dress in accordance with the guidelines and policies of Novartis or use of Novartis trademarks and trade dress in the Territory. In the case of any conflict between such policies and guidelines supplied and the terms of the Agreement and/or Applicable Law, the terms of the Applicable Law shall first apply, following which the terms of this Agreement shall control.

Such policies and guidelines are as follows:

1.	[* * *].

2.	[* * *].

3.	[* * *].

Proper Use of Trademarks Guide

In order for a trademark to remain legally valid, correct use is essential. Incorrect use may result in the loss of trademark rights. In particular, a trademark must be recognizable as such. For this, the following rules must be observed (subject to change in the event of any order given by applicable Regulatory Authorities or due to a change in Applicable Law):

DO

[* * *]

DON’T

[* * *]

[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

R-1

EXHIBIT S

TRANSITION SERVICES

During the Transition Services Period, Novartis shall provide the following transition services (“Transition Services”) in the Territory:

(a) Disclosure of Product Intellectual Property as detailed in Section 2.4;

(b) Provide all existing and available regulatory documentation concerning the Product owned or controlled by Novartis;

(c) NDC and labeling transition as detailed in Section 4.2(b);

(d) Conduct mutually agreed upon initial training support with respect to the Products to Prometheus’ sales trainers at a time and place mutually agreed upon by the Parties, subject to the conditions that (1) Prometheus reimburse Novartis for its [***] associated with providing such training, and (2) such training shall not exceed [* * *] ([* * *]) hours in the aggregate;

(e) Conduct mutually agreed upon initial marketing, medical information or scientific communications support with respect to the Products to respective marketing, medical information, or scientific communications persons at Prometheus at a time and place mutually agreed upon by the Parties, subject to Prometheus reimbursing Novartis for its [* * *] associated with its provision of such training and such training shall not exceed [* * *] ([* * *]) hours in the aggregate;

(f) In the case that Novartis agencies or vendors need to provide services for the transition (for example, the marketing transition), Prometheus will reimburse Novartis for the applicable agency fees plus Out-of-Pocket Costs for such transition service, provided that Novartis will obtain Prometheus’ consent prior to engaging such agency or vendor to provide such transition services. In the case of marketing projects which are being performed by external vendors on behalf of Novartis and which have been completed in the period October through December 2009, or which are work in progress as of the Effective Date, and which are anticipated to impact sales in 2010 and future years and which the Parties agree will be handed over to Prometheus, if Prometheus elects to assume responsibility for such marketing projects, Prometheus will reimburse Novartis for [* * *] percent ([* * *]%) of the costs incurred by Novartis prior to the Effective Date for such projects, and will assume all costs incurred on or after the Effective Date for all such projects and their respective deliverables including any charges or fees arising from a change in scope of any such project as applicable. For all such projects agreed to be handed over to Prometheus, Novartis will fulfill all obligations relating to the projects including payments and settlement with vendors in the case where a project is not assigned/assignable to Prometheus for any cause. If Novartis incurs any expenses that are reimbursable by Prometheus under this Section, it will issue an invoice to Prometheus and Prometheus will pay such invoice within sixty (60) days of receipt; and

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

S-1

(g) To ensure continuity of the patient assistance programs, meet via conference call with Prometheus to discuss patient assistance programs and answer any questions (limit of [***] ([* * *]) hours).

Novartis is under no obligation to provide additional services beyond the Transition Services Period and the scope of the Transition Services as set forth above. Upon Prometheus’ request and Novartis’ consent, Novartis may elect to extend the scope and time of the Transition Services which will be billed to Prometheus at a cost of [* * *] U.S. dollars ($[* * *]) per person per day, or if a person works for a portion of a day, the fee will be reduced proportionally based upon an 8-hour day, plus Out-of-Pocket Costs.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

S-2

EXHIBIT T

COMPLIANCE WITH UPSTREAM LICENSE AGREEMENTS

[***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

T-1

EXHIBIT U

Section 1

EXISTING DISCOUNT AGREEMENTS

The following Agreements, to the extent in effect on the First Sales Booking Date:

1.	Product Purchase Agreement, dated as of [* * *], among [* * *], as amended to date.

2.	Institutional Sales Segment Agreement, dated as of [* * *], between [* * *] and [* * *], as amended to date.

3.	Purchasing Agreement, dated as of [* * *], between [* * *] and the [* * *], as amended to date.

4.	Performance Purchasing Agreement, dated as of [* * *], between [* * *] and [* * *], as amended to date.

5.	Performance Purchasing Agreement, dated as of [* * *], between [* * *] and [* * *], as amended to date.

6.	Performance Purchasing Agreement, dated as of [* * *] between [* * *] and [* * *], as amended to date.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and effective as of                     , 20     (the “Effective Date”), by and between Novartis Pharmaceuticals Corporation, a Delaware corporation, with its principal place of business at 59 Route 10, East Hanover, NJ 07936 (“Novartis”) and Prometheus Laboratories Inc., a corporation organized under the laws of California, having a place of business at 9410 Carroll Park Drive, San Diego, CA 92121 (“Prometheus”).

INTRODUCTION

A. Novartis and [Name of Purchasing Entity] are parties to the [Title of Purchase Agreement] dated                      (the “Product Purchase Agreement”), which agreement covers [various pharmaceutical products and services], including Proleukin (NDC number 0078049561) (“Proleukin”).

B. Pursuant to the Distribution and Promotion Agreement, dated as of December     , 2009, between Novartis Vaccines and Diagnostics, Inc. (“NVAD”) and Prometheus, NVAD has licensed to Prometheus certain exclusive rights to Commercialize Proleukin in the United States.

C. Novartis therefore wishes to assign all of its rights under the Product Purchase Agreement to Prometheus with respect to Proleukin and Prometheus wishes to assume all of Novartis’ obligations thereunder with respect to Proleukin, in each case, effective as of the Effective Date (the “Assignment”).

NOW THEREFORE, for and in consideration of the mutual covenants contained in this Agreement, Novartis and Prometheus agree:

1. Assignment and Assumption. Novartis hereby agrees to assign to Prometheus, and Prometheus hereby agrees to accept and assume all of Novartis’ rights and obligations with respect to periods after the Effective Date under the Product Purchase Agreement relating to Proleukin. For the avoidance of doubt, Novartis’ rights and obligations under the Product Purchase Agreement that relate to products and services other than Proleukin (the “Excluded Liabilities”) shall not be assigned to and assumed by Prometheus under this Agreement, and such rights and obligations shall be retained by Novartis. From and after the Effective Date, Novartis shall have no further liabilities or obligations under the Product Purchase Agreement with respect to Proleukin. Notwithstanding anything herein to the contrary, (a) Prometheus shall have no liability for any Claim or obligation arising out of or in connection with: (i) the Product Purchase Agreement prior to the Effective Date, or (ii) the Excluded Liabilities, and in each case (i) and (ii), Novartis shall indemnify the Prometheus Indemnitees in connection with any such Claims or obligations in accordance with Section 7.1 of the Distribution Agreement;

and (b) Novartis shall have no liability for any Claim or obligation relating to Proleukin arising out of or in connection with the Product Purchase Agreement on or after the Effective Date, and Prometheus shall indemnify the Novartis Indemnitees in connection with any such Claims or obligations in accordance with Section 7.2 of the Distribution Agreement.

2. Further Actions. Each of the parties hereto covenants and agrees to do, execute, acknowledge and deliver, at the request of the other party hereto, all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the assignments and assumptions contemplated by this Agreement.

3. Counterparts This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

NOVARTIS PHARMACEUTICALS CORPORATION

By:
Name:
Title:

PROMETHEUS LABORATORIES INC.

By:
Name:
Title:

[To be used only if applicable]

Consent to Assignment and Assumption Agreement between Novartis Pharmaceuticals

Corporation and Prometheus Laboratories Inc. attached hereto

In consideration of the substantial benefits that will accrue to us as a result of the Assignment contemplated in this Agreement, we hereby consent to such Assignment by Novartis to Prometheus of all of Novartis’ rights and obligations under the Product Purchase Agreement as relating to Proleukin. We acknowledge that such rights and obligations will be performed by Prometheus as of the Effective Date and Novartis shall have no further liabilities or obligations under the Product Purchase Agreement relating to Proleukin from and after the Effective Date. All capitalized terms not defined herein shall be as defined in the Agreement.

[NAME OF PURCHASING ENTITY]

By:
Name:
Title:

EXHIBIT V

PRICING DATA FORMAT

“Best Price” (BP) Template

External Feed

Company ID-Alpha numeric name of your company

Trans Year-The Year being filed

Trans Period-Quarter being filed

Trans Rep. Period-Q = Quarter, 1 = First Quarter etc.

XDNDC-10 Digit NDC leaving off first 0 e.g. 00078 = 0078

WAC Price-Not used for this transaction type fill with zero

Price Paid per Package-Enter BP per package

Class Code-Not used for this transaction type fill with zero

Trans Type-Numeric value used to identify this transaction, 10720 = BP Achieved, 10710 = BP Possible

No. of Packages-Not used for this transaction type fill with zero

No. of units-Not used for this transaction type fill with zero

Total Dollars-Not used for this transaction type fill with zero

No. Of Lines-1 as component summaries will be used

[* * *]
[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Company ID	Trans Year	Trans Period	Trans Rep. Period	XDNDC	WAC	Paid Price per Package	Class Code	Trans Type	No. of Packages	No. of units	Total Dollars	No. Of Lines
COMPANY NAME	2009	4	Q	0078-0495-61	0	[* * *]	0	10720	0	0	$—	1

COMPANY NAME	2009	4	Q	0078-0495-61	0	[* * *]	0	10710	0	0	$—	1

Please complete this, and for each component take into account Your companies definitions in compliance with the Medicaid Legislation and CMS Medicaid Releases.

DO NOT FILL IN

FILL IN

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

AMP Template

Company ID	Novartis’ Definition’s
Wholesale Gross Sales	[* * *]

Smoothed Non-Retail Rebate Sales	[* * *]

Smoothed Non-Retail Chargeback Sales	[* * *]

Smoothed Credits	[* * *]

Non-Customary Prompt Pay Discount Dollars	[* * *]

Smoothed Stocking Allowance Dollars	[* * *]

Smoothed PA Credit	[* * *]

Other Adjustment Dollars	[* * *]

Smoothed FFS	[* * *]

Smoothed Retail Chargeback Dollars	[* * *]

Smoothed Retail Rebate Dollars	[* * *]

Smoothed Patient Transaction Dollars	[* * *]

Smoothed PAP Fee Dollars	[* * *]

External Feed

Company ID-Alpha numeric name of your company

Trans Year-The Year being filed

Trans Period-Month being filed 1 = January, 2 = February etc….

Trans Rep. Period. M=Month

XDNDC-10 Digit NDC leaving off first 0 e.g. 00078 = 0078

WAC Price-Not used for this transaction type fill with zero.

Price Paid per Unit-not used for this transaction, fill with zero

Class Code-Identifies this as AMP Retail/NonRetail as defined by your company in compliance with the Medicare Legislation., RTL=Retail NRT =Non-Retail

Trans Type-Numeric value used to identify this transaction. Only “Other Adjustment Dollars” component’s number needs to be entered.

No. of Packages-Number of packages of that product in the transaction, Generally only Gross Sales are a positive number, all else should be negative. Packages are needed for Sales Components and Smoothed Credits all else can be left blank.

No. of units-Numeric value of the total number of packages * package size. Generally only Gross Sales are a positive number, all else should be negative. Units are needed for Sales Components and Smoothed Credits all else can be left blank. Depending on the adjustment type, Other Adjustments component may have units entered.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Total Dollars-In general only Gross Sales will be a positive number and all other components will be negatives. However, in some cases it is possible for other components to be a positive number. As frequently happens with PA credits.

No. Of Lines-1 as component summaries will be used.

Component	Company ID	Trans Year	Trans Period	Trans Rep. Period	XDNDC	WAC	Paid Price per unit	Class Code	Trans Type	No. of Packages	No. of units	[***]	No. Of Lines
Wholesale Gross Sales	COMPANY NAME	2009	4	M	0078-0495-61	0	0	WHS	15100	[* * *]	[* * *]	[* * *]	1
Smoothed Non-Retail Rebate Sales	COMPANY NAME	2009	4	M	0078-0495-61	0	0	NRT	15600	[* * *]	[* * *]	[* * *]	1
Smoothed Non-Retail Chargeback Sales	COMPANY NAME	2009	4	M	0078-0495-61	0	0	NRT	15200	[* * *]	[* * *]	[* * *]	1
Smoothed Credits	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15860	[* * *]	[* * *]	[* * *]	1
Non-Customary Prompt Pay Discount Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15520	[* * *]	[* * *]	[* * *]	1
Smoothed Stocking Allowance Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	N/A	[* * *]	[* * *]	[* * *]	1
Smoothed PA Credit	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	N/A	[* * *]	[* * *]	[* * *]	1
Other Adjustment Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	**	[* * *]	[* * *]	[* * *]	1
Smoothed FFS	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15870	[* * *]	[* * *]	[* * *]	1
Smoothed Retail Chargeback Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15200	[* * *]	[* * *]	[* * *]	1
Smoothed Retail Rebate Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15600	[* * *]	[* * *]	[* * *]	1
Smoothed Patient Transaction Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15840	[* * *]	[* * *]	[* * *]	1
Smoothed PAP Fee Dollars	COMPANY NAME	2009	4	M	0078-0495-61	0	0	RTL	15850	[* * *]	[* * *]	[* * *]	1

Please complete this and for each component take into account your company’s definitions in compliance with the Medicaid Legislation and CMS Medicaid Releases.

DO NOT FILL IN

FILL IN

** See Definitions & Details tab

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

ASP Template

Company ID	Novartis’ Definition
ASP Gross Sales	[* * *]

Non-ASP Eligible Chargeback Sales	[* * *]

Non-ASP Eligible Avg Quarter SPAP Sales	[* * *]

Non-ASP Eligible Avg Quarter Rebate Sales	[* * *]

ASP Nominal Sales	[* * *]

ASP Nominal Chargeback Sales	[* * *]

ASP Eligible Chargebacks	[* * *]

ASP Eligible other Adjustments	[* * *]

ASP Eligible Avg Qtr Fee For Service Adjustments	[* * *]

ASP Eligible Avg Qtr Price Adjustments	[* * *]

ASP Eligible Avg Qtr Stocking Allowance	[* * *]

ASP Eligible Avg Qtr Rebates	[* * *]

ASP Eligible Avg Qtr SPAP Rebates	[* * *]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

External Feed

Company ID-Alpha numeric name of your company

Trans Year-The Year being filed

Trans Period-Quarter being filed

Trans Rep. Period-Q=Quarter, 1 = First Quarter etc.

XDNDC-10 Digit NDC leaving off first 0 e.g. 00078 = 0078

WAC Price-Not used for this transaction type fill with zero.

Price Paid per Unit-not used for this transaction, fill with zero EXCEPT NOMINAL fill this with number

Class Code-Identifies that this is ASP Eligible as defined by your company in compliance with the Medicare Legislation., ASP=Eligible NAS =Ineligible

Trans Type-Numeric value used to identify this transaction. No need to fill in.

No. of Packages-Number of packages of that product in the transaction. No need to fill in.

No. of units-Numeric value of the total number of packages * package size-Fill with zero not used in this price type

Total Dollars-In general only Gross Sales will be a positive number and all other components will be negatives. However, in some cases it is possible for other components to be a positive number.

No. Of Lines-1 as component summaries will be used.

Component	Company ID	Trans Year	Trans Period	Trans Rep. Period	XDNDC	WAC	Paid Price per unit	Class Code	Trans Type	No. of Packages	No. of units	Total Dollars	No. Of Lines
ASP Gross Sales	COMPANY NAME	2009	4	Q	0078-0495-61			ASP	30100	[* * *]	[* * *]	[* * *]	1
Non-ASP Eligible Chargeback Sales	COMPANY NAME	2009	4	Q	0078-0495-61			NAS	30200	[* * *]	[* * *]	[* * *]	1
Non-ASP Eligible Avg Quarter SPAP Sales	COMPANY NAME	2009	4	Q	0078-0495-61			NAS		[* * *]	[* * *]	[* * *]	1
Non-ASP Eligible Avg Quarter Rebate Sales	COMPANY NAME	2009	4	Q	0078-0495-61			NAS	30600	[* * *]	[* * *]	[* * *]	1
ASP Nominal Sales	COMPANY NAME	2009	4	Q	0078-0495-61			NAS	30100	[* * *]	[* * *]	[* * *]	1
ASP Nominal Chargeback Sales	COMPANY NAME	2009	4	Q	0078-0495-61			NAS	30200	[* * *]	[* * *]	[* * *]	1
ASP Eligible Chargebacks	COMPANY NAME	2009	4	Q	0078-0495-61			ASP	30200	[* * *]	[* * *]	[* * *]	1
ASP Eligible other Adjustments	COMPANY NAME	2009	4	Q	0078-0495-61			ASP	30420	[* * *]	[* * *]	[* * *]	1
ASP Eligible Avg Qtr Fee For Service Adjustments	COMPANY NAME	2009	4	Q	0078-0495-61			ASP		[* * *]	[* * *]	[* * *]	1
ASP Eligible Avg Qtr Price Adjustments	COMPANY NAME	2009	4	Q	0078-0495-61			ASP		[* * *]	[* * *]	[* * *]	1
ASP Eligible Avg Qtr Stocking Allowance	COMPANY NAME	2009	4	Q	0078-0495-61			ASP		[* * *]	[* * *]	[* * *]	1
ASP Eligible Avg Qtr Rebates	COMPANY NAME	2009	4	Q	0078-0495-61			ASP	30600	[* * *]	[* * *]	[* * *]	1
ASP Eligible Avg Qtr SPAP Rebates	COMPANY NAME	2009	4	Q	0078-0495-61			ASP		[* * *]	[* * *]	[* * *]	1

Please complete this and for each component take into account Your companies definitions in compliance with the Medicaid Legislation and CMS Medicaid Releases.

DO NOT FILL IN

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT W

THIRD PARTY PAP VENDOR LAYOUT FOR PATIENT TRANSACTION DATA

Government Pricing File Interface

Agreement

(VENDOR NAME)

Version: 1.1

Date: January 22, 2009

W-2

Novartis Government Pricing File Interface Agreement 12/10/2009

Background

As a part of the Novartis’ requirements for compliance with the Deficit Reduction Act II (DRA II), Novartis requires prescription data and pricing for coupon, voucher and Patient Assistance Programs. This document reviews the overall process and desired data formats to support this process.

Overview of Process

To provide additional background on the fulfillment process, this section provides high level steps of the activities in and around the fulfillment processes.

1.1.1. Campaign Setup Example of DENDRITE

1. Campaign definitions (Campaign, Fulfillment, and Segment names, descriptions, dates and relationships) are entered in TACT

2. Campaign specifications (which Individuals qualify for which Fulfillment or Solicitation) are provided to Harte Hanks from Novartis using the existing business process.

3. Harte Hanks creates an extract and sends to Vendor (Dendrite) the individuals who qualify for the campaign using the existing technical process. Harte Hanks and IRMA record the fulfilled records as a contact event.

1.1.2. Campaign Execution/Fulfillment

4. VENDOR executes the campaign to the individuals provided and creates an acknowledgement file with the individuals provided.

5. Consumers use the card, and Vendor collects card activity associated with the usage.

6. Harte Hanks and IRMA store the data as needed in their database as contact events.

1.1.3. Campaign Analysis

7. Novartis loads the data to IRMA and EDNA for reporting and analysis purposes.

1.1.4. Government Pricing Reporting

8. Novartis loads the data to the Imany Government Pricing system for use in calculations of Best Price Possible, Best Price Achieved and Average Manufacturers Price, per the Deficit Reduction Act regulations.

Novartis Government Pricing File Interface Agreement 12/10/2009

Summary of File Exchange

1.1.5. Card Usage From Vendor to Government Pricing (GP)

File Description	Transactional Data
File Frequency & Timing	Monday through Friday at **10pm** Week-end processing:- When the process runs on Monday, it will concatenate Saturday, and Sunday file data into the Monday file. Holiday schedule:- The next business day after the holiday(s); the skipped file will be concatenated into the current file for processing. For Example:- If Tuesday (09/25/2005) is a holiday, then the 09/25/2005 file will be concatenated to the 09/26/2005 file for processing.
File Naming Convention	(Vendor short Name)_NOV_GP_USG_YYYYMMDDHHMMSS.txt.pgp
File Format	See section 5 below
File Transport	Via FTP, secured by encryption using PGP
File Location	Vendor will place the file in a directory on the Vendor ftp server, for Novartis processes to "get."
Login/Password	Production login: ***** Test login: ****** Password will be supplied under separate cover.

1.1.6. Data Structure

Files will be ASCII text with a tilde ("~") delimiter., with carriage return (ASCII 13) and linefeed (ASCII 10) delimiting each record.

Alert and Error Notifications

When an alert on processing or other error that impacts processing, the following individuals will be notified:

Company	Name	Contact Address
VENDOR		
VENDOR		
Novartis	Tim Puskas	Tim.Puskas@novartis.com
Novartis	Sachin Nevasekar	Sachin.Nevasekar@novartis.com
Novartis	Kaustubh Churi	kaustubh.churi@novartis.com

Novartis Government Pricing File Interface Agreement 12/10/2009

File Layout - Card Usage File

Field	Start Position	End Position	Length	Data Type	Description
Transaction Type	n/a	n/a	1	A	C=Claim, R=Reversal Note: before reversals were negative numbers, now they are positive numbers. A Reversal will be applied to the first Claim that matches based on Pharmacy NABP , RX Number, and New/Refill Indicator.
Rx Number	n/a	n/a	**8**	N	
Date Filled	n/a	n/a	8	D	Rx date of service
Product Service Code	n/a	n/a	15	A	NDC Number
New/Refill Indicator	n/a	n/a	2	N	0 = New otherwise it's the refill number
Quantity Dispensed	n/a	n/a	8	M	max value 99999.99
Patient Paid Amount	n/a	n/a	7	$	Patient's Out-of-pocket expense after adjudication by primary insurance company. If there is no primary insurer, this is the pharmacy's full cash price.
Total Amount Authorized	n/a	n/a	7	$	Amount of the copay discount benefit to be applied towards Patient Paid Amount.
Fee	n/a	n/a	7	$	Pharmacy incentive fee paid for processing the copay or voucher.
ProviderReimb	n/a	n/a	7	$	Sum of Total Amount Authorized and Fee fields.
MemberPays	n/a	n/a	7	$	1. Copay: Patient out-of-pocket expense after Total Amount Authorized has been applied. 2. Voucher: Always Zero.
Coupon Amount	n/a	n/a	7	$	Same as Total Amount Authorized.
Status	n/a	n/a	1	N	How the claim came into OPUS Health (1=electronic, 2=mail-in pharmacy, 3=mail-in patient).
Group Number	n/a	n/a	9	A	Group number associated with this claim
Card Number	n/a	n/a	12	A	Vendor Card Number / Member number or coupon serial number assoicated with this claim
Time Stamp	n/a	n/a	14	T	Date and Time to the milli-second that the claim was processed. Map to Vendor Card number in the db
Pharmacy NABP	n/a	n/a	10	A	
Pharmacy Name	n/a	n/a	100	A

Novartis Government Pricing File Interface Agreement 12/10/2009

Pharmacy Address Line 1	n/a	n/a	100	A	
Pharmacy Address Line 2	n/a	n/a	35	A	
Pharmacy Address Line 3	n/a	n/a	35	A	
Pharmacy City	n/a	n/a	35	A	
Pharmacy State	n/a	n/a	2	A	
Pharmacy Zip	n/a	n/a	10	A	
Doctor DEA	n/a	n/a	9	A	May or may not be present
Doctor City	n/a	n/a	35	A	May or may not be present
Doctor State	n/a	n/a	2	A	May or may not be present
Doctor ZIP	n/a	n/a	10	A	May or may not be present
Novartis ID	n/a	n/a	9	A	
ME Number	n/a	n/a	10	A	
Doctor Last Name	n/a	n/a	40	A	
Doctor First Name	n/a	n/a	30	A	
Doctor Middle Name	n/a	n/a	30	A	
Doctor Title Code	n/a	n/a	5	A	
Doctor Address Line1	n/a	n/a	100	A	
Doctor Address Line2	n/a	n/a	80	A	
Doctor Address Line3	n/a	n/a	80	A	
License Number (SLN)	n/a	n/a	20	A	
SLN State	n/a	n/a	2	A	
Plan Type	n/a	n/a	1	A	
AWP	n/a	n/a	7	$	Voucher Programs: Amount supplied to OPUS by Medispan or First Databank.
Pharmacy DEA #	n/a	n/a	9	A	
Plan Effective Date	n/a	n/a	8	D	
Plan Expiration Date	n/a	n/a	8	D	
Plan Termination Date	n/a	n/a	8	D	

The daily transaction feed between VENDOR and Novartis Government Pricing should INCLUDE data from California residents.

The feed should include data for all programs administered by Vendor on behalf of Novartis.

The existing feeds between VENDOR and Novartis for IRMA and Harte-Hanks should not be impacted by this. The feed described in this document is an additional feed.

Novartis Government Pricing File Interface Agreement 12/10/2009

Novartis Government Pricing File Interface Agreement 12/10/2009

6.0 Approval

For Vendor For Novartis Pharmaceuticals Corporation

(signature) (signature)

(name printed) (name printed)

(title) (title)

(date)

EXHIBIT X

OUTSTANDING PHASE IV CLINICAL TRIAL COMMITMENT

Commitment #3 from the May 5, 1992 approval letter from FDA being satisfied through clinical trial study CPRL002A2201

To obtain additional clinical data to determine the effects of antibodies and elevated creatinine on the pharmacokinetics of Aldesleukin

X-1

EXHIBIT Y

INVESTIGATOR-INITIATED TRIALS OUTSIDE OF THE TERRITORY

See below.

Y-1

PROLEUKIN EX-US IIRP PROGRAM

Active studies with open enrollment:

NCC Study Code	Protocol Title	Remain to pay as of Aug 09	2009 Budget	2010 Budget	Budget after 2010	Drug Support Vials remaining	Trial Status	Enrolment Target	Current Enrolment	FPFV	Est. LPFV, LPLV
[* * *]	Immunotherapy of maintenance in patients with metastatic melanoma in clinical benefit after chemo-immunotherapy	NA	Local CPO	Local CPO	N/A	NA	Active	[* * *]	[* * *]	6/5/09	LPLV – 02/15/2012

[* * *]

Adoptive therapy with Tumor-Infiltrating Lymphocytes following non-myeloablative conditioning and followed by high dose bolus IL-2 infusion: a randomized phase II study.

Prof. John Haanen, Netherlands Cancer Institute, Amsterdam

		NA	Local CPO	Local CPO	complete	complete	Active	[* * *]	[* * *]	NA	NA

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Y-2

EXHIBIT Z

CANADA TRANSFER CRITERIA

Prometheus may extend the Territory to include Canada pursuant to Section 2.6(a) only after it has demonstrated to Novartis that it has fulfilled the following Canada Transfer Criteria.

Prometheus shall demonstrate to Novartis as of the Canada Effective Date that it has either:

(a)	established an Affiliate in Canada, or

(b)	entered into written agreements with an established pharmaceutical distributor, which is a legal entity in Canada, responsible for the sale and distribution of the Product in Canada, fully accountable for the product in Canada;

either entity identified in (a) or (b) above being capable to fulfill the following minimum requirements in accordance with Applicable Law:

-	import and receive goods for sale in Canada

-	warehouse the Product

-	maintain and operate a supply chain within Canada which distributes the Product without interruption

-	maintain and operate a regulatory set-up

-	take over the applicable Regulatory Approvals in Canada or related to the Product in Canada on a timely basis and assume the same or similar obligations that Prometheus is required to perform for such Regulatory Approvals in Canada as Prometheus is required to perform or assume in relation to the Regulatory Approvals in US.

-	perform the product release to market

-	perform pharmacovigilance and provide Novartis or Prometheus, as the case may be, with the pharmacovigilance data and in accordance with the Pharmacovigilance Agreement between the parties

-	have the resources and expertise in place to take over from Novartis the Product under the terms, conditions and timelines contained in this Agreement.

Prometheus and Novartis will jointly carry out an analysis to determine whether any anti-trust approvals or notifications from the relevant merger control authorities in Canada are required in connection with the transaction contemplated by this Agreement, and will seek approvals or make notifications as required and applicable.

Z-1

EXHIBIT AA

Regulatory Approvals Transfer Letter

(FDA DIRECTOR’S NAME TBD), MD

Director

Center for Drug Evaluation and Research

Division of Therapeutic Biological Oncology Products

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

Attn: Document Control Room

Re: BLA 103293; Proleukin® (ALDESLEUKIN) For Injection

General Correspondence: Transfer of Ownership – Effective Date To Be Determined

Dear Dr. (FDA DIRECTOR TBD):

Reference is made to the aforementioned Biologics License Application for Proleukin® (ALDESLEUKIN) for Injection.

In accordance with 21 CFR 314.72(a)(1), the purpose of this correspondence is to notify the Division that ownership rights to this BLA will transfer from Prometheus Laboratories Inc. (Prometheus) to Novartis Vaccines and Diagnostics, Inc.

Full copies of the BLA and all amendments and supplements thereto, along with all correspondence, will be provided to Novartis.

After the transfer date, Novartis shall be solely responsible for any and all regulatory filing matters related to this application.

Further questions, comments, or correspondence may be directed to the new owner’s responsible official listed below:

Novartis Contact

Novartis Vaccines and Diagnostics, Inc.,

350 Massachusetts Avenue,

Cambridge, MA 02139

Sincerely,

Regulatory Affairs,

Prometheus Laboratories Inc.

AA-1